Exhibit 10.1

THIRD AMENDMENT AND RESTATEMENT AGREEMENT

This THIRD AMENDMENT AND RESTATEMENT AGREEMENT, dated as of June 30, 2026 (this “Amendment Agreement”), is entered into by and among FTI Consulting, Inc., a Maryland corporation (the “Borrower”), the Subsidiaries of the Borrower party hereto, as Guarantors, the Lenders and L/C Issuers party hereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the Guarantors party thereto, the lenders party thereto, the letter of credit issuers party thereto (the “Existing L/C Issuers”) and the Administrative Agent entered into that certain Second Amended and Restated Credit Agreement, dated as of November 21, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof and including all exhibits and schedules thereto, the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested to amend and restate the Existing Credit Agreement in the form of the Third Amended and Restated Credit Agreement attached as Annex B hereto (including the exhibits and schedules thereto, the “Amended and Restated Credit Agreement”; all capitalized terms used but not otherwise defined herein shall have the meanings attributed thereto in the Amended and Restated Credit Agreement) in order to (i) replace in full the aggregate principal amount of all (A) existing Revolving Commitments outstanding immediately prior to the Amendment Effective Date (as defined below) (the “Existing Revolving Commitments”) with extended and/or new Revolving Commitments in an aggregate principal amount equal to $1,500,000,000 (the “A&R Revolving Commitments”), and (B) existing L/C Commitments outstanding immediately prior to the Amendment Effective Date (the “Existing L/C Commitments” and, together with the Existing Revolving Commitments, the “Existing RCF Commitments”) with extended L/C Commitments in an aggregate amount equal to $50,000,000 (together with the A&R Revolving Commitments, collectively, the “A&R Revolving Commitments”) and (ii) effect certain other amendments to the Existing Credit Agreement as set forth in the Amended and Restated Credit Agreement;

WHEREAS, the Borrower has engaged BofA Securities, Inc. (in its capacity as lead left arranger, the “Lead Left Arranger”), JPMorgan Chase Bank, N.A. (“JPMCB”), HSBC Securities (USA) Inc. (“HSBC”), PNC Capital Markets LLC (“PNC”) and TD Bank N.A. (“TD”) and/or their respective designated affiliates to act as joint lead arrangers and joint book managers (JPMCB, HSBC, PNC and TD, together with the Lead Left Arranger, in such capacities, the “Joint Lead Arrangers”) in respect of the A&R Revolving Commitments and this Amendment Agreement;

WHEREAS, the Lenders and L/C Issuers party hereto and the Administrative Agent are willing to amend the Existing Credit Agreement in the form of the Amended and Restated Credit Agreement upon the terms and conditions set forth herein; and

WHEREAS, in accordance with Section 11.01 of the Existing Credit Agreement, the Administrative Agent, the Lenders and L/C Issuers party hereto, the Borrower and the other parties hereto have each agreed, subject to the terms and conditions stated below, to the amendments and other transactions described herein.

NOW, THEREFORE, in consideration of the foregoing and in order to induce the parties hereto to enter into the transactions described herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:

SECTION 1. Commitments and Loans.

(a) Subject to the terms and conditions set forth herein, each Revolving Lender (as defined in the Exiting Credit Agreement) party to the Existing Credit Agreement immediately prior to giving effect to this Amendment Agreement (each, an “Existing Revolving Lender”) that executes and delivers a signature page in the form of Annex A hereto (a “Revolving Lender Signature Page”) to the Administrative Agent hereby severally agrees (i) to the terms of this Amendment Agreement and the terms of the Amended and Restated Credit Agreement and the other Loan Documents and (ii)(A) to extend all or a portion of its Existing RCF Commitment (such extended Existing RCF Commitments, the “Rolling RCF Commitments”; any such amount of Existing RCF Commitments not extended as Rolling RCF Commitments, the “Non-Allocated Existing RCF Commitments”; and all such extending Existing Revolving Lenders, the “Extending Revolving Lenders”) by providing an A&R Revolving Commitment to the Borrower in the amount set forth opposite such Extending Revolving Lender’s name on Schedule 2.01 to the Amended and Restated Credit Agreement or (B) increase its Existing RCF Commitment by providing (x) a Rolling RCF Commitment in an amount equal to its Existing RCF Commitment plus (y) a new A&R Revolving Commitment (such new A&R Revolving Commitment, the “Increased Revolving Commitment” and, together with the Rolling RCF Commitment in clause (x), the “Increased RCF Commitments”; and all such increasing Existing Revolving Lenders under this clause (B), the “Increasing Revolving Lenders” and, together with the Extending Revolving Lenders, the “Consenting Revolving Lenders”; and the Existing Revolving Lenders that are not Consenting Revolving Lenders, collectively, the “Non-Consenting Revolving Lenders”), in the aggregate amount under this clause (B) set forth opposite such Increasing Revolving Lender’s name on Schedule 2.01 to the Amended and Restated Credit Agreement.

(b) Subject to the terms and conditions set forth herein, each Person (other than a Consenting Revolving Lender in its capacity as such) that commits to providing an A&R Revolving Commitment (each such Person, a “New Revolving Lender”) by executing and delivering a Revolving Lender Signature Page hereby severally agrees (i) to the terms of this Amendment Agreement and to the terms of the Amended and Restated Credit Agreement and the other Loan Documents, and (ii) to provide a new A&R Revolving Commitment (a “New Revolving Commitment”) to the Borrower in the amount set forth opposite such New Revolving Lender’s name on Schedule 2.01 to the Amended and Restated Credit Agreement.

(c) On the Amendment Effective Date, (i) the Existing RCF Commitment of each Non-Consenting Revolving Lender shall be automatically terminated in full and (ii) the Non-Allocated Existing RCF Commitment of each Extending Revolving Lender shall be automatically terminated in full.

(d) On the Amendment Effective Date, the Company shall pay (i) to the Ad-ministrative Agent, (A) all accrued commitment fees (pursuant to Section 2.09(a) of the Existing Credit Agreement) in respect of all Existing Commitments through the Amendment Effective

Date, payable on a pro rata basis for the account of each Existing Lender, (B) all accrued Letter of Credit Fees (under and as defined in the Existing Credit Agreement) through the Amendment Effective Date, payable on a pro rata basis for the account of each Existing L/C Issuer and (C) all other outstanding amounts payable to the Existing Lenders pursuant to the Existing Credit Agreement as of the Amendment Effective Date, payable for the account of each applicable Existing Lender and (ii) upfront fees for the account of each applicable Lender equal to (A) 0.16% of the aggregate principal amount of the Rolling RCF Commitments on the Amendment Effective Date held by each Extending Revolving Lender, payable on a pro rata basis for the account of each such Extending Revolving Lender to the extent such Rolling RCF Commitments are allocated to such Extending Revolving Lender under the Amended and Restated Credit Agreement as of the Amendment Effective Date, (B) 0.20% of the aggregate principal amount of the Increased Revolving Commitments on the Amendment Effective Date held by each Increasing Revolving Lender, payable on a pro rata basis for the account of each such Increasing Revolving Lender to the extent such Increased Revolving Commitments are allocated to such Increasing Revolving Lender under the Amended and Restated Credit Agreement as of the Amendment Effective Date and (C) 0.20% of the aggregate principal amount of the New Revolving Commitments on the Amendment Effective Date held by each New Revolving Lender (if any), payable on a pro rata basis for the account of each such New Revolving Lender to the extent such New Revolving Commitments are allocated to such New Revolving Lender under the Amended and Restated Credit Agreement as of the Amendment Effective Date.

(e) For the avoidance of doubt, on and after the Amendment Effective Date, (i) the A&R Revolving Commitments shall constitute a single Class of Revolving Commitments under the Amended and Restated Credit Agreement and (ii) the Consenting Revolving Lenders and the New Revolving Lenders shall constitute a single Class of Revolving Lenders under the Amended and Restated Credit Agreement.

SECTION 2. Amendments and Restatements.

The Administrative Agent, each Lender party hereto, the Borrower and the other parties hereto hereby agree that the Existing Credit Agreement shall, upon and subject to the occurrence of the Amendment Effective Date, be amended and restated in full as set forth in the form of the Amended and Restated Credit Agreement attached as Annex B hereto and be replaced and superseded in all respects by the terms and provisions of the Amended and Restated Credit Agreement.

SECTION 3. Conditions of Effectiveness. This Amendment Agreement and the Amended and Restated Credit Agreement shall become effective (such date of effectiveness, the “Amendment Effective Date”) immediately upon the satisfaction of the following conditions:

(a) Receipt by the Administrative Agent of executed counterparts of this Amendment Agreement, each properly executed by (i) the Administrative Agent, (ii) each L/C Issuer, (iii) a Responsible Officer of each Loan Party, (iv) each Consenting Revolving Lender, (v) each New Revolving Lender (if any) and (vi) each Term Lender (as defined in the Existing Credit Agreement).

(b) [Reserved].

(c) Satisfaction of each of the conditions precedent to effectiveness set forth in clauses (b) through (n) of Section 5.01 of the Amended and Restated Credit Agreement.

(d) The Borrower shall pay by wire transfer of immediately available funds not later than 2:00 p.m. (Eastern time) (or such later time as the Administrative Agent may agree in its sole discretion) to (i) the Administrative Agent, for the account of each Existing Revolving Lender, Consenting Revolving Lender and New Revolving Lender (if any), as applicable, all fees and expenses required to be paid to such Person in connection with this Amendment Agreement on or before the Amendment Effective Date as provided in Section 1(d) above in accordance with that certain Engagement Letter, dated as of June 9, 2026 (the “Engagement Letter”), by and among the Borrower, the Lead Left Arranger and the Administrative Agent and (ii) each Joint Lead Arranger, for its own account, all fees and expenses required to be paid to such Person in connection with this Amendment Agreement on or before the Amendment Effective Date as provided in the En-gagement Letter.

(e) The representations and warranties of the Borrower and each other Loan Party contained in Section (4) below or which are contained in any document furnished at any time under or in connection herewith, shall (i) with respect to representations and warranties that contain a materiality qualification or are qualified by Material Adverse Effect, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification and are not qualified by Material Adverse Effect, be true and correct in all material respects, in each case, on and as of the Amendment Effective Date.

Upon such effectiveness, (i) this Amendment Agreement shall be a binding agreement between the parties hereto and their permitted assigns under the Amended and Restated Credit Agreement and (ii) each party hereto agrees that its commitments and consents to this Amendment Agreement, once delivered, are irrevocable and may not be withdrawn. The Administrative Agent shall promptly notify the Borrower and the Lenders of the Amendment Effective Date in writing, and such notice shall be conclusive and binding; provided that, failure to give such notice shall not affect the effectiveness, validity or enforceability of this Amendment Agreement.

SECTION 4. Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof, (a) the execution, delivery and performance by each Loan Party of this Amendment Agreement has been duly authorized by all necessary corporate or other organizational action and do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of (A) any Contractual Obligation to which such Person is a party or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its Property is subject, (iii) result in the creation of any Lien under any Contractual Obligation (other than under a Loan Document) to which such Person is a party or (iv) violate any Law (including Regulation U or Regulation X), except in each case referred to in clauses (ii), (iii) and (iv) of this Section 4(a), to the extent such conflict, breach, contravention, creation, payment or violation could not reasonably be expected to have a Material Adverse Effect and (b) this Amendment Agreement has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

SECTION 5. Certain Consequences of Effectiveness.

(a) Except as expressly set forth herein and in the Amended and Restated Credit Agreement, this Amendment Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent or any other party under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(b) Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Amended and Restated Credit Agreement or any other Loan Document in similar or different circumstances.

(c) On and after the Amendment Effective Date, each reference in the Existing Credit Agreement or Amended and Restated Credit Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Amended and Restated Credit Agreement, and each reference to the Existing Credit Agreement in any other Loan Document shall be deemed to be a reference to the Amended and Restated Credit Agreement. This Amendment Agreement shall constitute a Loan Document for all purposes of the Existing Credit Agreement and the Amended and Restated Credit Agreement.

SECTION 6. Release of Guarantors. Subject to, and effective as of, the Amendment Effective Date and without any further action by the Administrative Agent or any Lender, (a) the Guaranty of each of the Guarantors (as defined in the Existing Credit Agreement) listed on Schedule A hereto (the “Released Guarantors”) shall automatically and permanently terminate and (b) all rights and Obligations of the Released Guarantors under the Credit Agreement and the other Loan Documents shall be released and discharged.

SECTION 7. Execution in Counterparts; Integration. This Amendment Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment Agreement by facsimile or other electronic format (including .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment Agreement. This Amendment Agreement comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Amendment Agreement and those of any other Loan Document, the provisions of this Amendment Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Amendment Agreement.

SECTION 8. Governing Law. THIS AMENDMENT AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT

OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Notwithstanding anything to the contrary contained herein, the provisions of Section 11.18(b), Section 11.18(c), Section 11.18(d) and Section 11.19 of the Existing Credit Agreement are incorporated by reference herein, mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

BORROWER:

FTI CONSULTING, INC.,
a Maryland corporation

By: /s/ Angela E. Nam
Name: Angela E. Nam
Title: Chief Financial Officer

[Signature Page – FTI Amendment and Restatement Agreement]

GUARANTORS:

COMPASS LEXECON LLC,
a Maryland limited liability company

FTI CONSULTING TECHNOLOGY LLC,
a Maryland limited liability company

FTI CONSULTING HOLDINGS, INC.,
a Delaware corporation

By: /s/ Linda Birta-Mammet
Name: Linda Birta-Mammet
Title: Treasurer

[Signature Page – FTI Amendment and Restatement Agreement]

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ DeWayne D. Rosse
Name: DeWayne D. Rosse
Title: Vice President

[Signature Page – FTI Amendment and Restatement Agreement]

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Colleen Landau
Name: Colleen Landau
Title: Senior Vice President

* The above Revolving Lender is signing this Amendment Agreement as an Increasing Revolving Lender and an L/C Issuer and a Term Lender

[Signature Page – FTI Amendment and Restatement Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION
as a Lender

By: /s/ Chris Burns
Name: Chris Burns
Title: Director

* The above Revolving Lender is signing this Amendment Agreement as an Increasing Revolving Lender and an L/C Issuer and a Term Lender

[Signature Page – FTI Amendment and Restatement Agreement]

JPMORGAN CHASE BANK, N.A.
as a Lender and as an L/C Issuer

By: /s/ Christopher A. Salek
Name: Christopher A. Salek
Title: Executive Director

[Signature Page – FTI Amendment and Restatement Agreement]

PNC Bank, N.A.,
as a Lender

By: /s/ Nancy Rosal Bonnell
Name: Nancy Rosal Bonnell
Title: Managing Director

* The above Revolving Lender is signing this Amendment Agreement as an Increasing Revolving Lender and an L/C Issuer and a Term Lender

[Signature Page – FTI Amendment and Restatement Agreement]

TD Bank, N.A.
as a Lender

By: /s/ Samuel Bayne
Name: Samuel Bayne
Title: Managing Director

* The above Revolving Lender is signing this Amendment Agreement as an Increasing Revolving Lender and an L/C Issuer and a Term Lender.

[Signature Page – FTI Amendment and Restatement Agreement]

Bank of China, New York Branch,
as a Lender

By: /s/ Raymond Qiao
Name: Raymond Qiao
Title: Executive Vice President

* The above Revolving Lender is signing this Amendment Agreement as a New Revolving Lender

[Signature Page – FTI Amendment and Restatement Agreement]

National Westminster Bank Plc,
as a Lender

By: /s/ Marnie Warren
Name: Marnie Warren
Title: Vice President, Portfolio Management

* The above Revolving Lender is signing this Amendment Agreement as a New Revolving Lender

[Signature Page – FTI Amendment and Restatement Agreement]

MORGAN STANLEY BANK, N.A.,
as a New Revolving Lender

By: /s/ Nishant Gidvani
Name: Nishant Gidvani
Title: Authorized Signatory

[Signature Page – FTI Amendment and Restatement Agreement]

SANTANDER BANK, N.A.,
as a Lender

By: /s/ Syed Raza
Name: Syed Raza
Title: Vice President

* The above Revolving Lender is signing this Amendment Agreement as an Increasing Revolving Lender

[Signature Page – FTI Amendment and Restatement Agreement]

STATE BANK OF INDIA, NEW YORK BRANCH,
as a Lender

By: /s/ Devendra Panwar
Name: DEVENDRA PANWAR
Title: Vice President and Head (Credit Management Cell)

* The above Revolving Lender is signing this Amendment Agreement as a New Revolving Lender.

[Signature Page – FTI Amendment and Restatement Agreement]

The Bank of Nova Scotia,
as a Lender

By: /s/ Juna Paluka
Name: Juna Paluka
Title: Director

* The above Revolving Lender is signing this Amendment Agreement as an Increasing Revolving Lender and a Term Lender

[Signature Page – FTI Amendment and Restatement Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Dane Boeglin
Name: Dane Boeglin
Title: Vice President

* The above Revolving Lender is signing this Amendment Agreement as a New Revolving Lender

[Signature Page – FTI Amendment and Restatement Agreement]

United Bank,
as a Lender

By: /s/ Edward J. Goedecke
Name: Edward J. Goedecke
Title: Senior Vice President

* The above Revolving Lender is signing this Amendment Agreement as a New Revolving Lender

[Signature Page – FTI Amendment and Restatement Agreement]

TRUIST BANK,
as a Lender

By: /s/ William P. Rutkowski
Name: William P. Rutkowski
Title: Director

* The above Revolving Lender is signing this Amendment Agreement as a Term Lender.

[Signature Page – FTI Amendment and Restatement Agreement]

Schedule A

Released Guarantors

1. FTI, LLC, a Maryland limited liability company
2. FTI International LLC, a Maryland limited liability company
3. FTI Consulting LLC, a Maryland limited liability company
4. FTI Hosting LLC, a Maryland limited liability company
5. FTI Consulting Technology Software Corp, a Washington corporation
6. FD MWA Holdings Inc., a Delaware corporation
7. FTI Consulting (SC) Inc., a New York corporation
8. Sports Analytics LLC, a Maryland limited liability company
9. FTI Consulting (Government Affairs) LLC, a New York limited liability company
10. FTI Consulting Realty LLC, a New York limited liability company
11. FTI Consulting Realty, Inc., a California corporation
12. FTI Consulting Acuity LLC, a Maryland limited liability company
13. FTI Consulting Trade Advisory, LLC, a Texas limited liability company
14. Greenleaf Power Management LLC, a Maryland limited liability company
15. FTI Investigations, LLC, a Maryland limited liability company
16. FTI Consulting Global LLC, a Delaware limited liability company
17. FTI Consulting Group Holdings, Inc., a District of Columbia corporation

[Signature Page – FTI Amendment and Restatement Agreement]

Annex A

Form of Lender Signature Page

[Attached]

[Signature Page – FTI Amendment and Restatement Agreement]

[LENDER NAME],
as a Lender

By:
Name:
Title:

By:
Name:
Title:

* The above Revolving Lender is signing this Amendment Agreement as an [[SELECT ONE][Existing Revolving Lender][Increasing Revolving Lender][New Revolving Lender]] [and an L/C Issuer] [and a Term Lender]

[Signature Page – FTI Amendment and Restatement Agreement]

Annex B

Amended and Restated Credit Agreement

[Attached]

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of June 30, 2026

among

FTI CONSULTING, INC.,

as the Borrower,

and

CERTAIN SUBSIDIARIES OF THE COMPANY,

as Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent,

Swing Line Lender and an L/C Issuer,

JPMorgan CHASE BANK, N.A.,
HSBC Bank USa, n.a.,
PNC Bank, national association

and

TD Bank n.a.,

as Co-Syndication Agent and L/C Issuer,

and

THE OTHER LENDERS PARTY HERETO

Bofa SECURITIES, INC.,

JPMORGAN CHASE BANK, N.A.,

HSBC Securities (USA) Inc.,
PNC CAPITAL MARKETS LLC

and

TD Bank n.a.,

as Joint Lead Arrangers and Joint Book Managers

TABLE OF CONTENTS

Page

Article I DEFINITIONS AND ACCOUNTING TERMS	1
1.01 Defined Terms	1
1.02 Other Interpretive Provisions	43
1.03 Accounting Terms.	44
1.04 Rounding	45
1.05 References to Agreements and Laws	45
1.06 Times of Day	46
1.07 Letter of Credit Amounts	46
1.08 Exchange Rates; Currency Equivalents.	46
1.09 Additional Alternative Currencies.	46
1.10 Change of Currency.	47
1.11 Interest Rates	47
Article II THE COMMITMENTS AND CREDIT EXTENSIONS	48
2.01 Loans	48
2.02 Borrowings, Conversions and Continuations of Loans.	48
2.03 Letters of Credit.	50
2.04 Swing Line Loans.	60
2.05 Prepayments.	63
2.06 Termination or Reduction of Aggregate Commitments.	65
2.07 Repayment of Loans.	66
2.08 Interest.	66
2.09 Fees	67
2.10 Computation of Interest and Fees.	68
2.11 Evidence of Debt.	68
2.12 Payments Generally; Administrative Agent’s Clawback.	68
2.13 Sharing of Payments	71
2.14 Cash Collateral.	72
2.15 Defaulting Lenders.	73
2.16 [Reserved].	75
2.17 Incremental Credit Extensions	75
2.18 Extensions of Maturity Date	78
2.19 Refinancing Amendments.	80

Article III TAXES, YIELD PROTECTION AND ILLEGALITY	82
3.01 Taxes.	82
3.02 Illegality	86
3.03 Inability to Determine Rates.	87
3.04 Increased Cost and Reduced Return; Capital Adequacy.	90
3.05 Funding Losses	92
3.06 Matters Applicable to all Requests for Compensation.	93
3.07 Survival	93
Article IV GUARANTY	93
4.01 The Guaranty	93
4.02 Obligations Unconditional	93
4.03 Reinstatement	94
4.04 Certain Additional Waivers	94
4.05 Remedies	95
4.06 Rights of Contribution	95
4.07 Guarantee of Payment; Continuing Guarantee	95
4.08 Keepwell	95
4.09 Guarantee Release.	95
Article V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS	96
5.01 Conditions of Effectiveness	96
5.02 Conditions to all Credit Extensions	97
Article VI REPRESENTATIONS AND WARRANTIES	99
6.01 Existence, Qualification and Power	99
6.02 Authorization; No Contravention	99
6.03 Governmental Authorization; Other Consents	100
6.04 Binding Effect	100
6.05 Financial Statements; No Material Adverse Effect.	100
6.06 Litigation	101
6.07 [Reserved].	101
6.08 Ownership of Property; Liens	101
6.09 Environmental Compliance	101
6.10 Insurance	102
6.11 Taxes	102
6.12 Employee Benefit Plans.	102

6.13 Subsidiaries	103
6.14 Margin Regulations; Investment Company Act.	103
6.15 Disclosure	103
6.16 Compliance with Laws	103
6.17 Sanctions	103
6.18 Anti-Corruption Laws	104
6.19 Intellectual Property; Licenses, Etc	104
6.20 Solvency	104
Article VII AFFIRMATIVE COVENANTS	104
7.01 Financial Statements	104
7.02 Certificates; Other Information	105
7.03 Notices	106
7.04 Payment of Material Taxes	107
7.05 Preservation of Existence, Etc.	107
7.06 Maintenance of Properties	107
7.07 Maintenance of Insurance	107
7.08 Compliance with Laws; Anti-Corruption Laws.	108
7.09 Books and Records.	108
7.10 Inspection Rights	108
7.11 Use of Proceeds	108
7.12 Additional Subsidiaries	109
7.13 Employee Benefits	109
7.14 [Reserved].	109
7.15 Designation as Senior Debt	109
7.16 [Reserved]	109
7.17 Designation of Subsidiaries	109
Article VIII NEGATIVE COVENANTS	110
8.01 Liens	110
8.02 [Reserved]	113
8.03 Indebtedness	113
8.04 Fundamental Changes	116
8.05 Dispositions.	117
8.06 Restricted Payments.	119
8.07 Change in Nature of Business	120

8.08 [Reserved]	120
8.09 [Reserved]	120
8.10 Use of Proceeds.	120
8.11 Financial Covenant	121
8.12 [Reserved].	121
8.13 Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity; Accounting and Financial Reporting	121
Article IX EVENTS OF DEFAULT AND REMEDIES	121
9.01 Events of Default	121
9.02 Remedies Upon Event of Default	123
9.03 Application of Funds	124
Article X ADMINISTRATIVE AGENT	125
10.01 Appointment and Authorization of Administrative Agent.	125
10.02 Delegation of Duties	125
10.03 Liability of Administrative Agent	126
10.04 Reliance by Administrative Agent.	126
10.05 Notice of Default	127
10.06 Credit Decision; Disclosure of Information by Administrative Agent	127
10.07 Indemnification of Administrative Agent	128
10.08 Administrative Agent in its Individual Capacity	128
10.09 Successor Administrative Agent	128
10.10 Administrative Agent May File Proofs of Claim	129
10.11 Guaranty Matters.	130
10.12 Other Agents; Arrangers and Managers	130
10.13 Rights as a Lender	130
10.14 Certain ERISA Matters.	130
10.15 Recovery of Erroneous Payments	131
Article XI MISCELLANEOUS	132
11.01 Amendments, Etc	132
11.02 Notices and Other Communications; Facsimile Copies.	134
11.03 No Waiver; Cumulative Remedies	137
11.04 Attorney Costs, Expenses and Taxes.	137
11.05 Indemnification by the Loan Parties	138
11.06 Payments Set Aside	139
11.07 Successors and Assigns.	139

v

11.08 Confidentiality	144
11.09 Set-off	145
11.10 Interest Rate Limitation.	145
11.11 Counterparts; Effectiveness	145
11.12 Integration	146
11.13 Survival of Representations and Warranties	146
11.14 Severability	146
11.15 Booking of Loans; Mitigation Obligations.	146
11.16 Replacement of Lenders	147
11.17 Release of Guarantees	147
11.18 Governing Law.	147
11.19 Waiver of Right to Trial by Jury	148
11.20 USA Patriot Act Notice	149
11.21 Electronic Execution of Assignments and Certain Other Documents	149
11.22 No Advisory or Fiduciary Relationship	149
11.23 Judgment Currency	150
11.24 Appointment of the Borrower	150
11.25 [Reserved].	150
11.26 Acknowledgment and Consent to Bail-In of Affected Financial Institutions	150
11.27 Acknowledgement Regarding Any Supported QFCs	151

SCHEDULES

1.01C Existing Letters of Credit

1.01D Unrestricted Subsidiaries

2.01 Commitments and Pro Rata Shares

6.13 Subsidiaries

8.01 Liens Existing on the Restatement Effective Date

8.03(b) Indebtedness Existing on the Restatement Effective Date

8.03(f) Guarantees of Stock-Based Acquisition Consideration Existing on the Restatement Effective Date

11.02 Certain Addresses for Notices

EXHIBITS

A Form of Loan Notice

B Form of Swing Line Loan Notice

C-1 Form of Revolving Note

C-2 Form of Swing Line Note

D Form of Compliance Certificate

E Form of Assignment and Assumption

F Form of Joinder Agreement

G [Reserved]

H [Reserved]

I-1 - I-4 Forms of U.S. Tax Compliance Certificates

J Form of Letter of Credit Report

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 30, 2026 (this “Agreement”), among FTI CONSULTING, INC., a Maryland corporation (the “Borrower”), the Guarantors (defined herein), the Lenders (defined herein) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

WHEREAS, the Borrower, the Guarantors party thereto, the lenders party thereto and the Administrative Agent were, immediately prior to the Restatement Effective Date, party to that certain Second Amended and Restated Credit Agreement, dated as of November 21, 2022 (as amended, restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement”) pursuant to which the lenders party thereto provided a (i) revolving credit facility to the Borrower in an initial aggregate principal amount of $900,000,000 and (ii) a term loan facility to the Borrower in an initial aggregate principal amount of $300,000,000;

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent have entered into the Amendment and Restatement Agreement (as defined below) in order to (i) amend and restate the Existing Credit Agreement in its entirety as set forth herein, (ii) extend the applicable maturity date in respect of the revolving credit facility under the Existing Credit Agreement, (iii) re-evidence the “Obligations” under, and as defined in, the Existing Credit Agreement, which shall, on and after the Restatement Effective Date, be governed by the terms of this Agreement, and (iv) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrower;

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the “Obligations” under and as defined in the Existing Credit Agreement;

WHEREAS, it is the intent of the Loan Parties to confirm that all Obligations shall continue in full force and effect and that, from and after the Restatement Effective Date, all references to the “Credit Agreement” contained in the Loan Documents shall be deemed to refer to this Agreement; and

WHEREAS, the Lenders have indicated their willingness to continue to extend credit and the L/C Issuers have indicated their willingness to continue to issue Letters of Credit, in each case, subject to the terms and conditions set form herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” by any Person, means the acquisition by such Person, directly or indirectly, in a single transaction or in a series of related transactions, of all or any substantial portion of the Property of another Person, a division or line of business of another Person or all or a majority of the Voting Stock of another Person, in each case, whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption or incurrence of Indebtedness, securities or otherwise.

“Additional Guarantor Provisions” means the provisions of Section 7.12.

“Additional Lender” means, at any time, any bank or other financial institution that agrees to (i) provide any portion of any Incremental Commitment pursuant to an Incremental Amendment in accordance with Section 2.17 and/or (ii) provide any portion of any Refinancing Revolving Commitment or Refinancing Term Loan Commitment pursuant to a Refinancing Amendment in accordance with Section 2.19, in each case, as applicable; provided that, in each case, each Additional Lender shall be subject to the approval of the Administrative Agent and the Borrower, and in the case of each Additional Lender with Additional Revolving Commitments, each L/C Issuer and the Swing Line Lender (such approval in each case not to be unreasonably withheld or delayed).

“Additional Revolving Commitment” has the meaning specified in Section 2.17(a).

“Additional Revolving Loans” has the meaning specified in Section 2.17(a).

“Administrative Agent” means Bank of America (or Bank of America, acting through such of its Affiliates or branches as it deems appropriate), in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. For the avoidance of doubt, a Person shall not be deemed to be an Affiliate of another Person solely as a result of one Person sharing a common director with another Person or the director of one Person serving as a partner of another Person.

“Affiliate Subordination Agreement” shall mean that certain Affiliate Subordination Agreement, dated as of July 24, 2015 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof), pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Agent-Related Persons” means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent and a Joint Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The aggregate principal amount of the Aggregate Revolving Commitments in effect on the Restatement Effective Date is $1,500,000,000.

“Agreed Currency” means Dollars or any Alternative Currency, as applicable.

“Agreement” has the meaning specified in the Preamble hereto.

“Agreement Currency” has the meaning specified in Section 11.23.

“Alternative Currency” means each currency (other than Dollars) that is approved by all Lenders in accordance with Section 1.09.

“Alternative Currency Daily Rate” means, for any day, with respect to any Credit Extension denominated in any Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.09 plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.09, provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.

“Alternative Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternative Currency with Dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Administrative Agent or the L/C Issuer, as the case may be, using any reasonable method of determination it deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).

“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.

“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Credit Extension, denominated in any Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.09 plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.09; provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

“Amendment and Restatement Agreement” means the Third Amendment and Restatement Agreement, dated as of June 30, 2026, by and among the Borrower, the Guarantors, the Lenders and L/C Issuers party thereto and the Administrative Agent, to which this Agreement is attached as Annex B.

“Applicable Authority” means, with respect to (a) Daily Simple SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity, (b) Term SOFR, CME or any Governmental Authority having jurisdiction over the Administrative Agent or CME with respect to its publication of Term SOFR and (c) with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case acting in such capacity.

“Applicable Rate” a percentage per annum to be determined in accordance with the ratings-based pricing grid set forth below:

Pricing Tier	Debt Rating (S&P/Fitch/Moody’s)	Commitment Fee	Applicable Rate for Term SOFR Loans, Daily SOFR Loans, Alternative Currency Daily Rate Loans and Alternative Currency Term Rate Loans	Base Rate Loans
1	< BB / BB / Ba2	0.275%	1.625%	0.625%
2	BB+ / BB+ / Ba1	0.225%	1.500%	0.500%
3	BBB- / BBB- / Baa3	0.175%	1.250%	0.250%
4	BBB / BBB / Baa2	0.150%	1.125%	0.125%
5	> BBB+ / BBB+ / Baa1	0.125%	1.000%	0.000%

Any increase or decrease in the Applicable Rate resulting from a change in the Debt Rating shall become effective as of the first Business Day on which such change is first publicly announced by the applicable rating agency, provided that, if at any time there is a split in the Debt Ratings issued by the three rating agencies (with the Debt Rating for Pricing Tier 5 being the highest and the Debt Rating for Pricing Tier 1 being the lowest) and (i) if only one of the rating agencies shall have in effect a Debt Rating, then such Debt Rating shall apply; (ii) if only two rating agencies shall have in effect a Debt Rating, and such Debt Ratings differ by one level, then the Pricing Tier for the higher of the two Debt Ratings shall apply; (iii) if only two rating agencies shall have in effect a Debt Rating, and there is a split in Debt Ratings of such rating agencies of more than one level, then the Pricing Tier that is one Pricing Tier lower than the higher of the two Debt Ratings shall apply; (iv) if three rating agencies shall have in effect a Debt Rating, and any two of three of the Debt Ratings are the same, then the Pricing Tier shall be determined by reference to such Debt Ratings; and (v) if three rating agencies shall have in effect a Debt Rating and each Debt Rating is in a different Pricing Tier, the Pricing Tier that is the middle of the three ratings shall apply. If the Borrower does not have any Debt Rating, Pricing Tier 1 shall apply. The Applicable Rate in effect from the Restatement Effective Date through the first Business Day on which a new Debt Rating is first publicly announced by the applicable rating agency after the Restatement Effective Date, shall be determined based upon Pricing Tier 3. Notwithstanding anything to the contrary contained herein, the Letter of Credit Fee shall always be equal to the highest Applicable Rate then applicable to any Term SOFR Loans.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for the timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Bank” has the meaning specified in the definition of “Cash Equivalents”.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel; provided that the Loan Parties shall not be responsible for such fees, expenses and disbursements of more than one separate law firm and, if reasonably necessary, of one local counsel in any relevant jurisdiction and, in the case of an actual or potential conflict of interest, additional law firm(s) as necessary or advisable to alleviate such actual or potential conflict.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear as a liability on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear as a liability on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease, and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment.

“Audited Financial Statements” means, subject to Section 5.02(a), the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2025, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Availability Period” means, with respect to the Revolving Commitments, the period from and including the Restatement Effective Date to the earliest of (a) the Revolving Credit Facility Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 9.02.

“Available Amount” means, at any time, an amount equal to:

(a) the sum, without duplication, of:

(i) 50% of the Consolidated Net Income (excluding any write-downs of goodwill or goodwill impairment charges or equity compensation adjustments to the extent included in the calculation thereof) of the Borrower accrued on a cumulative basis during the period (taken as one accounting period) from the Closing Date and ending on the last day of the fiscal quarter for which financial statements are available immediately preceding the date of such proposed Restricted Payment, Investment, repayment, redemption or repurchase (or, if such amount shall be a deficit for any fiscal quarter included in such period, minus 100% of such deficit), plus

(ii) $100,000,000; plus

(iii) 100% of the aggregate net proceeds (including the fair market value of property other than cash) received by the Borrower subsequent to the Closing Date either (1) as a contribution to its common equity capital or (2) from the issuance and sale (other than to a Subsidiary) of its Qualified Capital Stock, including Qualified Capital Stock issued upon the conversion of Indebtedness or Redeemable Capital Stock of the Borrower, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Stock (other than, in each case, Capital Stock or Indebtedness sold to a Subsidiary of the Borrower), minus

(b) any Restricted Payments made prior to such time pursuant to Section 8.06(f).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c)  Term SOFR for a one-month Interest Period as determined as of such day plus 1.00%; and if Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Beneficial Ownership Certification” has the meaning specified in Section 5.01(n).

“Beneficial Ownership Regulation” has the meaning specified in Section 5.01(n).

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” has the meaning specified in Section 11.27(b).

“BofA Securities” means BofA Securities, Inc., in its capacity as a joint lead arranger and joint book manager.

“Borrower” has the meaning specified in the preamble hereto.

“Borrower Materials” has the meaning specified in Section 7.02.

“Borrowing” means a borrowing consisting of simultaneous Revolving Loans or Term Loans, in either case, of the same Type, in the same currency and, in the case of Term SOFR Loans or Alternative Currency Term Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that if such day relates to any interest rate settings as to an Alternative Currency Loan, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the applicable offshore interbank market for such currency.

“Businesses” means, at any time, a collective reference to the businesses operated by the Borrower and its Subsidiaries at such time.

“Canada” means Canada, together with any province, territory and any political subdivision of any of them.

“Capital Lease” means, as applied to any Person, any lease of any Property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means, with respect to any Person, (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests, (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, and (vi) any rights (other than debt securities convertible into equity interests), warrants or options or other instruments to acquire an equity interest in such Person.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, an L/C Issuer or the Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans or obligations of the Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the applicable L/C Issuer or Swing Line Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent, and (b) the applicable L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition, (b) Dollar denominated demand or time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than one (1) year from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A‑1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing or having an auction date within six (6) months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) Investments, classified in accordance with GAAP as current assets, in money market mutual funds (as defined by Rule 2(a)-7 of the Investment Company Act of 1940) registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions having capital of at least $500,000,000 and which have the highest credit rating by any two (2) of S&P, Moody’s and Fitch Ratings Services, (f) Investments in private placements which (i) seek to preserve principal, (ii) maintain a high degree of liquidity, (iii) invest in a diversified group of money market instruments and other short-term obligations, in each case which have the highest credit rating by any two (2) of S&P, Moody’s and Fitch Ratings Services, and (iv) generally maintain a dollar-weighted average portfolio maturity of ninety (90) days or less, although the average portfolio maturity may extend to one hundred twenty (120) days in the event of material redemption activity, (g) deposits which (i) in the case of the Borrower and its Domestic Subsidiaries (A) are denominated in the currency of a country that is a member of the Organization for Economic Cooperation and Development, (B) are maintained with an Approved Bank, and (C) have maturities of not more than two hundred seventy (270) days from the date of acquisition, and (ii) in the case of any Foreign Subsidiary, (A) are denominated in the currency of a country that is a member of the Organization for Economic Cooperation and Development or the currency of the country in which such Foreign Subsidiary is organized or conducts business, and (B) are consistent with the Borrower’s investment policy as in effect from time to time, and (h) solely with respect to any Foreign Subsidiary, substantially similar investments to those outlined in clauses of (a) through (g) above, of comparable credit quality (taking into the account the jurisdiction where such Foreign Subsidiary conducts business), denominated in the currency of any jurisdiction in which such Person conducts business.

“Cash Pooling Accounts” means (i) the Initial Cash Pooling Accounts, (ii) the “Netting Account” under and as defined in the PNC Cash Pooling Agreement and (iii) any other accounts of Cash Pooling Customers from time to time subject to any Cash Pooling Arrangements then in effect, pursuant to the applicable Cash Pooling Documents, and set forth in the corresponding Cash Pooling Details.

“Cash Pooling Adherence Agreement” means (i) that certain Pooling Adherence Agreement, dated as of February 4, 2022, entered into by and among the Initial Cash Pooling Bank, the Initial Cash Pooling Agent and FTI Consulting B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), having a corporate seat in Amsterdam (the “Initial Cash Pooling Customer”), substantially in the form attached to the Initial Cash Pooling Agreement (as in effect on February 4, 2022 and as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in a manner not adverse in any material respect to the interests of the applicable Cash Pooling Customers, and including all exhibits and schedules thereto, the “Initial Cash Pooling Adherence Agreement”), (ii) each other Cash Pooling Adherence Agreement, substantially in the form of the Initial Cash Pooling Adherence Agreement attached to the Initial Cash Pooling Agreement, entered into by and among the Initial Cash Pooling Bank, the Initial Cash Pooling Agent and each other Restricted Subsidiary of the Borrower that becomes a Cash Pooling Customer pursuant thereto from time to time (as in effect on February 4, 2022 and as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in a manner not adverse in any material respect to the interests of the applicable Cash Pooling Customers, and including all exhibits and schedules thereto), and (iii) with the prior consent of the Administrative Agent in its reasonable discretion, each other pooling adherence agreement or equivalent document, whether or not titled a “Pooling Adherence Agreement”, pursuant to which a Cash Pooling Customer has become party to any Cash Pooling Arrangements then in effect (other than the Initial Cash Pooling Arrangements) (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in a manner not adverse in any material respect to the interests of the applicable Cash Pooling Customers, and including all exhibits and schedules thereto).

“Cash Pooling Agent” means (i) the Initial Cash Pooling Agent, (ii) FTI Consulting, Inc., a Maryland corporation, in its capacity as customer under the PNC Cash Pooling Agreement and (iii) with the prior consent of the Administrative Agent in its reasonable discretion, Restricted Subsidiaries of the Borrower that may from time to time become party to any Cash Pooling Documents then in effect, in their respective capacities as a pooling agent.

“Cash Pooling Agreement” means (i) that certain Pooling Agreement, dated as of February 4, 2022, entered into by and among the Initial Cash Pooling Bank and the Initial Cash Pooling Agent, substantially in the form provided to the Administrative Agent prior to February 4, 2022 (as in effect on February 4, 2022 and as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in a manner not adverse in any material respect to the interests of the applicable Cash Pooling Customers, and including all exhibits and schedules thereto, the “Initial Cash Pooling Agreement”), (ii) that certain Global Multilateral Netting Agreement dated as of January 19, 2021, entered into by and among PNC Bank, National Association, as cash pooling bank, and FTI Consulting, Inc., as customer (as amended by that certain Amendment to Netting Agreement dated as of June 9, 2021, that certain Second Amendment to Netting Agreement dated as of September 14, 2022, that certain Third Amendment to Netting Agreement dated as of December 17, 2024, that certain Fourth Amendment to Netting Agreement dated as of April 24, 2025, as in effect on April 24, 2025 and as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in a manner not adverse in any material respect to the interests of the applicable Cash Pooling Customers, and including all exhibits and schedules thereto, the “PNC Cash Pooling Agreement”) and (iii) with the prior consent of the Administrative Agent in its reasonable discretion, each other cash pooling agreement or equivalent document, whether or not titled a “Pooling Agreement”, entered into by a Cash Pooling Bank, a Cash Pooling Agent and each Cash Pooling Customer that may from time to time become party thereto, then in effect (other than the Initial Cash Pooling Arrangements)(as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in a manner not adverse in any material respect to the interests of the applicable Cash Pooling Customers, and including all exhibits and schedules thereto).

“Cash Pooling Arrangements” means (i) the netting or set-off arrangements entered into by the Initial Cash Pooling Customer, the Initial Cash Pooling Bank and the Initial Cash Pooling Agent pursuant to the Initial Cash Pooling Documents (the “Initial Cash Pooling Arrangements”), (ii) the netting or set-off arrangements contemplated by the PNC Cash Pooling Agreement and (iii) with the prior consent of the Administrative Agent in its reasonable discretion, certain other netting or set-off arrangements entered into by a Cash Pooling Customer in the ordinary course of its banking arrangements for the purpose of netting debt and credit balances of other Restricted Subsidiaries of the Borrower party to such arrangements.

“Cash Pooling Bank” means (i) the Initial Cash Pooling Bank, (ii) PNC Bank, National Association, in its capacity as cash pooling bank under the PNC Cash Pooling Agreement and (iii) with the prior consent of the Administrative Agent in its reasonable discretion, each other bank or financial institution, in its capacity as the account bank, that is a party to any Cash Pooling Agreement with a Cash Pooling Customer and a Cash Pooling Agent.

“Cash Pooling Country Conditions” means (i) the specific terms and conditions supplementing and forming a part of the Initial Cash Pooling Agreement, as applicable to the Initial Cash Pooling Customer, in substantially the same form as attached to the Initial Cash Pooling Agreement (as in effect on February 4, 2022 and as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in a manner not adverse in any material respect to the interests of the applicable Cash Pooling Customers, and including all exhibits and schedules thereto), and (ii) with the prior consent of the Administrative Agent in its reasonable discretion, the specific terms and conditions supplementing and forming a part of any other Cash Pooling Agreement then in effect, as applicable to each Cash Pooling Customer (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in a manner not adverse in any material respect to the interests of the applicable Cash Pooling Customers, and including all exhibits and schedules thereto).

“Cash Pooling Customer” means (i) the Initial Cash Pooling Customer, (ii) FTI Consulting, Inc., a Maryland corporation, in its capacity as customer under the PNC Cash Pooling Agreement and each Restricted Subsidiary of the Borrower subject to cash netting as a “Participant” under and as defined in the PNC Cash Pooling Agreement and (iii) each other Restricted Subsidiary of the Borrower party from time to time to any Cash Pooling Arrangements with the prior consent of the Administrative Agent in its reasonable discretion.

“Cash Pooling Details” means (i) a document substantially in the form attached to the Initial Cash Pooling Agreement as the “Pool Details” specifying the details of the Initial Cash Pooling Accounts (as in effect on February 4, 2022 and as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in a manner not adverse in any material respect to the interests of the applicable Cash Pooling Customers, and including all exhibits and schedules thereto, the “Initial Cash Pooling Details”), and (ii) with the prior consent of the Administrative Agent in its reasonable discretion, any other document specifying the details of the applicable Cash Pooling Accounts, whether or not titled “Pool Details”, pursuant to which a Cash Pooling Customer becomes party to any Cash Pooling Arrangements, then in effect (other than the Initial Cash Pooling Arrangements) (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in a manner not adverse in any material respect to the interests of the applicable Cash Pooling Customers, and including all exhibits and schedules thereto).

“Cash Pooling Documents” means (i) each Cash Pooling Agreement, (ii) any corresponding Cash Pooling Details, (iii) any corresponding Cash Pooling Adherence Agreement, (iv) any corresponding Cash Pooling Country Conditions, and (v) all other certificates and any other agreements, documents and instruments executed and delivered from time to time in connection with (and required by or otherwise consistent with the terms of) any Cash Pooling Agreement.

“CFC” means any Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, (c) compliance by any Lender (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement, or (d) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or other regulatory authorities, in each case pursuant to Basel III shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Capital Stock that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of fifty percent (50%) of the Capital Stock of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); provided that this clause (a)(1) shall exclude any transaction or series of transactions in which (i) the Borrower shall become the Wholly Owned Subsidiary of a Person (the “New Parent”), and (ii) the holders of the Capital Stock entitled to vote for members of the board of directors or equivalent governing body of the Borrower as of the Restatement Effective Date shall hold more than 50% of the Capital Stock entitled to vote for members of the board of directors or equivalent governing body of the New Parent as of the closing date of such transaction on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right), for so long as the New Parent shall not engage in any business or conduct any activity other than holding the equity of the Borrower and activities reasonably related and/or incidental thereto, or (2) upon or after the consummation of a transaction referred to in the proviso to clause (a)(1), any “person” or “group” (as referred to above) is or becomes the “beneficial owner” (as referred to above), directly or indirectly, of thirty five percent (35%) of the Capital Stock of the New Parent entitled to vote for members of the board of directors or equivalent governing body of the New Parent on a fully-diluted basis (taking in account all such securities that such person had the right to acquire pursuant to any option right); or

(b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Commitments, Extended Commitments, Additional Revolving Commitments, Refinancing Revolving Commitments, Term Commitments or Incremental Term Commitments, and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Loans, Revolving Loans under Additional Revolving Commitments, Revolving Loans under Extended Commitments, Term Loans, Incremental Term Loans or Extended Term Loans. Revolving Commitments, Additional Revolving Commitments, Extended Commitments, Term Commitments, Incremental Term Commitments (and in each case, the Loans made pursuant to such Commitments) or Refinancing Loans that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.

“Closing Date” means June 26, 2015.

“CME” means CME Group Benchmark Administration Limited.

“Commitment” means, as to each Lender, any Revolving Commitment, L/C Commitment, Extended Commitment and/or Incremental Commitment of such Lender, as the context may require.

“Competitor” means competitors of the Borrower identified by the Borrower in writing from time to time the list of which is posted to the Platform; provided that (i) no update to such list shall be effective until two (2) Business Days after posting or have retroactive effect to disqualify any Lender, and (ii) Competitors shall not include any commercial bank that makes or holds loans in the normal course of its business.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with Daily Simple SOFR, SOFR, Term SOFR or any proposed Successor Rate for an Agreed Currency, as applicable, any conforming changes to the definitions of “Base Rate”, Daily Simple SOFR, SOFR, Term SOFR, “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day”, “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent in consultation with the Borrower, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Agreed Currency (or, if the Administrative Agent determines in consultation with the Borrower that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Agreed Currency exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income for such period, plus (b) the following, without duplication and to the extent deducted in calculating such Consolidated Net

Income: (i) Consolidated Interest Charges for such period, (ii) the provision for United States federal, state, local and foreign income taxes payable by the Borrower and its Restricted Subsidiaries for such period, (iii) the amount of depreciation and amortization expense for such period, (iv) cash special charges driving cost or operating expense reductions (including severance on cost reduction restructuring), (v) non-recurring cash fees and expenses relating to Investments permitted under this Agreement (including Acquisitions), issuances of indebtedness permitted under this Agreement, restructuring charges and integration expenses, (vi) all non-cash expenses, losses or charges (including, without limitation, any non-cash stock-based compensation expense for such period), which do not represent an accrual or reserve for potential cash payments in such period or any future period, (vii) all unusual or non-recurring losses or expenses; and (viii) fees and expenses for such period incurred in connection with the negotiation, execution and delivery of the Loan Documents and any amendments, modifications or refinancings thereof in an aggregate amount not to exceed $1,000,000, plus (c) one-time non-cash charges approved by the Administrative Agent, all as determined in accordance with GAAP, minus (d) without duplication and to the extent added in calculating Consolidated Net Income, all unusual or non-recurring gains.

“Consolidated Funded Indebtedness” means Funded Indebtedness of the Borrower and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP less Unrestricted Cash in an aggregate amount not to exceed $400,000,000 at any time.

“Consolidated Interest Charges” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, an amount equal to (i) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Restricted Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, excluding imputed interest resulting from purchase accounting and any reasonable fees and related expenses related to the Transactions, plus (ii) the portion of rent expense of the Borrower and its Restricted Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP, minus (iii) interest income earned during such period in accordance with GAAP.

“Consolidated Net Income” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the net income of the Borrower and its Restricted Subsidiaries (excluding extraordinary gains and extraordinary losses and excluding the effects of FAS 123 and 142) for that period determined in accordance with GAAP.

“Consolidated Total Assets” means the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Borrower delivered pursuant to Section 7.01(a) or (b).

“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters ended on such date (or if (x) such date is not the end of a fiscal quarter, or (y) the Consolidated Total Net Leverage Ratio is being determined for a purpose other than pursuant to Section 8.11, the period of four fiscal quarters most recently ended for which the Borrower has either delivered financial statements pursuant to Section 7.01(a) or (b) or with respect to fiscal periods ending prior to the Restatement Effective Date, for which the Borrower has filed financial statements with the SEC).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Control” has the meaning specified in the definition of “Affiliate”.

“Covered Entity” has the meaning specified in Section 11.27(b).

“Covered Party” has the meaning specified in Section 11.27(a).

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Daily Simple SOFR” means, with respect to any applicable determination date, a rate per annum equal to SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source). Any change in Daily Simple SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Daily SOFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR.

“Debt Rating” means, as of any date of determination, the rating as determined by S&P, Moody’s and Fitch (collectively, the “Debt Ratings”) of the Borrower’s non-credit-enhanced, senior unsecured long-term debt.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate, plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans, plus (iii) 2% per annum; provided, however, that with respect to a Loan other than a Base Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Default Right” has the meaning specified in Section 11.27(b).

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) perform any of its funding obligations hereunder, including in respect of its Loans, within two (2) Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, and L/C Issuer or the Swing Line Lender that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect with respect to its funding obligations hereunder (unless such writing or public statement relates to a Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent or the Borrower, to confirm in a manner satisfactory to the Administrative Agent and the Borrower that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, (iii) become the subject of a Bail-In Action, or (iv) as determined by the Administrative Agent, taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) upon delivery of written notice of such determination to the Borrower, each L/C Issuer, the Swing Line Lender and each Lender.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction (which as of the Restatement Effective Date includes the Crimea and so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine, Cuba, Iran, and North Korea).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any Property by the Borrower or any Restricted Subsidiary (including the Capital Stock of any Subsidiary, whether through a sale of such Capital Stock by the holder thereof or an issuance by such Restricted Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division.

“Dispositions Cap” has the meaning specified in Section 8.05(a).

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means any Subsidiary of the Borrower that is formed or organized under the laws of the United States or any political subdivision thereof (other than any such Subsidiary that is a FSHCO or a Subsidiary of a CFC).

“Earlier Commitment Maturity Date” has the meaning specified in Section 2.03(l).

“Earlier Maturity Date” has the meaning specified in Section 2.04(g).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.07(b)(iii), (v), (vi), (vii), (viii), and (ix) (subject to such consents, if any, as may be required under Section 11.07(b)(iii)).

“Employee” means any current or former officer, director, manager or employee, including independent contractors, limited partners, members, quotaholders or other Persons compensated by the Borrower or a Restricted Subsidiary in the ordinary course of business of the Borrower or any Restricted Subsidiary.

“Employee Loan” means a loan or an advance to any Employee made in the ordinary course of business and consistent with past practices, including pursuant to any Restricted Subsidiary Employee Plan.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Engagement Letter” means the letter agreement dated as of June 9, 2026, among the Borrower, BofA Securities, Inc., as left lead arranger, and the Administrative Agent.

“Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to human health and safety (to the extent relating to exposure to hazardous substances), pollution or the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 or Section 430 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the incurrence by the Borrower or any ERISA Affiliate of any liability pursuant to Section 4063 of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification from the trustees of a Multiemployer Plan that a Multiemployer Plan is in endangered or critical status; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or receipt of notice that PBCG has commenced proceedings to terminate a Multiemployer Plan; (e) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” and “€” means the lawful currency of the Participating Member States.

“Event of Default” has the meaning specified in Section 9.01.

“Excluded Subsidiary” means any of the following:

(a) each Immaterial Subsidiary;

(b) each Domestic Subsidiary that is not a Wholly Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary);

(c) each Domestic Subsidiary that is prohibited from Guaranteeing the Obligations by any applicable Law or that would require consent, approval, license or authorization of a Governmental Authority to Guarantee or grant Liens to secure the Obligations (unless such consent, approval, license or authorization has been received);

(d) each Domestic Subsidiary that is prohibited by any applicable contractual requirement from Guaranteeing the Obligations on the Restatement Effective Date or at the time such Subsidiary becomes a Subsidiary not in violation of this Agreement (and for so long as such restriction or any replacement or renewal thereof is in effect) and so long as it was not incurred in contemplation of its becoming a Subsidiary;

(e) any Foreign Subsidiary;

(f) FTI Capital Advisors LLC, a Maryland limited liability company;

(g) any other Domestic Subsidiary with respect to which the Administrative Agent and the Borrower reasonably agree that the cost or other consequences (including any Tax consequences) of providing a Guarantee of or granting Liens to secure the Obligations would be excessive in relation to the practical benefit to be afforded thereby;

(h) any Securitization Subsidiary; and

(i) each Unrestricted Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to any Recipient, (a) Taxes imposed on or measured by its overall net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the Laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or (ii) that are Other Connection Taxes, (b) any backup withholding Tax that is required by the Internal Revenue Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), (c) any Taxes imposed pursuant to FATCA, (d) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 11.16), any U.S. federal withholding Tax that is required to be imposed on amounts payable to such Lender pursuant to the Laws in force at the time such Lender becomes a party hereto (or designates a new Lending Office other than the designation of a new Lending Office at the request of any Loan Party), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 3.01; and (e) any Taxes attributable to a Recipient’s failure to comply with Section 3.01(e).

“Existing Credit Agreement” has the meaning specified in the recitals.

“Existing Letters of Credit” means the letters of credit described by letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 1.01C attached hereto.

“Extended Commitment” has the meaning specified in Section 2.18(a).

“Extended Revolving Loans” means any loans made in respect of any Extended Commitment that shall have been added pursuant to Section 2.18.

“Extended Term Loans” has the meaning specified in Section 2.18(a).

“Extending Lender” has the meaning specified in Section 2.18(a).

“Extension” has the meaning specified in Section 2.18(a).

“Extension Offer” has the meaning specified in Section 2.18(a).

“Facilities” means, at any time, a collective reference to the facilities and real properties owned, leased or operated by the Borrower or any Subsidiary.

“Facility Office” means the office through which such Lender will perform its obligations under this Agreement.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreement and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement among Governmental Authorities implementing such Sections of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight United States federal funds transactions with members of the Federal Reserve System arranged by United States federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Financial Covenant” means the covenant set out in Section 8.11.

“Fitch” means Fitch Ratings Ltd., and any successor thereto.

“Foreign Lender” means any Lender that is not a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. For purposes of clarification, (i) any Subsidiary of a Subsidiary that is not organized under the laws of the United States or any political subdivision thereof and (ii) any Subsidiary that is a FSHCO shall be deemed to be a Foreign Subsidiary.

“Foreign Subsidiary Employee Plan” means any document, arrangement or agreement of any Foreign Subsidiary that is a Restricted Subsidiary (whether or not an Employee is a party thereto), as amended, waived, supplemented, renewed or otherwise modified from time to time pursuant to which an Employee is directly or indirectly entitled to amounts payable or a payment or provides or is obligated to provide services to or on behalf of such Foreign Subsidiary or any affiliate thereof; provided that the amounts payable to Employees or payable in respect of Employees pursuant to such plan are generally consistent with the amounts that would have been paid to Employees of such Foreign Subsidiary if such plan had not been adopted.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“FSHCO” shall mean any Restricted Subsidiary substantially all of the assets of which consist of Capital Stock in one or more CFCs or other FSHCOs.

“Full Satisfaction” means that (i) all Commitments hereunder have been terminated, (ii) all Loans and other outstanding Obligations hereunder shall have been repaid in full in cash (other than Obligations under any Swap Contract or Treasury Management Agreement to the extent that each Swap Bank and each Treasury Management Bank shall have agreed in writing to alternative arrangements satisfactory to such Swap Bank or Treasury Management Bank, as applicable, in their sole discretion), and (iii) no Letters of Credit shall remain outstanding (unless all L/C Obligations arising from all outstanding Letters of Credit have been Cash Collateralized in accordance with Section 2.14).

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all purchase money Indebtedness;

(c) the maximum amount available to be drawn under letters of credit (including standby and commercial letters of credit, but excluding standby letters of credit not supporting Indebtedness), bankers’ acceptances, bank guaranties, surety bonds, repurchase agreements and similar instruments (but excluding any bankers’ acceptances, bank guaranties, surety bonds, repurchase agreements and similar instruments and similar instruments incurred or issued in the ordinary course of business which have not been drawn);

(d) all obligations in respect of the deferred purchase price of Property or services ((x) including Guarantees of stock-based acquisition consideration incurred in connection with an Acquisition to the extent required to be reflected as liabilities on the balance sheet of the Borrower and its Restricted

Subsidiaries in accordance with GAAP but (y) excluding (i) trade accounts payable in the ordinary course of business and (ii) earn-outs, hold-backs and other deferred payment of consideration in Acquisitions to the extent not required to be reflected as liabilities on the balance sheet of the Borrower and its Restricted Subsidiaries in accordance with GAAP);

(e) the Attributable Indebtedness of Capital Leases and Synthetic Leases;

(f) the Attributable Indebtedness of Securitization Transactions;

(g) all preferred stock or other equity interests providing for mandatory redemptions, sinking fund or like payments prior to the Latest Maturity Date in effect at the time of the issuance thereof (provided that any such stock or equity interests issued pursuant to a Subsidiary Employee Plan that provide for such mandatory redemptions, sinking fund or like payments upon the occurrence of a contingency shall not constitute Funded Indebtedness until such contingency has occurred, and the amount of equity interests required to be redeemed or subject to a sinking fund or like payment shall be determined on a net basis, after giving effect to deposits, prepayments and forward purchases made in partial or full satisfaction thereof);

(h) all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided, that the amount of such Funded Indebtedness shall be limited to the lesser of (a) the principal amount of such Funded Indebtedness or (b) the fair market value of the Property which is subject to such Lien;

(i) all Guarantees with respect to Indebtedness of the types specified in clauses (a) through (h) above of another Person; and

(j) all Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that Indebtedness is expressly made non-recourse to such Person.

For purposes of calculating the amount of Funded Indebtedness that is outstanding at any time, Indebtedness that is being refinanced in a Permitted Refinancing (the “Subject Indebtedness”) shall be disregarded for a period not to exceed sixty (60) days following the issuance of the Indebtedness in such Permitted Refinancing (the “Refinancing Facility”) to the extent the proceeds of such Refinancing Facility are irrevocably deposited with the escrow agent or the trustee (or comparable representative) in respect of the Subject Indebtedness and designated for the repayment, repurchase, redemption or refinancing, as applicable, of the Subject Indebtedness and any applicable redemption notice in respect of the Subject Indebtedness has been issued. For the avoidance of doubt, the term “Funded Indebtedness” will exclude customary indemnification obligations and obligations under any Swap Contract (including the Swap Termination Value thereof).

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person; provided, however, that for the purposes of this clause (b) the amount of such Indebtedness will be the lesser of: (i) the fair market value of such asset at such date of determination, and (ii) the amount of such Indebtedness of such other Person; provided, further, that the term “Guarantee” shall not include endorsements for collection or deposit, in each case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Restatement Effective Date or entered into in the ordinary course of business (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Release Trigger Event” means the event in which the Borrower obtains an investment grade (Baa3 or higher on the Moody’s scale, and BBB- or higher on the S&P and Fitch scales) Debt Rating from any two of S&P, Fitch or Moody’s.

“Guarantors” means prior to the Ratings Guarantee Release Date and subject to Section 4.09, each Subsidiary of the Borrower identified as a “Guarantor” on the signature pages to the Amendment and Restatement Agreement and each other Person that joins as a Guarantor pursuant the Additional Guarantor Provisions, together with their successors and permitted assigns. Notwithstanding the foregoing, FTI Capital Advisors, LLC shall not be required to become a Guarantor.

“Guaranty” means prior to the Ratings Guarantee Release Date and subject to Section 4.09, the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Article IV hereof.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials or other hazardous building materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HSBC” means HSBC Securities (USA) Inc., in its capacity as a joint lead arranger and joint book manager.

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary or group of Restricted Subsidiaries (a) whose total assets, in the aggregate, as of the end of the period of four fiscal quarters most recently ended for which the Borrower has either delivered financial statements pursuant to Section 7.01(a) or (b) or with respect to fiscal periods ending prior to the Restatement Effective Date, for which the Borrower has filed financial statements with the SEC were less than 5.0% of the Consolidated Total Assets of the Borrower and its consolidated Restricted Subsidiaries at such date, and (b) whose gross revenues for the period of four fiscal quarters most recently ended for which the Borrower has either delivered financial statements pursuant to Section 7.01(a) or (b) or with respect to fiscal periods ending prior to the Restatement Effective Date, for which the Borrower has filed financial statements with the SEC were less than 5.0% of the consolidated gross revenues of the Borrower and its consolidated Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Incremental Amendment” has the meaning specified in Section 2.17(d).

“Incremental Closing Date” has the meaning specified in Section 2.17(c).

“Incremental Commitments” has the meaning specified in Section 2.17(a).

“Incremental Equivalent Debt” has the meaning specified in Section 8.03(s).

“Incremental Loans” has the meaning specified in Section 2.17(a).

“Incremental Term Commitments” has the meaning specified in Section 2.17(a).

“Incremental Term Facility” has the meaning specified in Section 2.17(a).

“Incremental Term Loans” has the meaning specified in Section 2.17(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all Funded Indebtedness;

(b) the Swap Termination Value of any Swap Contract;

(c) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and

(d) all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Liabilities” has the meaning set forth in Section 11.05.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning set forth in Section 11.05.

“Initial Cash Pooling Adherence Agreement” has the meaning specified in the definition of “Cash Pooling Adherence Agreement”.

“Initial Cash Pooling Agent” means FTI Consulting Holdings, Inc., a Delaware corporation, in its capacity as the pooling agent pursuant to the Initial Cash Pooling Documents.

“Initial Cash Pooling Accounts” means each of the accounts set forth in the Initial Cash Pooling Details attached to the Initial Cash Pooling Agreement.

“Initial Cash Pooling Agreement” has the meaning specified in the definition of “Cash Pooling Agreement”.

“Initial Cash Pooling Arrangements” has the meaning specified in the definition of “Cash Pooling Arrangements”.

“Initial Cash Pooling Bank” means J.P. Morgan SE – Dublin Branch, in its capacity as the account bank pursuant to the Initial Cash Pooling Documents.

“Initial Cash Pooling Customer” has the meaning specified in the definition of “Cash Pooling Adherence Agreement”.

“Initial Cash Pooling Details” has the meaning specified in the definition of “Cash Pooling Details”.

“Initial Cash Pooling Documents” means (i) the Initial Cash Pooling Agreement, (ii) the Initial Cash Pooling Details, (iii) the Initial Cash Pooling Adherence Agreement, (iv) the corresponding Cash Pooling Country Conditions, and (v) all other certificates and any other agreements, documents and instruments executed and delivered from time to time in connection with (and required by or otherwise consistent with the terms of) the Initial Cash Pooling Agreement.

“Interest Payment Date” means (a) as to any Term SOFR Loan or Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date applicable to such Loan; provided, however, that if any Interest Period for such Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Daily SOFR Loan or Alternative Currency Daily Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date applicable to such Loan; and (c) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date applicable to such Loan.

“Interest Period” means, as to each Term SOFR Loan or Alternative Currency Term Rate Loan, the period commencing on the date such Loan is disbursed or converted to or continued as a Term SOFR Loan or Alternative Currency Term Rate Loan, as applicable, and ending on the date one (1), three (3), or six (6) months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the Borrower in its Loan Notice, or such other period that is twelve months or less requested by the Borrower and consented to by all applicable Lenders; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan or Alternative Currency Term Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period pertaining to a Term SOFR Loan or Alternative Currency Term Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period in respect of any Loan shall extend beyond the Maturity Date applicable to such Loan.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) an Acquisition.

“Involuntary Disposition” means any loss of, damage to, or destruction of, or any condemnation or other taking for public use of, any Property of the Borrower or any Restricted Subsidiary.

“IP Rights” has the meaning set forth in Section 6.19.

“IRS” means the United States Internal Revenue Service.

“ISP98” has the meaning set forth in Section 2.03(g).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Restricted Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit F executed and delivered by a Domestic Subsidiary in accordance with the Additional Guarantor Provisions.

“Joint Venture” shall mean any Person, other than a Wholly Owned Subsidiary, in which the Borrower or a Subsidiary of the Borrower holds or acquires an ownership interest (whether by way of Capital Stock or other evidence of ownership).

“JPMorgan Chase Bank” means JPMorgan Chase Bank, N.A. and its successors.

“Judgment Currency” has the meaning specified in Section 11.23.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Commitment, Incremental Loan, Extended Commitment, Extended Revolving Loan, Extended Term Loan or Refinancing Loan, in each case as incurred pursuant to Section 2.17, Section 2.18 or Section 2.19, as applicable, from time to time.

“Laws” means, collectively, all international, foreign, United States federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans. All L/C Borrowings shall be denominated in Dollars.

“L/C Commitment” means, with respect to each L/C Issuer, its obligation to issue Letters of Credit pursuant to Section 2.03 up to an aggregate face amount at any one time outstanding not to exceed the amount set forth opposite such L/C Issuer’s name as its “L/C Commitment” on Schedule 2.01 as such amount may be adjusted from time to time in accordance with this Agreement.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuers” means the collective reference to Bank of America, JPMorgan Chase Bank, HSBC Bank USA, N.A., PNC Bank, National Association and TD Bank, N.A., each in its capacity as issuer of Letters of Credit hereunder, any Lender appointed by the Borrower (with the consent of the Administrative Agent, the L/C Issuers and such appointed Lender) as an issuer of Letters of Credit by notice to the Lenders or any successor issuer of Letters of Credit hereunder; “L/C Issuer” means any one of the foregoing. Each L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by any Affiliate or branch of such L/C Issuer, which case the term “L/C Issuer” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination, a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP98, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lead Arrangers” means BofA Securities, JPMorgan Chase Bank, HSBC, PNC Capital Markets, LLC and TD Bank, N.A., in their capacity as joint lead arrangers and joint book managers.

“Lender” means each Revolving Lender and/or each Term Lender, as the context may require.

“Lender Recipient Parties” mean, collectively, the Lenders, the Swing Line Lender and the L/C Issuers.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided, however, that any commercial letter of credit issued hereunder shall provide solely for cash payment upon presentation of a sight draft. A Letter of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Revolving Credit Facility Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Report” means a certificate substantially the form of Exhibit J or any other form approved by the Administrative Agent.

“Letter of Credit Sublimit” means an amount equal to the lesser of the Aggregate Revolving Commitments and $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or other), deemed trust, charge, or preference, priority or other security interest or preferential arrangement having the practical effect of any of the foregoing of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means any Acquisition by one or more of the Borrower and its Restricted Subsidiaries of any assets, property, business or Person whose consummation is not conditioned on the availability of, or on obtaining, third party acquisition financing.

“Loan” means an extension of credit by a Lender to the Borrower in the form of a Revolving Loan, an Incremental Loan, Refinancing Loan, Swing Line Loan or Term Loan, as the context may require.

“Loan Documents” means this Agreement, each Note, each Letter of Credit, each Letter of Credit Application, each Joinder Agreement, each Request for Credit Extension, each Compliance Certificate, the Engagement Letter, each Incremental Amendment, each Refinancing Amendment, the Amendment and Restatement Agreement, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14 of this Agreement and each other document, instrument or agreement from time to time executed by the Borrower or any of its Subsidiaries or any Responsible Officer thereof and delivered in connection with this Agreement.

“Loan Notice” means a notice of (a) a Borrowing of Revolving Loans or Incremental Loans, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, as applicable, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A, or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“Mandatory Cost” means any amount incurred periodically by any Lender during the term of this Agreement which constitutes fees, costs or charges imposed on lenders generally in the jurisdiction in which such Lender is domiciled, subject to regulation, or has its Facility Office by any Governmental Authority.

“Master Agreement” shall have the meaning given thereto in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole; or (b) a material impairment of the ability of the Borrower and its Restricted Subsidiaries taken as a whole to perform their obligations under the Loan Documents.

“Maturity Date” means Revolving Credit Facility Maturity Date or the Term Loan Maturity Date, as the context may require.

“Minimum Extension Condition” has the meaning specified in Section 2.18(b).

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any Restricted Subsidiary of any Refinancing Notes, net of all fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01, and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-SOFR Successor Rate” has the meaning specified in Section 3.03(c).

“Note” or “Notes” means the Revolving Notes or the Swing Line Note, individually or collectively, as appropriate.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit (including with respect to principal, interest fees, indemnification or reimbursement obligations, guaranty obligations or otherwise), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include (a) all obligations under any Swap Contract between any Loan Party or Restricted Subsidiary and any Swap Bank, in each case, to the extent permitted by Section 8.03(d), and (b) all obligations under any Treasury Management Agreement between any Loan Party or Restricted Subsidiary and any Treasury Management

Bank. Notwithstanding anything to the contrary contained in any Loan Document, Obligations of any Guarantor shall in no event include any Excluded Swap Obligations of such Guarantor.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes.

“Outstanding Amount” means (a) with respect to any Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date, and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by, or on behalf of, the Borrower of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate, and (ii) an overnight rate determined by the Administrative Agent, the applicable L/C Issuer or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 11.07(d).

“Participant Register” has the meaning specified in Section 11.07(d).

“Participating Member State” means each state so described in any EMU Legislation.

“Patriot Act” has the meaning specified in Section 11.20.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or an ERISA Affiliate for its respective employees or to which the Borrower or an ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years, for the respective employees of the Borrower or an ERISA Affiliate.

“Permitted Liens” means, at any time, Liens in respect of Property of the Borrower and its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01.

“Permitted Liquid Investments” means (a) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of twenty-four (24) months or less from the date of acquisition, (b) certificates of deposit, time deposits and eurodollar time deposits with maturities of twenty-four (24) months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twenty-four (24) months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $250,000,000, (c) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above, (d) commercial paper having a rating of at least A-1 from S&P or P-1 from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and maturing within twenty-four (24) months after the date of acquisition and Indebtedness and preferred stock issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s with maturities of twenty-four (24) months or less from the date of acquisition, (e) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of twenty-four (24) months or less from the date of acquisition, (f) marketable short-term money market and similar securities having a rating of at least P-1 or A-1 from Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within twenty-four (24) months after the date of creation or acquisition thereof, (g) Investments with average maturities of twelve (12) months or less from the date of acquisition in money market funds rated AA- (or the equivalent thereof) or better by S&P or Aa3 (or the equivalent thereof) or better by Moody’s, (h) instruments equivalent to those referred to in clauses (a) through (g) above denominated in Euro, Sterling or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction including certificates of deposit or bankers’ acceptances of, and bank deposits with, any bank organized under the laws of any country that is a member of the European Economic Community or Canada or any subdivision thereof, whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof, in each case with maturities of not more than twenty-four (24) months from the date of acquisition, and (i) Investments in funds which invest substantially all of their assets in Cash Equivalents of the kinds described in clauses (a) through (h) of this definition.

“Permitted Receivables Facility” means any agreement between the Borrower and/or a Restricted Subsidiary and/or a Securitization Subsidiary and a bank, financial institution or other counterparty, pursuant to which (a) the Borrower or such Restricted Subsidiary, as applicable, agrees to sell, transfer or pledge accounts receivable, together with Permitted Receivables Facility Assets related thereto to a

Securitization Subsidiary or other counterparty and (b) the obligations of the Borrower and/or the Restricted Subsidiaries party thereto thereunder are non-recourse to the Borrower and/or such Restricted Subsidiaries, it being agreed and understood that the Borrower and any Restricted Subsidiaries party thereto may be jointly and severally liable for all Permitted Receivables Facility Undertakings and Permitted Receivables Repurchase Obligations of the Borrower and/or any Restricted Subsidiary party thereto.

“Permitted Receivables Facility Assets” means (a) any accounts owed to the Borrower or a Restricted Subsidiary subject to a Permitted Receivables Facility and the proceeds thereof and (b) all chattel paper, general intangibles (or intangibles) and instruments governing, securing or relating to such accounts receivable, all collateral securing such accounts receivable, all contracts and contract rights, rights under insurance policies, guarantees, supporting obligations or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets, rights and remedies customarily sold, transferred or pledged together with accounts receivable in connection with such Permitted Receivables Facility.

“Permitted Receivables Facility Undertakings” means the representations, warranties, covenants, agreements and indemnities entered into by the Borrower or any Restricted Subsidiary that are customary for such Permitted Receivables Facility.

“Permitted Receivables Repurchase Obligation” means any obligation of a seller, transferor or pledgor of Permitted Receivables Facility Assets in a Permitted Receivables Facility to compensate the purchaser for non-credit losses, or repurchase such assets, arising as a result of (a) a breach of a Permitted Receivables Facility Undertaking, or (b) any accounts or portion thereof becoming invalid under such Permitted Receivables Facility or becoming subject to any defense, dispute, offset, claim or counterclaim of any kind asserted by the account debtor (or third party in respect of any account receivable).

“Permitted Refinancing” means, with respect to any Indebtedness, any refinancing thereof; provided, however, that: (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom; (b) any such refinancing Indebtedness shall (i) not have a stated maturity or weighted average life that is shorter than that of the Indebtedness being refinanced (provided that the stated maturity or weighted average life may be shorter if the stated maturity of any principal payment (including any amortization payments) is not earlier than the earlier of (A) the stated maturity in effect prior to such refinancing or (B) 91 days after the Latest Maturity Date then in effect), (ii) if the Indebtedness being refinanced is subordinated by its terms or by the terms of any agreement or instrument relating to such Indebtedness, be subordinated to the Obligations on terms at least as favorable to the Lenders as the Indebtedness being refinanced (and unsecured if the refinanced Indebtedness is unsecured), and (iii) be in a principal amount that does not exceed the principal amount so refinanced, plus accrued interest, plus any premium or other payment required to be paid in connection with such refinancing, plus, in either case, the amount of fees and reasonable expenses of the Borrower or any of its Restricted Subsidiaries incurred in connection with such refinancing; and (c) the sole obligor on such refinancing Indebtedness shall be the Borrower or the original obligor on such Indebtedness being refinanced; provided, however, that any guarantor of the Indebtedness being refinanced (or that was required to be a guarantor of such Indebtedness) shall be permitted to guarantee the refinancing Indebtedness.

“Permitted Restructuring” means any merger, consolidation, reorganization, Disposition, transfer and/or Investment or series of related mergers, consolidations, reorganizations, Disposition, transfers and/or Investments (including the creation of new Subsidiaries for the facilitation of the foregoing) between or among the Borrower and/or any of its direct or indirect Subsidiaries to facilitate internal holding, financing and/or tax planning so long as (i) such transactions are consummated in their entirety within sixty (60) days after their initial consummation, and (ii) at initial consummation of such Permitted Restructuring, no Default or Event of Default has occurred and is continuing or would result therefrom; provided that no

Permitted Restructuring shall result in the Borrower being organized in a different jurisdiction than prior to giving effect to a Permitted Restructuring. During the course of a Permitted Restructuring, the Borrower and its Subsidiaries may consummate interim Investments and Dispositions which would not otherwise be permitted under this definition so long as the ultimate outcome of such transactions results in a Permitted Restructuring that satisfies the requirements of this definition.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established or maintained by the Borrower or its Subsidiaries for their respective employees.

“Platform” has the meaning specified in Section 7.02.

“PNC Cash Pooling Agreement” has the meaning specified in the definition of “Cash Pooling Agreement”.

“Pro Forma Basis” means, for purposes of calculating the Consolidated Total Net Leverage Ratio, that any Specified Transaction consummated during the relevant four quarter fiscal period for which the applicable ratio is calculated shall be deemed to have been consummated as of the first day of such period; provided, that, other than in the case of any such calculation for purposes of determining compliance with the Financial Covenant with respect to the Compliance Certificate delivered pursuant to Section 7.02(b), all Specified Transactions made on or prior to the date of the transaction or incurrence for which the calculation of any such ratio is made and after the end of the relevant four fiscal quarter period shall be deemed to have been consummated as of the first day of such relevant four fiscal quarter period; provided, further, that, for purposes of calculating any component of the Consolidated Total Net Leverage Ratio, Unrestricted Cash shall be determined as of the last day of such relevant four fiscal quarter period. In connection with the foregoing, (a) with respect to any Disposition or Involuntary Disposition that is a Specified Transaction, (i) income statement and cash flow statement items (whether positive or negative) attributable to the Property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Indebtedness which is retired in connection with such Disposition or Involuntary Disposition shall be excluded and deemed to have been retired as of the first day of the applicable period, and (b) with respect to any Acquisition that is a Specified Transaction, (i) income statement items attributable to the Person or Property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Restricted Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01, and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent, and (ii) any Indebtedness incurred or assumed by the Borrower or any Restricted Subsidiary (including the Person or Property acquired) in connection with such transaction and any Indebtedness of the Person or Property acquired which is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period, and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination. Any reference to compliance on a Pro Forma Basis with the Financial Covenant as of any date prior to the last day of the first period with respect to which the Financial Covenant is applicable shall refer to the covenant levels applicable for the first period specified in the Financial Covenant.

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Borrower containing reasonably detailed calculations of the Financial Covenant as of the end of the period of four fiscal quarters most recently ended for which the Borrower has either delivered financial statements pursuant to Section 7.01(a) or (b) or with respect to fiscal periods ending prior to the Restatement Effective Date, for which the Borrower has filed financial statements with the SEC, after giving effect to the applicable transaction on a Pro Forma Basis.

“Pro Rata Share” means, as to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Revolving Commitments at such time; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 9.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01, in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in the relevant documentation with respect to any Incremental Commitment or Extended Commitment, as applicable.

“Property” means any interest of any kind in any property or asset, whether real, personal or mixed, or tangible or intangible.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 7.02.

“QFC” has the meaning specified in Section 11.27(b).

“QFC Credit Support” has the meaning specified in Section 11.27.

“Qualified Capital Stock” in any Person means a class of Capital Stock other than Redeemable Capital Stock.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell, support or other agreement under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Ratings Guarantee Release Date” means the first date upon which a Guarantee Release Trigger Event has occurred.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.

“Recipient” means the Administrative Agent, any Lender or the L/C Issuer, as applicable.

“Redeemable Capital Stock” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Indebtedness of such Person at the option of the holder thereof, in whole or in part; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof will be deemed to be Redeemable Capital Stock. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Stock solely because the holders of the equity security have the right to require the Borrower to repurchase such equity security upon the occurrence of a change of control or asset sale will not constitute Redeemable Capital Stock if the terms of such equity security provide that the Borrower may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with Section 8.06 hereof. The amount of Redeemable Capital Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Stock or portion thereof, exclusive of accrued dividends.

“Refinanced Debt” has the meaning specified in Section 2.19(a).

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Additional Lender and Lender that agrees to provide any portion of the Refinancing Facility being incurred pursuant thereto, and (d) to the extent relating to the Revolving Commitments, the L/C Issuer and the Swing Line Lender, in accordance with Section 2.19.

“Refinancing Facility” has the meaning specified in Section 2.19(a).

“Refinancing Loan” means a Refinancing Revolving Loan or a Refinancing Term Loan.

“Refinancing Notes” means any secured or unsecured notes or loans issued by the Borrower or any Guarantor (whether under an indenture, a credit agreement or otherwise) and the Indebtedness represented thereby; provided, that (a) 100% of the Net Cash Proceeds of such Refinancing Notes are used to permanently replace Term Loans and/or permanently reduce Commitments substantially simultaneously with the issuance thereof; (b) the principal amount (or accreted value, if applicable) of such Refinancing Notes does not exceed the principal amount (or accreted value, if applicable) of the aggregate portion of the Loans so reduced and/or Commitments so replaced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses); (c) such Refinancing Notes shall not have a Maturity Date prior to, or have a shorter weighted average life, than the Loans so reduced and/or Commitments so replaced and shall not be subject to any amortization or mandatory prepayments (other than customary change of control and asset sale prepayments); (d) such Refinancing Notes shall not be Guaranteed by any Subsidiaries of the Borrower that do not Guarantee the Loans under this Agreement and (e) the terms and conditions of any Refinancing Notes (excluding (i) pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions, and (ii) the terms that only apply after the Latest Maturity Date existing at the time of such Refinancing Notes) shall not be materially more restrictive (when taken as a whole) on the Borrower and the Restricted Subsidiaries than the terms and conditions of this Agreement or other Loan Document relating to the Loans so reduced and/or Commitments so replaced, as applicable.

“Refinancing Revolving Commitments” means Revolving Commitments established pursuant to a Refinancing Amendment.

“Refinancing Revolving Lender” means a Lender with a Refinancing Revolving Commitment or an outstanding Refinancing Revolving Loan.

“Refinancing Revolving Loans” means the Revolving Loans made pursuant to the Refinancing Revolving Commitments.

“Refinancing Term Loan Commitment” means the commitment of any Lender to make Refinancing Term Loans pursuant to Section 2.19 to the Borrower.

“Refinancing Term Loan Lender” means a Lender with an outstanding Refinancing Term Loan.

“Refinancing Term Loans” means Term Loans that result from a Refinancing Amendment.

“Register” has the meaning set forth in Section 11.07(c).

“Regulation T” shall mean Regulation T of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.

“Relevant Rate” means with respect to any Credit Extension denominated in (a) Dollars, Daily Simple SOFR or Term SOFR, as applicable and (b) any Alternative Currency, the Alternative Currency Daily Rate or the Alternative Currency Term Rate, as applicable.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period requirement under ERISA has been waived in regulations issued by the PBGC.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders holding in the aggregate more than fifty percent (50%) of (a) the sum of the outstanding Term Loans and Revolving Commitments, or (b) if the Revolving Commitments have been terminated, the sum of (i) the outstanding Term Loans and (ii) the outstanding Revolving Loans, L/C Obligations, Swing Line Loans and participations therein. The Term Loans of, the Revolving Commitments of, and the outstanding Revolving Loans, L/C Obligations, Swing Line Loans and participations therein, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Rescindable Amount” has the meaning specified in Section 2.12(b)(ii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, executive vice president or senior vice president of a Loan Party, and solely for purposes of the delivery of certificates pursuant to Section 5.01(e)(i) and (ii), the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent with respect to which an incumbency certificate has been delivered to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party (and the Administrative Agent shall be fully protected in relying thereon).

“Restatement Effective Date” means June 30, 2026.

“Restatement Effective Date Projections” means, collectively, the projections of the Borrower’s financial condition, results of operations and cash flows for the fiscal years ending December 31, 2026, December 31, 2027, December 31, 2028, December 31, 2029, December 31, 2030 and December 31, 2027.

“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of the Borrower or any Restricted Subsidiary, or (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, conversion, cancellation or termination of any such Capital Stock or of any option, warrant or other right to acquire any such Capital Stock. For the avoidance of doubt, no payment made in respect of an earn-out, hold-back or other deferred payment of consideration in Acquisitions shall be a Restricted Payment.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Restricted Subsidiary Employee Plan” means any document, arrangement or agreement of any Restricted Subsidiary (whether or not an Employee is a party thereto), as amended, waived, supplemented, renewed or otherwise modified from time to time pursuant to which an Employee is directly or indirectly entitled to amounts payable or a payment or provides or is obligated to provide services to or on behalf of such Restricted Subsidiary or any affiliate thereof; provided that the amounts payable to Employees or payable in respect of Employees pursuant to such plan shall not represent more than 2% of the operating profits of such Restricted Subsidiary or more than 2% of the appreciation in value of such Restricted Subsidiary.

“Revaluation Date” means (a) with respect to Loans denominated in an Alternative Currency, each of the following: (i) each date of a Borrowing thereof, (ii) each date of a continuation thereof pursuant to Section 2.02, (iii) with respect to Loans having an Interest Period of greater than one (1) month, the initial date of such Interest Period and the corresponding date of each month thereafter during such Interest Period, and (iv) such additional dates as the Administrative Agent or the Required Lenders shall specify; and (b) with respect to Letters of Credit denominated in an Alternative Currency, (i) each date of issuance thereof, (ii) each date of amendment (if such amendment increases the amount thereof), (iii) each date of any payment by the respective L/C Issuer thereof, (iv) in the case of the Existing Letters of Credit, the Restatement Effective Date, and (v) such additional dates as the Administrative Agent or any L/C Issuer shall determine or the Required Lenders shall specify.

“Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Facility” means the credit facility for Revolving Loans provided by the Revolving Lenders hereunder.

“Revolving Credit Facility Maturity Date” means June 30, 2031 (or, if such day is not a Business Day, the next preceding Business Day); provided, that the Revolving Credit Facility Maturity Date applicable to Additional Revolving Commitments and Extended Commitments shall be the final maturity date specified in the relevant documentation for such Additional Revolving Commitments and such Extended Commitments.

“Revolving Lender” means (a) each of the Persons identified as a “Lender” on the signature pages to the Amendment and Restatement Agreement, (b) any other Person holding Revolving Commitments that shall have become party hereto pursuant to an Assignment and Assumption, (c) any Additional Lender in respect of Revolving Commitments, and (d) any Extending Lender in respect of Revolving Commitments, in each case, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption, and, as the context requires, includes the L/C Issuers and the Swing Line Lender.

“Revolving Loan” has the meaning specified in Section 2.01. Unless the context otherwise requires, “Revolving Loan” shall include any Extended Revolving Loans or Refinancing Loans that are Revolving Loans and any Additional Revolving Loans.

“Revolving Note” has the meaning specified in Section 2.11(a).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of McGraw Hill Financial, Inc. and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to the Borrower or any Restricted Subsidiary, any arrangement, directly or indirectly, with any Person whereby the Borrower or such Subsidiary shall sell or transfer any Property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property that it intends to use for substantially the same purpose or purposes as the Property being sold or transferred.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any economic or financial sanctions or trade embargoes administered or enforced by the United States Government (including without limitation, OFAC), the United Nations

Security Council, the European Union, any European Union member state, or His Majesty’s Treasury of the United Kingdom (“HMT”).

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c)(ii).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securitization Subsidiary” means a special purpose entity established in connection with a Permitted Receivables Facility.

“Securitization Transaction” means any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which the Borrower or any Restricted Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of the Borrower.

“Senior Debt Cap” has the meaning specified in Section 8.01(r).

“SOFR” means, with respect to any applicable determination date, the Secured Overnight Financing Rate published on the fifth U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided, however, that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.

“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.

“SOFR Scheduled Unavailability Date” has the meaning specified in Section 3.03(b)(ii).

“SOFR Successor Rate” has the meaning specified in Section 3.03(b).

“Solvent” or “Solvency” means, with respect to any Person on any date of determination, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the Property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. The amount of contingent liabilities at any time will be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Acquisition” has the meaning specified in Section 8.11.

“Specified Representations” means the representations and warranties set forth in Sections 6.01(a) (with respect to organizational existence only), 6.01(b)(ii), 6.02, 6.03, 6.04, 6.14, 6.16, 6.17, 6.18, and 6.20.

“Specified Transaction” means, with respect to any period, any Acquisition, any Disposition or series of Dispositions, any incurrence or repayment of Indebtedness, any Restricted Payment or any other event or transaction, in each case, to the extent that, by the terms of the Loan Documents, a “Pro Forma Compliance Certificate” is required to be delivered in connection with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the applicable L/C Issuer to be the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the applicable L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for such currency; provided, further, that the applicable L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subordinated Seller Indebtedness” has the meaning set forth in Section 8.03(p).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Capital Stock or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. For the avoidance of doubt, references to a “Subsidiary” or “Subsidiaries” of the Borrower in this Agreement and the other Loan Documents shall not include any entity that is a not-for-profit entity that is tax exempt under Section 501(c)(3) of the Internal Revenue Code.

“Subsidiary Employee Plan” means any Foreign Subsidiary Employee Plan or any Restricted Subsidiary Employee Plan.

“Successor Rate” has the meaning specified in Section 3.03(c).

“Swap Bank” means (a) any Person that is a Lender or an Affiliate of a Lender at the time that it becomes a party to a Swap Contract with any Loan Party or any Restricted Subsidiary, and (b) any Lender or Affiliate of a Lender that is a party to a Swap Contract with any Loan Party or any Restricted Subsidiary in existence on the Restatement Effective Date, in each case, to the extent permitted by Section 8.03(d).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms, and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any Swap Contract or other agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a). All Swing Line Loans shall be denominated in Dollars.

“Swing Line Loan Notice” means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B, or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Note” has the meaning specified in Section 2.11(a).

“Swing Line Sublimit” means an amount equal to the lesser of (a) $70,000,000 and (b) the Aggregate Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but the parties intend that it will be classified as an “operating lease” under FASB ASC 840 or does not otherwise appear on the balance sheet under GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under a Synthetic Lease.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” shall mean, with respect to each Lender, such Lender’s commitment with respect to any Term Loan.

“Term Lender” means (a) any person holding Term Loans on the Restatement Effective Date, (b) any other Person holding Term Loans that shall have become party hereto pursuant to an Assignment and Assumption, (c) any Additional Lender in respect of Term Loans, and (d) any Extending Lender in respect of Term Loans, in each case, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Term Loan” means any loan made pursuant to Section 2.01(b), Incremental Term Loan, Refinancing Term Loan or Extended Term Loan.

“Term Loan Maturity Date” means (a) with respect to the Term Loans outstanding on the Restatement Effective Date, March 17, 2029 (or, if such day is not a Business Day, the next preceding Business Day) and (b) with respect to any Incremental Term Loans and Extended Term Loans, the final maturity date specified in the relevant documentation for such Incremental Term Loans and such Extended Term Loans.

“Term SOFR” means the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of the applicable Interest Period with a term equivalent to such Interest Period. If the rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Threshold Amount” means $100,000,000.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations.

“Transactions” means (a) the execution, delivery and performance by the Borrower and its Restricted Subsidiaries of the applicable Loan Documents, (b) the payment in full and termination of the Existing Credit Agreement, and (c) the payment of fees and expenses in connection with the foregoing.

“Treasury Management Agreements” means any and all agreements governing the provision of treasury or cash management services, including overnight draft, credit cards, debit cards and p-cards (including purchasing cards and commercial cards), deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services.

“Treasury Management Bank” means (a) any Person that is a Lender or an Affiliate of a Lender at the time that it becomes a party to Treasury Management Agreement with any Loan Party or Restricted Subsidiary and (b) any Lender or Affiliate of a Lender that is a party to a Treasury Management Agreement with any Loan Party or Restricted Subsidiary in existence on the Restatement Effective Date.

“Type” means, with respect to any Loan, its character as a Base Rate Loan, a Daily SOFR Loan, a Term SOFR Loan, an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.27.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 and Section 430 of the Internal Revenue Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unrestricted Cash” means, as of any date of determination, all cash or Cash Equivalents of the Borrower and its Restricted Subsidiaries on such date that does not appear (and is not required to appear) as “restricted” on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries; provided that, for the avoidance of doubt, any cash or Cash Equivalents subject to any Cash Pooling Arrangements then in effect shall not be considered Unrestricted Cash.

“Unrestricted Subsidiary” means (i) as of the Restatement Effective Date, each Subsidiary of the Borrower listed on Schedule 1.01D, (ii) any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 7.17 subsequent to the Restatement Effective Date and (iii) any Subsidiary of an Unrestricted Subsidiary.

“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Wholly Owned Subsidiary” means any Person 100% of whose Capital Stock is at the time owned by the Borrower directly or indirectly through other Wholly Owned Subsidiaries of the Borrower, in each case, excluding any such Capital Stock of (a) Foreign Subsidiaries in the nature of directors’ qualifying shares and other nominal amounts of shares sold or issued to foreign nationals or other third parties to the extent required pursuant to applicable law, or (b) any Restricted Subsidiary whose Capital Stock is sold or issued to Employees pursuant to a Subsidiary Employee Plan.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii) The words “include”, “includes” and “including” is by way of example and not limitation and shall be deemed to be followed by the words “without limitation”.

(iv) The word “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(v) Any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws).

(vi) The word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings).

(vii) Unless the context otherwise requires, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, accounts, leasehold interests and contract rights.

(viii) The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(ix) Unless the context otherwise requires, any reference herein (A) to any Person shall be construed to include such Person’s successors and assigns, and (B) to the Borrower or any other Loan Party shall be construed to include the Borrower or such Loan Party as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Loan Party, as the case may be, in any insolvency or liquidation proceeding.

(x) Unless the context otherwise requires, any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document).

(xi) The phrase “fair market value” shall include reliance on the most recent real property tax bill or assessment in the case of Real Property.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e) For all purposes under the Loan Documents, (i) any reference to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person, (ii) any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity), and (iii) if the Borrower is party to a division into two or more limited liability companies, all limited liability companies resulting from such division shall be deemed to be successors in interest with joint and several liability for the Obligations of the Borrower.

1.03 Accounting Terms.

(a) Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements; provided, however, that (w) subject to clause (x), calculations of Attributable Indebtedness under any Synthetic Lease Obligations or the implied interest component of any Synthetic Lease Obligations shall be made by the Borrower in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease Obligations, (x) the effects of any changes to FASB ASC 840 after the Closing Date shall be disregarded, (y)(i) notwithstanding any change in GAAP after the Closing Date, any leases that would be treated as operating leases under GAAP as in effect as of the Closing Date shall not constitute or be accounted for as Capital Leases, Funded Indebtedness or Indebtedness or otherwise reflected on the Borrower’s consolidated balance sheet, and such leases shall continue to be treated as operating leases for all purposes under this Agreement and the other Loan Documents, and (ii) any lease that was entered into after the Restatement Effective Date that would have been considered an operating lease under GAAP as in effect as of the Closing Date shall be treated as an operating lease for all purposes under this Agreement and the other Loan Documents, shall not constitute or be accounted for as a Capital Lease and obligations in respect thereof shall be excluded from the definitions of Funded Indebtedness and Indebtedness; provided that, for the avoidance of doubt, Consolidated Net Income shall be calculated by deducting, without duplication of amounts otherwise deducted, rent and other amounts and expenses actually paid in cash in the applicable period under any such lease in the same manner as under GAAP in effect as of the Closing Date, and (z) notwithstanding, any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, such Indebtedness shall at all times be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares deliverable upon conversion thereof. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Borrower and its Restricted Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b) To the extent not previously disclosed in the financial statements delivered pursuant to Section 7.01(a) or (b), the Borrower will provide a written summary of material changes in GAAP and in the consistent application thereof with each annual and quarterly Compliance Certificate delivered in accordance with Section 7.02(b). If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the Consolidated Total Net Leverage Ratio (including for purposes of determining compliance with Section 8.11) shall be made on a Pro Forma Basis.

1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable, in the State of New York).

1.07 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the maximum face amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the face amount thereof, the amount of such Letter of Credit shall be deemed to be Dollar Equivalent of the maximum face amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum face amount is in effect at such time.

1.08 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies (including for purposes of determining the amount of Total Revolving Outstandings). Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Loan Parties hereunder or calculating the Financial Covenant hereunder or, except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Loan (or the incurrence of Incremental Commitments, Incremental Loans, Extended Commitments, Extended Revolving Loans, Extended Term Loans or Refinancing Loans) or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, or at the election of the Administrative Agent, such other amount as is customary for lending transactions in such Alternative Currency, as reasonably determined by the Administrative Agent.

(c) Where the permissibility of a transaction (other than Credit Extensions and as permitted above) depends upon compliance with, or is determined by reference to, amounts stated in Dollars, any amount in respect of such transaction stated in another currency shall be translated to Dollars at the Spot Rate then in effect at the time such transaction is entered into and the permissibility of actions taken hereunder shall not be affected by subsequent fluctuations in exchange rates.

1.09 Additional Alternative Currencies.

(a) The Borrower may from time to time request that Loans be made and/or Letters of Credit be issued in a currency other than Dollars; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. Each such request shall be subject to the approval of the Administrative Agent and the Lenders, in each case, in their sole discretion; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer, in each case, in their sole discretion.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of

Credit, the applicable L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable L/C Issuer thereof. Each Lender (in the case of any such request pertaining to Loans) or applicable L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or such L/C Issuer, as the case may be, to permit Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Loans (provided that in granting such consent the Administrative Agent or the Lenders may impose a limit on the Dollar Equivalent amount of Loans permitted to be funded in such currency); and if the Administrative Agent and the applicable L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances (provided that the Administrative Agent or the L/C Issuers may impose a limit on the Dollar Equivalent amount of Letters of Credit permitted to be issued in such currency). If the Administrative Agent shall fail to obtain consent from any Lender to any request for an additional currency under this Section 1.09 the Administrative Agent shall promptly so notify the Borrower.

1.10 Change of Currency. Each provision of this Agreement also shall be subject to such reasonable changes of construction or reasonable modifications as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any country and any relevant market conventions or practices relating to the change in currency or to reflect adoption of additional currencies as Alternative Currencies with respect to Loans or the issuance of Letters of Credit in currencies which are not Alternative Currencies as of the date hereof.

1.11 Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

Article II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Loans.

(a) Revolving Loans. Subject to the terms and conditions set forth herein, each Lender with a Revolving Commitment severally agrees to make revolving loans (each such loan, a “Revolving Loan”) to the Borrower in Dollars or in one or more Alternative Currencies from time to time on any Business Day during the Availability Period in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment and (iii) to the extent the Administrative Agent and/or the Lenders or L/C Issuers, as applicable, have imposed a limit on the Dollar Equivalent amount of Loans or Letters of Credit, as the case may be, with respect to any Alternative Currency, the Total Revolving Outstandings denominated in such Alternative Currency shall not exceed such limit. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans, Daily SOFR Loans, Term SOFR Loans, Alternative Currency Daily Rate Loans and Alternative Currency Term Rate Loans, in each case, as further provided herein; provided, however, that all Loans denominated in an Alternative Currency shall be made as Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans.

(b) Term Loans. It is acknowledged and agreed that the 2026 Incremental Term Loans (as defined in the Existing Credit Agreement) were made to the Borrower on the 2026 Incremental Amendment Effective Date (as defined in the Existing Credit Agreement) and shall by their terms continue to be outstanding as of Restatement Effective Date as a single class of Term Loans under this Agreement. Term Loans may be Base Rate Loans or Term SOFR Loans, in each case, as further provided in this Agreement. For the avoidance of doubt, the outstanding principal balance of the Term Loans on the Restatement Effective date is $300,000,000.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Alternative Currency Term Rate Loans or Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (i) telephone, or (ii) a Loan Notice. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) one (1) Business Day prior to the requested date of Borrowing of any Daily SOFR Loan or of any conversion of Daily SOFR Loans denominated in Dollars to Base Rate Loans, (ii) three (3) Business Days prior to the requested date of any Borrowing of, conversion to, or continuation of, Term SOFR Loans denominated in Dollars or of any conversion of Term SOFR Loans denominated in Dollars to Base Rate Loans, (iii) four (4) Business Days prior to the requested date of Borrowing of any Alternative Currency Loans or, in the case of Alternative Currency Term Rate Loans, any continuation of Alternative Currency Term Rate Loans (or five (5) Business Days in the case of a Special Notice Currency), and (iv) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to, or continuation of Loans other than Base Rate Loans shall be in a principal amount of

$1,000,000 or a whole multiple of $500,000 in excess thereof (or, with respect to Alternative Currencies, unless the Administrative Agent otherwise agrees in its sole discretion, the Dollar Equivalent thereof). Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of, or conversion to, Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Alternative Currency Term Rate Loans or Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) if the currency of the Loans to be borrowed is an Alternative Currency, such currency. If the Borrower fails to specify a currency in a Loan Notice, then the Loans so requested shall be made in Dollars, and the Borrower shall be the Borrower. If the Borrower fails to specify a Type of a Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans denominated in Dollars; provided, however, that in the case of a failure to timely request a conversion or continuation of Alternative Currency Term Rate Loans, such Loans shall be continued as (or converted into) Alternative Currency Term Rate Loans in such Alternative Currency with an Interest Period of one (1) month. Any such automatic conversion to Base Rate Loans (or, if applicable, to Loans with an Interest Period of one (1) month) shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Alternative Currency Term Rate Loans or Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the existing currency of such Loan and reborrowed in such other Alternative Currency. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Daily SOFR Loan, a Term SOFR Loan or an Alternative Currency Loan.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Pro Rata Share (or other applicable ratable share according to the outstanding Commitments and/or Loans, as the case may be, of such Lender) of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of (or conversion into) Loans with an Interest Period of one month denominated in a currency other than Dollars, in each case as described in the preceding clause (a). In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency (x) not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and (y) not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds, or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date of a Borrowing of Revolving Loans denominated in Dollars, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings and second, shall be made available to the Borrower as provided above.

(c) Except as otherwise provided herein, a Term SOFR Loan or an Alternative Currency Term Rate Loan may be continued or (in the case of a Term SOFR Loan) converted only on the last day of the Interest Period for such Loan. During the existence of a Default, no Loans made in Dollars may be requested as, converted into or continued as Daily SOFR Loans or Term SOFR Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Daily SOFR Loans and/or Term SOFR Loans denominated in Dollars be converted immediately to Base Rate Loans upon the expiration of the Interest Period thereof. During the existence of an Event of Default, the Required Lenders may demand that any or all of the then outstanding Loans denominated in an Alternative Currency be prepaid or redenominated into Dollars as Base Rate Loans in the amount of the Dollar Equivalent thereof (and with respect to Alternative Currency Term Rate Loans, on the last day of the then current Interest Period with respect thereto).

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans and Alternative Currency Term Rate Loans, upon determination of such interest rate. The determination of such rate by the Administrative Agent shall be conclusive in the absence of a manifest error.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than fifteen (15) Interest Periods, in the aggregate, in effect with respect to Term SOFR Loans and Alternative Currency Term Rate Loans.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (a) each L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Restatement Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Borrower or any of its Restricted Subsidiaries, and to amend or renew Letters of Credit previously issued by it, in accordance with clause (b) below, and (2) to honor drafts under the Letters of Credit; and (b) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit, if as of the date of such L/C Credit Extension, (u) solely with respect to L/C Issuers, the aggregate face amount of Letters of Credit issued by such L/C Issuer would exceed its L/C Commitment, (v) the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, (w) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender’s Revolving Commitment, (x) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit; provided that such amount is part of, and not in addition to, the Aggregate Revolving Commitments or (y) to the extent the Administrative Agent and/or the Lenders or L/C Issuers, as applicable, have imposed a limit on the Dollar Equivalent amount of Loans or Letters of Credit, as the case may be, with respect to any Alternative Currency, the Total Revolving Outstandings denominated in such Alternative Currency shall not exceed such limit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Restatement Effective Date shall be subject to and governed by the terms and conditions hereof.

(ii) No L/C Issuer shall issue any Letter of Credit if, subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date.

(iii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Restatement Effective Date and which such L/C Issuer in good faith deems material to it;

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date;

(C) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(D) unless approved by the Administrative Agent and such L/C Issuer, such Letter of Credit (x) is in an initial amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit, or (y) is to be denominated in a currency other than Dollars or an Alternative Currency;

(E) the applicable L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; or

(F) any Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (a) the L/C Issuer thereof would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (b) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v) No L/C Issuer shall be under any obligation to issue or amend any Letter of Credit if the L/C Issuer thereof has received written notice from any Lender, the Administrative Agent or any Loan Party, on or prior to the Business Day prior to the requested date of issuance or amendment of such Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by such L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount and currency thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (g) the purpose and the nature of the requested Letter of Credit; and (h) such other matters as such L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (a) the Letter of Credit to be amended; (b) the proposed date of amendment thereof (which shall be a Business Day); (c) the nature of the proposed amendment; and (d) such other matters as such L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by such L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, an L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the applicable L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than 180 days after the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such renewal if (a) such L/C Issuer has determined that it would not be permitted or would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (b) it has received notice (which may be by telephone or in writing) on or before the day that is two (2) Business Days before the Nonrenewal Notice Date from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by such L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Borrower shall reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice); provided that, after giving effect to such Borrowing, the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments. Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) to the Administrative Agent for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro

Rata Share of such amount shall be solely for the account of the applicable L/C Issuer.

(v) Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the applicable L/C Issuer, the Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuance of a Default, or (c) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the applicable L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect plus any administrative, processing or similar fees customarily charged by the applicable L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant L/C Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the applicable L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the applicable L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the applicable L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuers for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, any other Loan Document or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by the applicable L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrower or any waiver by such L/C Issuer which does not in fact prejudice the Borrower;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the applicable L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP98 or the ICC, as applicable;

(vii) any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Restricted Subsidiary or in the relevant currency markets generally ; or

(ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of any L/C Issuer, any Agent-Related Person or any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of bad faith, gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and nonappealable judgment); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of any L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and an L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves (as determined by a court of competent jurisdiction by final and nonappealable judgment) were caused by such L/C Issuer’s bad faith, willful misconduct or gross negligence or such L/C Issuer’s bad faith or willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and, absent bad faith, gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and nonappealable judgment), no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the “International Standby Practices 1998” (or such later version thereof as may be in effect at the time of issuance) published by the Institute of International Banking Law & Practice (the “ISP98”) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the times of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (Euro)) shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the applicable L/C Issuer shall not be responsible to the Borrower for, and such L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such L/C Issuer required or expressly permitted under any law, order, or practice that is applicable to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP98 or ICC, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any L/C Issuer chooses such law or practice.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, in Dollars, (i) a fee for each commercial Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit), and (ii) a fee for each standby Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) (each of the foregoing clauses (i) and (ii), a “Letter of Credit Fee”); provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.15(a)(iv), with the balance of such fee, if any, payable to the applicable L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and on the date of termination of the Revolving Commitments, and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account in Dollars a fronting fee with respect to each Letter of Credit issued by such L/C Issuer equal to 0.125% per annum multiplied by the Dollar Equivalent of the daily maximum amount available to be drawn under such Letter of Credit. Such fronting fee shall be computed on a quarterly basis in arrears and shall be due and payable on the Business Day immediately following the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. In addition, the Borrower shall pay directly to each L/C Issuer for its own account in Dollars the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

(l) Extensions. If the Revolving Credit Facility Maturity Date in respect of any tranche of Revolving Commitments occurs prior to the expiration of any Letter of Credit (such maturity date, the “Earlier Commitment Maturity Date”), then (i) on such Earlier Commitment Maturity Date, if one or more other tranches of Revolving Commitments in respect of which the Revolving Credit Facility Maturity Date shall not have occurred are then in effect, with the consent of each L/C Issuer with respect to any outstanding Letter of Credit, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Section 2.03(d)) under (and participated by Lenders pursuant to their respective Pro Rata Shares with respect to) such later-maturing tranches of Revolving Commitments up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time, and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.14. Except to the extent of reallocations of participations pursuant to clause (i) of the immediately preceding sentence, the occurrence of a Letter of Credit Expiration Date with respect to a given tranche of Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Lenders in any Letter of Credit issued before such Letter of Credit Expiration Date.

(m) L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.03, provide the Administrative Agent a Letter of Credit Report as set forth below:

(i) reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);

(ii) on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;

(iii) on any Business Day on which the Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment;

(iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and

(v) (v) for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) no later than the date that is three (3) Business Days after each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer;

provided that, except to the extent expressly set forth in the other provisions of this Section 2.03 or otherwise in this Agreement, a delay by an L/C Issuer in the provision of such Letter of Credit Report shall not impair such L/C Issuer’s rights under this Agreement or the other Loan Documents (including, for the avoidance of doubt, such L/C Issuer’s rights under this Section 2.03).

2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate principal amount not to exceed at any time outstanding an amount equal to the Swing Line Sublimit; provided that such amount is part of, and not in addition to, the Aggregate Revolving Commitments, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Loans and L/C Obligations of the Swing Line Lender in its capacity as a Lender of Revolving Loans, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) except as set forth above, the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Borrowing of a Swing Line Loan shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative

Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $100,000, or a whole multiple of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of a Swing Line Loan directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably requests and authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 5.02 (other than delivery of a Loan Notice). The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (b) the occurrence or continuance of a Default, or (c) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02. No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loans or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata

Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g) Extensions. If any Revolving Credit Facility Maturity Date applicable to any Revolving Commitments shall have occurred at a time when another tranche or tranches of Revolving Commitments is or are in effect with a longer Revolving Credit Facility Maturity Date (such earlier Revolving Credit Facility Maturity Date, the “Earlier Maturity Date”), then, on the Earlier Maturity Date, all then outstanding Swing Line Loans shall be repaid in full (and there shall be no adjustment to the participations in such Swing Line Loans as a result of the occurrence of the Earlier Maturity Date).

2.05 Prepayments.

(a) Voluntary Prepayments of Loans.

(i) Revolving Loans. Each Borrower may, upon notice from the Borrower to the Administrative Agent, which may be given by telephone (provided that such telephonic notice is promptly followed by written notice, which notice may be on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, appropriately completed and signed by a Responsible Officer of the Borrower), at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (I) one (1) Business Day prior to any date of prepayment of Daily SOFR Loans, (II) three (3) Business Days prior to any date of prepayment of Term SOFR Loans denominated in Dollars, (III) four (4) Business Days prior to any date of prepayment of Revolving Loans denominated in Alternative Currencies (or five (5) Business Days, in the case of prepayment of Revolving Loans denominated in Special Notice Currencies), and (IV) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Revolving Loans other than Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or (x) if less, the entire principal amount thereof then outstanding or (y) with respect to Alternative Currencies, unless the Administrative Agent otherwise agrees in its sole discretion, the Dollar Equivalent thereof); and (C) any such prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Revolving Loans to be prepaid and, if Revolving Loans other than Base Rate Loans are to be prepaid, the Interest Period(s) of such Revolving Loans and, in the case of prepayment of all Revolving Loans, to the extent all outstanding Revolving Loans are solely denominated in Dollars, may state that such notice is conditioned upon the consummation of financing that will refinance the credit facility provided by this Agreement, in whole, in which case such notice may be revoked by the Borrower if such condition is not satisfied (by notice from the Borrower to the Administrative Agent on or prior to the specified effective date). The

Administrative Agent will promptly notify each Revolving Lender of its receipt of each such notice, and of the amount of such Revolving Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Daily SOFR Loan, a Term SOFR Loan or an Alternative Currency Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, each such prepayment shall be applied to the Revolving Loans of the Revolving Lenders in accordance with their respective Pro Rata Shares.

(ii) Swing Line Loans. The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) Term Loans. The Borrower may, upon notice to the Administrative Agent, which may be given by telephone (provided that such telephonic notice is promptly followed by written notice, which notice may be on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, appropriately completed and signed by a Responsible Officer of the Borrower), at any time or from time to time voluntarily prepay Terms Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (I) three (3) Business Days prior to any date of prepayment of Term SOFR Loans denominated in Dollars and (II) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Loans other than Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or if less, the entire principal amount thereof then outstanding); and (C) any such prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Term Loans to be prepaid and, if Term Loans other than Base Rate Loans are to be prepaid, the Interest Period(s) of such Term Loans and, in the case of prepayment of all Term Loans, may state that such notice is conditioned upon the consummation of financing that will refinance the Term Loans, in whole, in which case such notice may be revoked by the Borrower if such condition is not satisfied (by notice from the Borrower to the Administrative Agent on or prior to the specified effective date). The Administrative Agent will promptly notify each Term

Lender of its receipt of each such notice, and of the amount of such Term Lender’s ratable share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, each such prepayment shall be applied to the Term Loans of the Term Lenders in accordance with their respective ratable share.

(b) Mandatory Prepayments of Revolving Loans.

(i) Aggregate Revolving Commitments. If for any reason the (1) Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect; or (2) to the extent the Administrative Agent and/or the Lenders or L/C Issuers, as applicable, have imposed a limit on the Dollar Equivalent amount of Loans or Letters of Credit, as the case may be, with respect to any Alternative Currency, the Total Revolving Outstandings denominated in such Alternative Currency at any time exceed such limit, the Borrower shall, in each case, immediately prepay Revolving Loans and/or the Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Revolving Loans and Swing Line Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.

(ii) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied to Revolving Loans and Swing Line Loans and (after all Revolving Loans and all Swing Line Loans have been repaid) to Cash Collateralize L/C Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Loans other than Base Rate Loans and, in the case of Term SOFR Loans and Alternative Currency Term Rate Loans, in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

2.06 Termination or Reduction of Aggregate Commitments.

(a) Optional Reductions. The Borrower may, upon notice to the Administrative Agent, terminate the unused Aggregate Revolving Commitments or from time to time permanently reduce the unused Aggregate Revolving Commitments to an amount not less than the Outstanding Amount of Revolving Loans, Swing Line Loans and L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $250,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such sublimit shall be automatically reduced by the amount of such excess.

(b) Notice. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or Aggregate Revolving Commitments under this Section 2.06. Subject to Section 2.15, upon any reduction of the Aggregate Revolving Commitments, the Revolving Commitment of each Lender shall be reduced by such Lender’s Pro Rata Share of such reduction amount. All fees in respect of the Aggregate Revolving Commitments accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination. Any notice of termination of the Aggregate Revolving Commitment in whole delivered by the Borrower pursuant to this Section 2.06 may state that such notice is conditioned upon the consummation of financing that will refinance the credit facility provided by this Agreement, the consummation of a particular Disposition or occurrence of a Change of Control as specified in such notice, in which case such notice may be revoked by the Borrower if such condition is not satisfied (by notice from the Borrower to the Administrative Agent on or prior to the specified effective date).

2.07 Repayment of Loans.

(a) Revolving Loans. Each Borrower shall repay to the Lenders holding Revolving Commitments on the Revolving Credit Facility Maturity Date the aggregate principal amount of all Revolving Loans made to the Borrower outstanding on such date.

(b) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten (10) Business Days after such Loan is made, and (ii) the Revolving Credit Facility Maturity Date.

(c) Letters of Credit. If, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding (including the issuance by an L/C Issuer of a Letter of Credit with an expiry date after the Letter of Credit Expiration Date), the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.

(d) Term Loans. The Borrower shall repay to the Term Lenders on the Term Loan Maturity Date the aggregate principal amount of all Term Loans outstanding on such date.

2.08 Interest.

(a) Subject to the provisions of clause (b) below, (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of Term SOFR for such Interest Period plus the Applicable Rate, (ii) each Daily SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to Daily Simple SOFR plus the Applicable Rate; (iii) each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate; (iv) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period plus the Applicable Rate; (v) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the

Applicable Rate, and (vi) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) If any amount of principal of any Loan is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(c) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders at any time that an Event of Default has occurred and is continuing under Section 9.01(a) with respect thereto, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(d) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(e) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in clauses (h) and (i) of Section 2.03:

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender, in Dollars, in accordance with its Pro Rata Share, a commitment fee equal to the product of (i) the Applicable Rate times (ii) the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (y) the Outstanding Amount of Revolving Loans, and (z) the Outstanding Amount of L/C Obligations; provided that (A) no commitment fee shall accrue on the Revolving Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender, and (B) any commitment fee accrued with respect to the Revolving Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Restatement Effective Date, and on the Revolving Credit Facility Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For the avoidance of doubt, Swing Line Loans shall not be counted towards or considered usage of the Aggregate Revolving Commitments for purposes of computing the commitment fee in accordance with this Section 2.09(a).

(b) Other Fees.

(i) The Borrower shall pay to the Joint Lead Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Engagement Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) and for Loans denominated in Alternative Currencies shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest, including those with respect to Daily SOFR Loans, shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year) or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice as determined by the Administrative Agent. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall (i) in the case of Revolving Loans denominated in Dollars, be in the form of Exhibit C-1 (a “Revolving Note”), (ii) in the case of Swing Line Loans, be in the form of Exhibit C-2 (a “Swing Line Note”), and (iii) in the case of Revolving Loans or Incremental Loans denominated in an Alternative Currency, be in a form reasonably acceptable to the Administrative Agent. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in clause (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to the definition of “Interest Period”, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) Funding by Lenders; Presumption by Administrative Agent.

(i) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans or Alternative Currency Loans (or, in the case of any Borrowing of Daily SOFR Loans or Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of any Borrowing of Daily SOFR Loans or Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative or similar fees customarily charged by the Administrative Agent in connection with the foregoing, (B) in the case of a payment to be made by the Borrower in Dollars, the interest rate applicable to Base Rate Loans, and (C) in the case of a payment to be made by the Borrower in any Alternative Currency, in accordance with such market practice, in each case, as applicable. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

With respect to any payment that the Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in immediate available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount due to the Administrative Agent under this clause (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(b) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(b) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(b).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied in accordance with Section 9.03.

2.13 Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it (excluding any amounts applied by the Swing Line Lender to outstanding Swing Line Loans) resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Restricted Subsidiary thereof (as to which the provisions of this Section 2.13 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14 Cash Collateral.

(a) Certain Credit Support Events. (x) (i) Upon the request of the Administrative Agent or an L/C Issuer, if such L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (ii) if, as of the Letter of Credit Expiration Date (applicable to unutilized Revolving Commitments at least equal to outstanding L/C Obligations), any L/C Obligation for any reason (including the issuance by an L/C Issuer of a Letter of Credit with an expiry date after the Letter of Credit Expiration Date) remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations, or (y) if the aggregate principal amount of L/C Obligations exceeds the Letter of Credit Sublimit, the Borrower shall immediately provide Cash Collateral of at least such excess amount. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, an L/C Issuer or the Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender). The Administrative Agent may (and shall at the request of any L/C Issuer), at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent. Each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders (including the Swing Line Lender) and agrees, in respect of its Cash Collateral, to maintain (other than as a result of inconsistent actions taken by the Administrative Agent), a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as Cash Collateral pursuant hereto and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as provided herein, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby (after giving effect to Section 2.15(a)(iv)), the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.04, 2.05, 2.15 or 9.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied in satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.07(b)(x))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party (i) shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.14 may be otherwise applied in accordance with Section 9.03), and (ii) shall remain subject to the security interest granted pursuant to the Loan Documents unless released pursuant to another provision of the Loan Documents, and (y) the Person providing Cash Collateral and the applicable L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendment. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01 and the definition of Required Lenders.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to an L/C Issuer or to the Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by an L/C Issuer or the Swing Line Lender, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to (i) satisfy obligations of such Defaulting Lender to fund Loans under this Agreement, and (ii) Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, an L/C Issuer or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, a L/C Issuer or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. Nothing in this Section 2.15(a)(ii) shall serve as a waiver of rights of any Person against a Defaulting Lender.

(iii) Certain Fees. Such Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which such Lender is a Defaulting Lender (and such fee shall not accrue and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender), and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).

(iv) Reallocation of Pro Rata Shares to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause, with respect to any Non-Defaulting Lender, the aggregate Outstanding Amount of the Revolving Loans of such Non-Defaulting Lender, plus such Non-Defaulting Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Non-Defaulting Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 11.26, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral; Repayment of Swing Line Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure, and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

(c) New Swing Line Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied, acting reasonably, that it will have no Fronting Exposure after giving effect to such Swing Line Loan, and (ii) no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.16 [Reserved].

2.17 Incremental Credit Extensions.

(a) Request for Increase. Provided that no Default or Event of Default exists or would result therefrom (or, in the case of any Incremental Term Facility, the proceeds of which will be used to finance a Limited Condition Acquisition, provided that no Default or Event of Default under Section 9.01(a), (f) or (g) exists or would result therefrom), upon at least ten (10) Business Days’ (or such shorter period agreed to by the Administrative Agent in its sole discretion) notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time prior to the Latest Maturity Date, request (A) one or more new tranches of term loan facilities (any such new tranche, an “Incremental Term Facility”, any loans made pursuant to an Incremental Term Facility, “Incremental Term Loans”, and the commitments in respect of the Incremental Term Loans, the “Incremental Term Commitments”) and/or (B) an increase in the aggregate amount of the Revolving Commitments (any such increased Revolving Commitments, an “Additional Revolving Commitment” and any loans made in respect thereof, “Additional Revolving Loans”; the Additional Revolving Loans with the Incremental Term Loans, collectively, the “Incremental Loans”; and the Additional Revolving Commitments, collectively with any Incremental Term Commitments, the “Incremental Commitments”), in the case of all Incremental Commitments, in aggregate total principal amount not to exceed (1) the sum of (x) the greater of (i) $500,000,000 and (ii) 100% of Consolidated EBITDA for the period of four fiscal quarters most recently ended (and calculated on a pro forma basis after giving effect to such incurrence and any acquisition or investment consummated in connection therewith) (the amount permitted by this clause (x), the “Fixed Incremental Amount”) minus (y) Incremental Loans previously incurred pursuant to clause (x) above plus (z) all voluntary prepayments of the Term Loans, any then-existing Incremental Term Facility and commitment reductions under the Revolving Credit Facility, as applicable, prior to the date of such incurrence, but not to exceed the Fixed Incremental Amount, plus (2) additional amounts so long as after giving effect thereto (and assuming the Commitments are fully drawn) the Consolidated Total Net Leverage Ratio is not greater than 4.00 to 1.00; provided that (i) any such request for an Incremental Term Facility shall be in a minimum amount of $25,000,000); (ii) any such request for an Additional Revolving Commitment shall be in a minimum amount of $5,000,000; (iii) the Incremental Commitments shall be provided by one or more Eligible Assignees acceptable to the Borrower; and (iv) no Lender shall be required to provide any or all of the Incremental Commitments.

(b) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. In order to achieve the full amount of a requested increase, the Borrower may invite Eligible Assignees (in addition to, or in lieu of existing Lenders) to become Lenders pursuant to an Incremental Amendment (as defined below). Any Lender not responding within such ten (10) Business Day period shall be deemed to have declined to increase its Commitment.

(c) Effective Date and Allocations. If the Commitments are increased in accordance with this Section 2.17, the Administrative Agent and the Borrower shall determine the effective date (the “Incremental Closing Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Incremental Closing Date.

(d) Documentation. Commitments in respect of any Incremental Commitments shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, which amendment shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel and executed by the Borrower, each Lender providing such Incremental Commitments and the Administrative Agent. An Incremental Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.17. In addition, unless otherwise specifically provided herein, (i) all references in the Loan Documents to Revolving Loans shall be deemed, unless the context otherwise requires, to include references to Additional Revolving Loans made pursuant to Additional Revolving Commitments and (ii) all references in the Loan Documents to Term Loans shall be deemed, unless the context otherwise requires, to include references to Incremental Term Loans made pursuant to Incremental Term Commitments.

(e) Conditions to Effectiveness of Increase. As a condition precedent to the effectiveness of any Incremental Amendment, the Borrower shall deliver to the Administrative Agent (1) a certificate of a Responsible Officer of each Loan Party, dated as of the Incremental Closing Date, (i) attaching the resolutions adopted by such Loan Party approving or consenting to such increase of the Commitments and certifying that such resolutions are true and correct and in full force and effect as of such date, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase of the Commitments, (A) the representations and warranties contained in Article VI and the other Loan Documents are (I) with respect to representations and warranties that contain a materiality qualification or are qualified by Material Adverse Effect, true and correct, and (II) with respect to representations and warranties that do not contain a materiality qualification and are not qualified by Material Adverse Effect, true and correct in all material respects on and as of the Incremental Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are (x) with respect to representations and warranties that contain a materiality qualification or are qualified by Material Adverse Effect, true and correct, and (y) with respect to representations and warranties that do not contain a materiality qualification and are not qualified by Material Adverse Effect, true and correct in all material respects, in each case, as of such earlier date, and except that for purposes of this Section 2.17, after financial statements have been delivered pursuant to Section 7.01(a) or (b), the representations and warranties contained in clauses (a), (b) and (f) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01; provided that in the case of any Incremental Term Facility, the proceeds of which will be used to finance a Limited Condition Acquisition, the representations and warranties shall be limited to (i) the representation and warranty that the Loans incurred pursuant to this Agreement are senior Indebtedness of the Borrower, and (ii) the Specified Representations, and (B) no Default or Event of Default (but in the case of any Incremental Term Facility, the proceeds of which will be used to finance a Limited Condition Acquisition, no Default or Event of Default under Section 9.01(a), (f) or (g)) exists or would result from the incurrence of such Incremental Commitments or Incremental Loans and (2) such legal opinions, officers’ certificates and/or reaffirmation agreements reasonably requested by the Administrative Agent.

(f) Reallocations. On the Incremental Closing Date with respect to any Additional Revolving Commitments, all outstanding Revolving Loans shall be reallocated among the Lenders (including any Additional Lenders providing a portion of the Additional Revolving Commitments) such that, after giving effect to the Additional Revolving Commitments, each Lender (including each Additional Lender providing a portion of the Additional Revolving Commitments) shall hold its Pro Rata Share of the Revolving Loans. In addition, upon each increase in the Revolving Commitments pursuant to this Section 2.17, each Lender holding Revolving Commitments immediately prior to such increase will automatically and without further action be deemed to have assigned to each Additional Lender providing a portion of the Additional Revolving Commitments, and each such Additional Lender will automatically and without further action be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, each Lender (including each Additional Lender providing a portion of the Additional Revolving Commitments) shall hold its Pro Rata Share of the (i) participations hereunder in Letters of Credit, and (ii) participations hereunder in Swing Line Loans. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this Section 2.17(f).

(g) Terms. The terms and provisions (including the commitment fee) of the Incremental Loans made pursuant to Incremental Commitments (and such Incremental Commitments) shall be identical to (and shall rank pari passu in right of payment with and be unsecured to the same extent as) the Revolving Loans and Revolving Commitments or the Term Loans, as applicable except (x) with respect to maturity, mandatory payments and commitment reductions and interest rate margins, in each case, as expressly set forth below, or (y) as is reasonably satisfactory to Administrative Agent. In furtherance of the foregoing, (a)(i) any Additional Revolving Commitments and any Additional Revolving Loans shall not mature earlier than the Latest Maturity Date (but may mature after the Latest Maturity Date), and (ii) any Incremental Term Loans shall not mature earlier than the Term Loan Maturity Date (but may mature after the Term Loan Maturity Date), (b)(i) the Additional Revolving Loans shall not require any mandatory commitment reductions that are not applicable to the other Revolving Commitments prior to the Revolving Credit Facility Maturity Date (but may include mandatory commitment reductions that are not applicable to the other Revolving Commitments after the Revolving Credit Facility Maturity Date), and (ii) the Incremental Term Facility may be subject to customary mandatory prepayments from Dispositions, excess cash flow and Indebtedness that is not permitted under Section 8.03, (c)(i) the interest rate margins for the Additional Revolving Commitments (and related Additional Revolving Loans) shall be determined by the Borrower and the applicable Lenders; provided that, in the event that the interest rate margins for any Additional Revolving Commitments (and related Additional Revolving Loans) exceed the interest rate margins for any existing Revolving Commitments (and related Revolving Loans) by more than 0.50%, then the interest rate margins for all existing Revolving Commitments (and related Revolving Loans) shall automatically be increased to the extent necessary so that the interest rate margins for the Additional Revolving Commitments (and related Additional Revolving Loans) do not exceed the interest rate margins for existing Revolving Commitments (and related Revolving Loans) by more than 0.50%; provided, further, that, in determining the interest rate margins, (x) any imposition of, or increases in, as applicable, (A) minimum Base Rate, Daily Simple SOFR, Term SOFR, Alternative Currency Daily Rate or Alternative Currency Term Rate “floors” or (B) credit spread adjustments shall be equated to interest rate margin, and (y) customary arrangement, structuring, underwriting or similar up-front fees payable to the Joint Lead Arrangers (or their affiliates), in their capacity as such and not as Lenders, in connection with the existing Revolving Commitments or to one or more arrangers (or their affiliates) of the Incremental Commitments shall be excluded from the determination of interest rate margin, and (ii) the pricing applicable to any Incremental Term Facility shall be as determined by the Borrower and the Lenders providing such Incremental Term Facility, and (d) the Incremental Term Loans shall not have amortization of more than 5% per annum of their original principal amount.

(h) Technical Amendments; Conflicting Provisions. The Borrower and the Administrative Agent shall be entitled, without consent of any other Lender (except Lenders participating in the relevant Incremental Term Facility), to enter into any technical amendments they shall reasonably deem necessary (including to the definition of “Pro Rata Share”) in order to add an Incremental Term Facility to this Agreement, including to add Incremental Term Loans as Obligations ranking pari passu and sharing pro rata with the Revolving Credit Facility, and to address the rights of Term Lenders that have made Term Loans to vote on amendments, including all affected Lender votes as may be applicable. This Section 2.17 shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

2.18 Extensions of Maturity Date.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of a Class of Loans or Commitments, any tranche of Loans or Commitments with a like Maturity Date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of such Commitments) and on the same terms to each such Lender, the Borrower, on behalf of the Borrower, is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the applicable Maturity Date of each such Lender’s Loans or Commitments and otherwise modify the terms of such Loans or Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Commitments) (each, an “Extension,” and each group of Commitments, as so extended, as well as the original Commitments not so extended, being a “tranche”; any Extended Commitments shall constitute a separate tranche of Commitments from the tranche of Commitments from which they were converted; any Extended Term Loans shall constitute a separate tranche of Loans from the tranche of Loans from which they were converted), so long as the following terms are satisfied:

(i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders,

(ii) except as to interest rates, fees and the applicable Maturity Date (which shall be determined by the Borrower and the Lenders that agree to such Extension Offer and set forth in the relevant Extension Offer), (a) the Commitment of any Lender that agrees to an Extension with respect to such Commitment (an “Extending Lender”) extended pursuant to an Extension (an “Extended Commitment”), and the related Loans and other outstandings thereunder, shall be a Commitment (or related Loans and other outstandings, as the case may be) with the same terms as the terms of any other non-extending tranche of Commitments (and related Loans and other outstandings) and (b) the Term Loans or Incremental Term Loans of any Extending Lender extended pursuant to an Extension (an “Extended Term Loan”), and the related outstandings thereunder, shall be a Loan (or other related outstandings, as the case may be) with the same terms as the terms of any other non-extending tranche of Loans (and other related outstandings); provided that, in each case (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Commitments (and related Loans and other outstandings) or Extended Term Loans (and other related outstandings), as applicable, (B) repayments required upon the applicable Maturity Date of the non-extending Commitments or Loans, as applicable, and (C) repayment made in connection with a permanent repayment and termination of commitments or outstandings, as applicable (provided, however, that no Extended Commitment shall provide for mandatory commitment reductions prior to the Latest Maturity Date)) of Loans with respect to Extended Commitments or Extended Term Loans, as applicable, after the applicable Extension date shall be made on a pro rata basis with all other Commitments or Loans, as applicable, (2) subject to the provisions of Sections 2.03(l) and 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a Revolving Credit Facility Maturity Date when there exist Extended Commitments with a later Revolving Credit Facility Maturity Date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their respective Pro Rata Shares (and except as provided in Sections 2.03(l) and 2.04(g), without giving effect to changes thereto on an earlier Revolving Credit Facility Maturity Date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Loans with respect to, and termination of, Extended Commitments or Extended Term Loans, as applicable, after the applicable Extension date shall be made on a pro rata basis with all other Commitments or Loans, as applicable, except that the Borrower shall be permitted to permanently repay and terminate Commitments or Loans, as applicable, of any such tranche on a better than a pro rata basis as compared to any other tranche with a later maturity date than such tranche and (4) assignments and participations of Extended Commitments, the Extended Revolving Loans and the Extended Term Loans shall be governed by the same assignment and participation provisions applicable to Commitments and Loans, and (5) at no time shall there be Commitments or Loans hereunder that have more than 3 different maturity dates,

(iii) if the aggregate principal amount of Commitments or Loans in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Commitments or Loans, as applicable, offered to be extended by the Borrower pursuant to such Extension Offer, then the Loans of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer,

(iv) all documentation in respect of such Extension shall be consistent with the foregoing, and

(v) any applicable Minimum Extension Condition shall be satisfied unless waived by Borrower.

(b) With respect to all Extensions consummated by the Borrower pursuant to this Section 2.18, such Extensions shall not constitute voluntary or mandatory payments or prepayments or commitment reductions for purposes of Sections 2.05, 2.06, 2.12 or 2.13, and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and which may be waived by the Borrower) of Commitments or Loans, as applicable, of any or all applicable tranches be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.18 (including, for the avoidance of doubt, the payment of interest or fees in respect of any Extended Commitments or Extended Term Loans on the terms as may be set forth in the relevant Extension Offer).

(c) No consent of any Lender or the Administrative Agent (other than to the extent set forth in Section 11.07(b)) shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Commitments (or a portion thereof) or one or more of its Loans (or a portion thereof), and (B) with respect to the ability to obtain Letters of Credit under any Extension of any tranche of Commitments or Loans, as applicable, the consent of the Administrative Agent and each L/C Issuer, which consent shall not be unreasonably withheld or delayed. All Extended Commitments and all Extended Term Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower to effect the provisions of this Section 2.18, including in order to establish new tranches or sub-tranches in respect of Commitments or Loans so extended and such technical amendments as may be necessary or appropriate in connection therewith. In addition, if so provided in such amendment and with the consent of each L/C Issuer, participations in Letters of Credit expiring on or after the latest Revolving Credit Facility Maturity Date in respect of the then-existing Revolving Commitments shall be re-allocated from Lenders holding Revolving Commitments thereunder to Lenders holding Extended Commitments in accordance with the terms of such amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Commitments, be deemed to be participation interests in respect of such Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least 10 Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.18.

(e) Conflicting Provisions. This Section 2.18 shall supersede any provisions in Section 2.05, 2.06, 2.12, 2.13 or 11.01 to the contrary.

2.19 Refinancing Amendments.

(a) The Borrower may, by written notice to the Administrative Agent from time to time, request Indebtedness in exchange for, or to extend, renew, replace or refinance, in whole or in part, existing Term Loans, Incremental Term Loans or existing Revolving Loans (or unused Revolving Commitments), or any then-existing Refinancing Term Loans or Refinancing Revolving Commitments (solely for purposes of this Section 2.19, “Refinanced Debt”) in the form of (i) Refinancing Term Loans in respect of all or any portion of any Class of Term Loans then outstanding under this Agreement or (ii) Refinancing Revolving Commitments in respect of all or any portion of any Revolving Loans (and the unused Revolving Commitments with respect to such Revolving Loans) then outstanding under this

Agreement, in each case pursuant to a Refinancing Amendment (such Indebtedness, “Refinancing Facility”). Each written notice to the Administrative Agent requesting a Refinancing Amendment shall set forth (i) the amount of the Refinancing Term Loans or Refinancing Revolving Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000) and (ii) the date on which such Refinancing Term Loans or Refinancing Revolving Commitments are requested to become effective (which shall not be less than three Business Days (or such shorter period as the Administrative Agent may reasonably agree) after the date of such notice). The Borrower shall seek a Refinancing Facility from existing Lenders on a pro rata basis (each of which shall be entitled to agree or decline to participate in its sole discretion) and to the extent not accepted by existing Lenders, may invite any Person that is an Eligible Assignee (each such Person that is not an existing Lender and that agrees to provide any portion of the Refinancing Facility pursuant to a Refinancing Amendment in accordance with this Section 2.19, an “Additional Lender”).

(b) Notwithstanding the foregoing, the effectiveness of any Refinancing Amendment shall be subject to (i) on the date of effectiveness thereof, no Event of Default shall have occurred and be continuing or shall be caused thereby, (ii) the terms of the applicable Refinancing Facility shall comply with Section 2.19(c), (iii) before and after giving effect to the incurrence of any Refinancing Facility, each of the conditions set forth in Section 5.02 shall be satisfied, and (iv) except as otherwise specified in the applicable Refinancing Amendment, the Administrative Agent shall have received (with sufficient copies for each of the Refinancing Term Loan Lenders and Refinancing Revolving Lenders, as applicable) legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Restatement Effective Date under Section 5.01.

(c) The terms and provisions of any Refinancing Facility incurred pursuant to any Refinancing Amendment shall be, except as otherwise set forth herein or in the Refinancing Amendment and reasonably acceptable to the Administrative Agent, taken as a whole, determined by the Borrower, no more favorable to the Lenders providing such Indebtedness than those applicable to the applicable Refinanced Debt (other than any provisions which apply only to periods after the maturity date of the Refinanced Debt); provided that (i) such Refinancing Facility shall have (A) a maturity date no earlier than the maturity date of the applicable Refinanced Debt and (B) a weighted average life equal to or greater than that of the Refinanced Debt, (ii) there shall be no scheduled amortization of such Refinancing Facility consisting of Refinancing Revolving Commitments and the scheduled termination date of such Refinancing Revolving Commitments shall not be earlier than the scheduled termination date of the Refinanced Debt, (iii) such Refinancing Facility will rank pari passu or junior in right of payment with (and will be unsecured to the same extent as) the other Obligations hereunder, (iv) such Refinancing Facility shall be guaranteed by the Guarantee (if then applicable), (v) the interest rate margin, rate floors, fees, original issue discount and premiums applicable to such Refinancing Facility shall be determined by the Borrower and the Lenders providing such Refinancing Facility, (vi) such Refinancing Facility (including, if such Indebtedness includes any Refinancing Revolving Commitments, the unused portion of such Refinancing Revolving Commitments) shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and fees and expenses associated with the refinancing, and the aggregate unused Refinancing Revolving Commitments shall not exceed the unused Revolving Commitments being replaced, and (vii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with the incurrence of such Refinancing Facility in accordance with the provisions of Section 2.13; provided, further, that to the extent that such Refinancing Facility consists of Refinancing Revolving Commitments, the Revolving Commitments being refinanced by such Refinancing Facility shall be terminated, and all accrued fees in connection therewith shall be paid, on the date such Refinancing Facility is issued, incurred or obtained.

(d) In connection with any Refinancing Facility pursuant to this Section 2.19, the Borrower, the Administrative Agent and each applicable Lender or Additional Lender shall execute and deliver to the Administrative Agent a Refinancing Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence such Refinancing Facility. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent reasonably necessary to reflect the existence and terms of the Refinancing Facility incurred pursuant thereto. The Borrower and the Administrative Agent shall be entitled, without consent of any other Lender (except Lenders participating in the relevant Refinancing Facility), to enter into any technical amendments they shall reasonably deem necessary (including to the definition of “Pro Rata Share”) in order to add a Refinancing Facility to this Agreement, including to add Refinancing Loans as Obligations ranking pari passu and sharing pro rata with the Revolving Credit Facility, and to address the rights of Lenders to vote on amendments, including all affected Lender votes as may be applicable. This Section 2.19 shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

Article III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of the respective Loan Parties hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws (as determined in the good faith discretion of an applicable withholding agent) require any Loan Party or the Administrative Agent to withhold or deduct any Tax, then (A) such Loan Party or the Administrative Agent, as applicable, shall be entitled to make such deduction or withholding, (B) such Loan Party or the Administrative Agent, as applicable, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law, and (C) if such Tax is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased by additional amounts so that after such deduction or withholding has been made (including such deduction and withholding applicable to additional amounts payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of clause (a) above, each Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c) Tax Indemnifications.

(i) Without limiting the provisions of clause (a) or (b) above, each Loan Party shall, and does hereby, jointly and severally indemnify, each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) required to be withheld or deducted from a payment to such Recipient or payable or paid by the Recipient, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, or with respect to amounts payable under clause (a) above, whether or not such

Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to a Loan Party by a Lender or L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or L/C Issuer, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of clause (a) or (b) above, if any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any Tax or other amount from payments to or for the account of any Lender or L/C Issuer, such Lender or L/C Issuer, as the case may be, shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities and expenses (including the fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by any Governmental Authority. Each Lender and L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments. Upon request by a Loan Party or the Administrative Agent, as the case may be, after any payment of Taxes by such Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Loan Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Loan Party or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws and at the time or times when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made by the respective Loan Parties hereunder or under any other Loan Document are subject to Taxes or information reporting, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or any other Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdictions. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(e)(ii)(A), 3.01(e)(ii)(B) and 3.01(e)(ii)(E) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower on behalf of the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements;

(B) each Foreign Lender, to the extent legally entitled to do so, shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) executed originals of Internal Revenue Service Form W-8BEN or W‑8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II) executed originals of Internal Revenue Service Form W-8ECI,

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation”

described in section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E, or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. If any Lender requires the Borrower to pay any additional amounts to any Lender or Governmental Authority for the account of any Lender pursuant to this Section 3.01, then such Lender shall use reasonable efforts to re-designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or affiliates if, in the judgment of such Lender, such designation or assignment would (i) eliminate or reduce amounts payable pursuant to this Section 3.01 in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it in the judgment of such Lender.

(E) If a payment made to a Lender hereunder or under any other Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower or the Administrative Agent, as applicable, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, as applicable, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent, as applicable, as may be necessary for the Borrower or the Administrative Agent, as applicable, to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01, “FATCA” shall include any amendments made to FATCA.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or L/C Issuer, or have any obligation to pay to any Lender or L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the applicable Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (f), in no event will the Recipient be required to pay any amount to a Loan Party pursuant to this clause (f) the payment of which would place the Recipient in a less favorable net after-Tax position than the Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (f) shall not be construed to require the Administrative Agent, any Lender or L/C Issuer to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Obligations and the repayment, satisfaction or discharge of all obligations under any Loan Document.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to a Relevant Rate, or to determine or charge interest rates based upon a Relevant Rate or to purchase or sell, or to take deposits of any Alternative Currency in the applicable interbank market, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or maintain Alternative Currency Loans in the affected currency or currencies or, in the case of Loans denominated in Dollars, to make or maintain Term SOFR Loans or Daily SOFR Loans or to convert Base Rate Loans to Term SOFR Loans or Daily SOFR Loans, shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case, until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Daily SOFR Loans, Term SOFR Loans or Alternative Currency Loans in the affected currency or currencies of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans or Alternative Currency Term Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans or Alternative Currency Term Rate Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender or subject such Lender to any unreimbursed cost or expense.

3.03 Inability to Determine Rates.

(a) If in connection with any request for a Daily SOFR Loan, Term SOFR Loan or an Alternative Currency Loan or a conversion of Base Rate Loans to Daily SOFR Loans or Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent in good faith determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate for the applicable Agreed Currency has been determined in accordance with Section 3.03(b) or Section 3.03(c) and the circumstances under clause (i) of Section 3.03(b) or Section 3.03(c) or the Scheduled Unavailability Date, or the SOFR Scheduled Unavailability Date, has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable Agreed Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Daily SOFR Loan, Term SOFR Loan or Alternative Currency Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that the Relevant Rate with respect to a proposed Loan denominated in an Agreed Currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Loans in the affected currencies, as applicable, or to convert Base Rate Loans to Daily SOFR Loans or Term SOFR Loans, shall be suspended, in each case to the extent of the affected Alternative Currency Loans or Interest Period or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to Daily SOFR Loans or Term SOFR Loans, or Borrowing of, or continuation of Alternative Currency Loans to the extent of the affected Alternative Currency Loans or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein, and (ii) (A) any outstanding Daily SOFR Loans or Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately, and (B) any outstanding affected Alternative Currency Loans, at the Borrower’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Term Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Daily Rate Loan, or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided that if no election is made by the Borrower (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three (3) Business Days after receipt by the Borrower of such notice, or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Borrower shall be deemed to have elected clause (1) above.

(b) Replacement of SOFR or SOFR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i) in the case of Term SOFR Loans, adequate and reasonable means do not exist for ascertaining Term SOFR because Term SOFR is not available or published on a current basis and such circumstances are unlikely to be temporary;

(ii) in the case of Daily SOFR Loans, adequate and reasonable means do not exist for ascertaining SOFR because SOFR is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(iii) the Applicable Authority has made a public statement identifying a specific date after which Term SOFR or SOFR, as applicable, shall or will no longer be made available, or permitted to be used for determining the interest rate of syndicated loans denominated in Dollars, or shall or will otherwise cease; provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide Term SOFR or SOFR, as applicable, (the date on which Term SOFR or SOFR, as applicable, is no longer available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”);

or if the events or circumstances of the type described in Section 3.03(b)(i), (ii) or (iii) have occurred with respect to the SOFR Successor Rate then in effect for Term SOFR or Daily Simple SOFR, as applicable, then, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or Daily Simple SOFR, as applicable, or any then current SOFR Successor Rate for Dollars in accordance with this Section 3.03 with (y) in the case of Term SOFR, with Daily Simple SOFR if no event or circumstance of the type described in Section 3.03(b)(ii) or (iii) have occurred in respect of Daily Simple SOFR, and (z) if the preceding clause (y) does not apply, an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent in its reasonable discretion from time to time and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “SOFR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(c) Replacement of Relevant Rate or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining the Relevant Rate (other than Daily Simple SOFR and Term SOFR) for an Agreed Currency (other than Dollars) because none of the tenors of such Relevant Rate (other than Daily Simple SOFR and Term SOFR) under this Agreement is available or published on a current basis, and such circumstances are unlikely to be temporary; or

(ii) the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate (other than Daily Simple SOFR and Term SOFR) for an Agreed Currency (other than Dollars) under this Agreement shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in such Agreed Currency (other than Dollars), or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate (other than Daily Simple SOFR and Term SOFR) for such Agreed Currency (other than Dollars) (the latest date on which all tenors of the Relevant Rate for such Agreed Currency (other than Dollars) under this Agreement are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);

or if the events or circumstances of the type described in Section 3.03(c)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Agreed Currency or any then current Successor Rate for an Agreed Currency in accordance with this Section 3.03 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent in its reasonable discretion from time to time and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Non-SOFR Successor Rate”, and collectively with the SOFR Successor Rate, each a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(d) Successor Rate. The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes (in consultation with the Borrower) from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

(e) For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in the relevant Alternative Currency shall be excluded from any determination of Required Lenders.

3.04 Increased Cost and Reduced Return; Capital Adequacy.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except the requirements of the Bank of England and the Financial Services Authority and/or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or any L/C Issuer;

(ii) subject the Administrative Agent, any Lender, any L/C Issuer or other recipient of any payment hereunder to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a

Letter of Credit or any Daily SOFR Loans, Term SOFR Loans or Alternative Currency Loans made by it, or on its deposits, liquidity, reserves, other liabilities or capital attributable thereto or change the basis of taxation of payments to such Lender or such L/C Issuer in respect thereof (except for (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes, and (C) Connection Income Taxes); or

(iii) result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Daily SOFR Loans, Term SOFR Loans or Alternative Currency Loans; or

(iv) impose on any Lender or any L/C Issuer or any applicable interbank market any other condition, cost or expense (in each case, excluding Taxes) affecting this Agreement or Daily SOFR Loans, Term SOFR Loans or Alternative Currency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time, upon the written request of such Lender or such L/C Issuer, the Borrower will pay, subject to Section 3.04(c), to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered. Each L/C Issuer and each Lender agrees that, in the event that it submits any demand for payment under this Section 3.04(b) it shall, as part of making such demand, have made a good faith determination (which determination shall be conclusive) that it is concurrently making similar demands of other (but not necessarily all) customers similarly situated.

(c) Certificates for Reimbursement. Any Lender or L/C Issuer claiming compensation pursuant to clause (a) or (b) of this Section 3.04 shall deliver to the Borrower a certificate setting forth a reasonably detailed calculation of the amount or amounts necessary to compensate such Lender or such

L/C Issuer or its holding company, as the case may be, and the basis for such compensation as specified in clause (a) or (b) of this Section 3.04, which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

3.05 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) to the Borrower from time to time, which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan (other than a Base Rate Loan) on a day other than the last day of the Interest Period or the relevant Interest Payment Date, as applicable, for such Loan, if applicable (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan (other than a Base Rate Loan) on the date or in the amount notified by the Borrower;

(c) any failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d) any assignment of any Loan (other than a Base Rate Loan) on a day other than the last day of the Interest Period or the relevant Interest Payment Date, as applicable, therefor as a result of a request by the Borrower pursuant to Section 11.16;

including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained (but excluding any loss of anticipated profits) or from the performance of any foreign exchange contracts. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Loan (other than a Base Rate Loan) made by it at Daily Simple SOFR, Term SOFR, the Alternative Currency Daily Rate or the Alternative Currency Term Rate, as applicable, for such Loan by a matching deposit or other borrowing in the offshore interbank eurocurrency market for such currency for a comparable amount and for a comparable period, whether or not such Loan was in fact so funded.

3.06 Matters Applicable to all Requests for Compensation.

(a) A certificate of the Administrative Agent, any Lender or any L/C Issuer claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error and the Borrower shall pay the Administrative Agent, such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

(b) Upon any Lender’s making a claim for compensation under Section 3.01 or 3.04, the Borrower may replace such Lender in accordance with Section 11.16.

3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

Article IV

GUARANTY

4.01 The Guaranty. At all times prior to the Ratings Guarantee Release Date, each of the Guarantors hereby jointly and severally guarantees to each Lender, each Swap Bank, each Treasury Management Bank and the Administrative Agent, as primary obligor and not as surety, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof. Each of the Guarantors hereby further agrees that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, Swap Contracts or Treasury Management Agreements, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations voidable or subject to avoidance under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable Debtor Relief Law or any comparable provisions of any applicable state law after taking into account, among other things, such Guarantor’s right of contribution and indemnification from each other Guarantor under Section 4.06.

4.02 Obligations Unconditional. The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Swap Contracts or Treasury Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been paid in full and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of any of the Loan Documents, any Swap Contract between any Loan Party and any Swap Bank or Treasury Management Agreement between any Loan Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreements shall be done or omitted;

(c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Swap Contract between any Loan Party and any Swap Bank or Treasury Management Agreement between any Loan Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreements shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d) any defense, set-off or counterclaim which may at any time be available to or be asserted by any Loan Party against the Lender, each Swap Bank, each Treasury Management Bank, the Administrative Agent; or

(e) any of the Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Swap Contract between any Loan Party and any Swap Bank or any Treasury Management Agreement between any Loan Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, or such Swap Contracts or such Treasury Management Agreements, or against any other Person under any other guarantee of any of the Obligations.

4.03 Reinstatement. The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy, insolvency or reorganization or otherwise, all as though such payment had not been made, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including the reasonable fees, charges and disbursements of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.04 Certain Additional Waivers. Each Guarantor acknowledges and agrees that (a) the guaranty given hereby may be enforced without the necessity of at any time of having to take recourse against the Borrower hereunder, (b) it will not assert any right to require that action first be taken against the Borrower or any other Person (including any co-guarantor) or pursuit of any other remedy or enforcement any other right, and (c) nothing contained herein shall prevent or limit (x) action being taken against the Borrower hereunder, under the other Loan Documents or the other documents and agreements relating to the Obligations, or (y) the exercise of any other rights or remedies available in respect thereof, if neither the Borrower nor the Guarantors shall timely perform their obligations, and the exercise of any such rights shall not constitute a discharge of any Guarantor’s obligations hereunder unless as a result thereof, the Obligations shall have been paid in full and the commitments relating thereto shall have expired or terminated, it being the purpose and intent that the Guarantors’ obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances.

4.05 Remedies. The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01.

4.06 Rights of Contribution. The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Obligations have been paid in full and the Commitments have terminated.

4.07 Guarantee of Payment; Continuing Guarantee. The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

4.08 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guarantee in respect of Swap Obligations that would otherwise constitute Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 4.08 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 4.08, or otherwise under this Guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 4.08 shall remain in full force and effect until the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. Each Qualified ECP Guarantor intends that this Section 4.08 constitute, and this Section 4.08 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

4.09 Guarantee Release. Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, automatically and permanently from and after the Ratings Guarantee Release Date, this Article IV shall no longer have any force or effect and, for the avoidance of doubt, no Guarantees shall be required to be provided or maintained under this Agreement or any of the other Loan Documents.

Article V

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

5.01 Conditions of Effectiveness. This Agreement, as amended and restated pursuant to the Amendment and Restatement Agreement, shall become effective upon the satisfaction of the following conditions precedent:

(a) Amendment and Restatement Agreement. Satisfaction of each of the conditions precedent to effectiveness set forth in clauses (a), (d) and (e) of Section 3 of the Amendment and Restatement Agreement.

(b) Opinions of Counsel. Receipt by the Administrative Agent of favorable opinions of legal counsel, addressed to the Administrative Agent and each Lender, dated as of the Restatement Effective Date, and in form and substance reasonably satisfactory to the Administrative Agent.

(c) No Material Adverse Change. There shall not have occurred since December 31, 2025, any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

(d) Litigation. There shall not exist any action, suit, investigation or proceeding pending in any court or before an arbitrator or Governmental Authority or threatened in writing that would reasonably be expected to have a Material Adverse Effect.

(e) Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), dated as of a recent date before the Restatement Effective Date and in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Restatement Effective Date;

(ii) such certificates of resolutions or other actions, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

(iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation and the state of its principal place of business.

(f) Lien Searches. Receipt by the Administrative Agent of searches of Uniform Commercial Code filings in the jurisdiction of formation of each Loan Party, and each other jurisdiction deemed appropriate by the Administrative Agent and copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens.

(g) [Reserved].

(h) Attorney Costs. Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Restatement Effective Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(i) Fees. Receipt by the Administrative Agent, the Joint Lead Arrangers and the Lenders of any fees and expenses required to be paid in connection with this Agreement and the other Loan Documents on or before the Restatement Effective Date.

(j) [Reserved].

(k) [Reserved].

(l) Closing Certificate. Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower certifying that (i) the conditions specified in Sections 5.01(c) and (d) and Sections 5.02(a) and (b) have been satisfied, (ii) the Borrower (after giving effect to the transactions contemplated by this Agreement, including any Borrowings on the Restatement Effective Date) is Solvent, and (iii) the Borrower and its Subsidiaries (after giving effect to transactions contemplated by this Agreement, including any Borrowings on the Restatement Effective Date) are Solvent on a consolidated basis.

(m) [Reserved].

(n) “Know Your Customer” Documentation. The Administrative Agent, the Joint Lead Arrangers and the Lenders shall have received at least three (3) Business Days prior to the Restatement Effective Date (i) all documentation and other information as has been reasonably requested in writing at least ten (10) Business Days prior to the Restatement Effective Date by the Administrative Agent, the Joint Lead Arrangers or the Lenders that they reasonably determine is required by regulatory authorities about the Borrower and the Guarantors under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and (ii) if the Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), a certification regarding beneficial ownership (a “Beneficial Ownership Certification”) of the Borrower as has been reasonably requested in writing by the Administrative Agent, a Joint Lead Arranger or a Lender at least ten (10) Business Days prior to the Restatement Effective Date that they reasonably determine is required by regulatory authorities under the Beneficial Ownership Regulation.

Without limiting the generality of the provisions of Section 10.04(b), for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed the Amendment and Restatement Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Effective Date specifying its objection thereto.

5.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (i) with respect to representations and warranties that contain a materiality qualification or are qualified by Material Adverse Effect, be true and correct, and (ii) with respect to representations and warranties that do not contain a materiality qualification and are not qualified by Material Adverse Effect, be true and correct in all material respects, in each case, on and as of the date of such Credit Extension (or, in the case of a Borrowing (other than under any Incremental Term Facility) the proceeds of which will be used to finance a Limited Condition Acquisition, (x) at the time of signing of the relevant acquisition or similar agreement, and (y) except as set forth in clause (2) of the proviso below, at the time of the Borrowing in respect thereof), except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall (A) with respect to representations and warranties that contain a materiality qualification or are qualified by Material Adverse Effect, be true and correct, and (B) with respect to representations and warranties that do not contain a materiality qualification and are not qualified by Material Adverse Effect, be true and correct in all material respects, in each case, as of such earlier date, and except that for purposes of this Section 5.02, after financial statements have been delivered pursuant to Section 7.01(a) or (b), the representations and warranties contained in clauses (a), (b) and (f) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), as applicable, of Section 7.01; provided that, (1) in the case of any Incremental Term Facility the proceeds of which will be used to finance a Limited Condition Acquisition, the representations and warranties shall be limited to (i) the representation and warranty that the Loans incurred pursuant to this Agreement are senior Indebtedness of the Borrower, and (ii) the Specified Representations, and (2) in the case of any other Borrowing (other than under any Incremental Term Facility) the proceeds of which are used to finance a Limited Condition Acquisition that closes on or before the date that is thirty (30) days after the signing of the acquisition or similar agreement in respect thereof, the only representations and warranties the accuracy of which shall be a condition to Borrowings to finance such Limited Condition Acquisition within such 30-day period shall be limited to (i) the representation and warranty that the Loans incurred pursuant to this Agreement are senior Indebtedness of the Borrower, (ii) the Specified Representations, and (iii) such of the representations made by the target on the closing date of such Limited Condition Acquisition in the acquisition or similar agreement in respect of such Limited Condition Acquisition as are material to the interests of the Lenders, but only to the extent that the Borrower (or its affiliates) has the right to terminate (or not perform) its obligations under such acquisition or similar agreement as a result of an inaccuracy of such representations in such acquisition or similar agreement.

(b) No Default shall exist, or would result from such proposed Credit Extension; provided, that (x) in the case of a Borrowing under any Incremental Term Facility the proceeds of which will be used to finance a Limited Condition Acquisition, such condition in this clause (b) shall be limited to no Default or Event of Default under Section 9.01(a), (f) or (g) and (y) in the case of any other Borrowing (other than a Borrowing under any Incremental Term Facility) the proceeds of which will be used to finance a Limited Condition Acquisition, such condition in this clause (b) shall be as follows: (1) no Default shall exist or would result from such proposed Credit Extension at the time of the signing of the relevant acquisition or similar agreement or, except as provided in the following clause (2), at the time of funding of the relevant Borrowing (other than a Borrowing under any Incremental Term Facility) and (2) in the case of any Borrowing (other than a Borrowing under any Incremental Term Facility) the proceeds of which are used to finance a Limited Condition Acquisition that closes on or before the date that is thirty (30) days after the signing of the acquisition or similar agreement in respect thereof, no Default or Event of Default under Section 9.01(a), (f) or (g) shall exist or result therefrom at the time of such Borrowing.

(c) [Reserved].

(d) There shall not have been commenced against the Borrower or any Restricted Subsidiary an involuntary case under any applicable Debtor Relief Law, now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed.

(e) The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(f) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 5.02 have been satisfied on and as of the date of the applicable Credit Extension.

Article VI

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:

6.01 Existence, Qualification and Power. Each Loan Party (a)(i) is duly organized or formed and validly existing, and (ii) as applicable, is in good standing, in each case, under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and, (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (a)(ii) (only in the case of a Loan Party that is not the Borrower), (b)(i) or (c), to the extent that failure to be, or to do so, as applicable, could not reasonably be expected to have a Material Adverse Effect.

6.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of (i) any Contractual Obligation to which such Person is a party, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its Property is subject; (c) result in the creation of any Lien under any Contractual Obligation (other than under a Loan Document) to which such Person is a party; or (d) violate any Law (including Regulation U or Regulation X); except in each case referred to in clauses (b), (c) and (d) of this Section 6.02, to the extent such conflict, breach, contravention, creation, payment or violation could not reasonably be expected to have a Material Adverse Effect.

6.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, other than (i) those that have already been obtained and are in full force and effect, (ii) filings with the SEC after the Restatement Effective Date under Section 13 or 15(d) of the Securities Exchange Act of 1934, and (iii) to the extent the failure to obtain the same could not reasonably be expected to have a Material Adverse Effect.

6.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

6.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) to the extent required by GAAP, show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including material liabilities for taxes, commitments and Indebtedness.

(b) The unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated March 31, 2026, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for trailing nine (9) month period ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustment; and (iii) to the extent required by GAAP, show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments and Indebtedness.

(c) From the date of the Audited Financial Statements to and including the Restatement Effective Date, there has been no Disposition by the Borrower or any Subsidiary, or any Involuntary Disposition, of any material part of the business or Property of the Borrower and its Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Restatement Effective Date.

(d) The Restatement Effective Date Projections are based upon assumptions that were reasonable in light of the conditions existing at the time of delivery to the Administrative Agent thereof, it being understood that projections, forecasts and other forward looking information are subject to significant contingencies and uncertainties, many of which are beyond the control of the Borrower and that no assurance can be given that such projections and forecasts will not change or be realized.

(e) The financial statements delivered pursuant to Section 7.01(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.01(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such periods.

(f) Since the date of the Audited Financial Statements, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

6.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or (b) is reasonably likely to be determined adversely to the Borrower or any of its Restricted Subsidiaries and, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

6.07 [Reserved].

6.08 Ownership of Property; Liens. Each of the Borrower and its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all Real Property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Property of the Borrower and its Restricted Subsidiaries is subject to no Liens, other than Permitted Liens.

6.09 Environmental Compliance. Except as could not reasonably be expected to have a Material Adverse Effect:

(a) Each of the Loan Parties, their Subsidiaries and the Facilities and their respective operations are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Loan Parties, their Subsidiaries and the Facilities or the Businesses, and there are no conditions relating to the Loan Parties, their Subsidiaries and the Facilities or the Businesses that could give rise to liability under or relating to any applicable Environmental Laws.

(b) None of the current or former Facilities contains, or has previously contained, any Hazardous Materials at, on or under such Facilities in a manner, amount or concentration that constitutes or constituted a violation of, or could give rise to liability under, Environmental Laws.

(c) No Loan Party nor any of its Subsidiaries has received any written or verbal notice of, or inquiry from any Governmental Authority or third party regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(d) Hazardous Materials have not been transported or disposed of from any of the current or former Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf of any Loan Party or any of its Subsidiaries in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

(e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened, under any Environmental Law to which any Loan Party or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under or relating to any Environmental Law with respect to any Loan Party, any of its Subsidiaries, the Facilities or the Businesses.

(f) There has been no release or threat of release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including disposal) of any Loan Party or any of its Subsidiaries in connection with the current or former Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

6.10 Insurance. The properties of the Borrower and its Restricted Subsidiaries are either self-insured or insured with reputable insurance companies not Affiliates of the Borrower, in such amounts, after giving effect to any self-insurance compatible with the following standards, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary operates.

6.11 Taxes. The Borrower and its Subsidiaries have filed all United States federal, state and other tax returns and reports required to be filed, and have paid all United States federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of organization), or (b) the failure to file or pay the same could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, there is no proposed tax assessment against the Borrower or any Restricted Subsidiary that would, if made, have a Material Adverse Effect.

6.12 Employee Benefit Plans.

(a) Each Plan is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and the regulations thereunder, except to the extent that any such noncompliance would not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS or is entitled to rely on an opinion letter issued to a pre-approved plan sponsor or an application for such a letter has been filed with the IRS with respect thereto and, to the knowledge of the Loan Parties, no facts or circumstances have occurred subsequent to the issuance of any such determination letter which would cause such Plan to lose its qualified status. Except as would not reasonably be expected to have a Material Adverse Effect, each Loan Party and, to the knowledge of each Loan Party, each ERISA Affiliate of each Loan Party has made all required contributions to each Plan subject to Section 412 or Section 430 of the Internal Revenue Code, and no application for a minimum funding waiver or an extension of any amortization period pursuant to Section 412 or Section 430 of the Internal Revenue Code has been made with respect to any Pension Plan.

(b) There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c) Except as would not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and, to the knowledge of the Loan Parties, no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) no Loan Party nor any ERISA Affiliate has engaged in a transaction that would reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA.

6.13 Subsidiaries. Set forth on Schedule 6.13 is a complete and accurate list as of the Restatement Effective Date of each Subsidiary of the Borrower, together with (i) number of shares of each class of Capital Stock outstanding, (ii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary, and (iii) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of each Subsidiary is validly issued, fully paid and non-assessable.

6.14 Margin Regulations; Investment Company Act.

(a) No part of the proceeds of any Credit Extension will be used by the Borrower or any of its Subsidiaries in any manner that would result in a violation of Regulation T, Regulation U or Regulation X.

(b) Neither the Borrower nor any of its Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

6.15 Disclosure. No report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized by the Administrative Agent and the Lenders that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results and the differences may be material).

6.16 Compliance with Laws. Each of the Borrower and each Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.17 Sanctions. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions or (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority, or (iii) located, organized or resident in a Designated Jurisdiction, in violation of Sanctions. The Borrower and its Subsidiaries have conducted their businesses in compliance with all applicable Sanctions in all material respects and have instituted and maintained policies and procedures designed to achieve compliance with such laws.

6.18 Anti-Corruption Laws. Each Loan Party and its respective Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions that are applicable to such Loan Party or such Subsidiary and have instituted and maintained policies and procedures designed to achieve compliance with such laws.

6.19 Intellectual Property; Licenses, Etc. The Borrower and its Restricted Subsidiaries own, or possess the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses. Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of any IP Rights or the validity or effectiveness of any IP Rights, nor does any Loan Party know of any such claim, and, to the knowledge of the Responsible Officers of the Loan Parties, the use of any IP Rights by the Borrower or any Restricted Subsidiary or the granting of a right or a license in respect of any IP Rights from the Borrower or any Restricted Subsidiary does not infringe on the rights of any Person.

6.20 Solvency. The Loan Parties are Solvent on a consolidated basis.

Article VII

AFFIRMATIVE COVENANTS

So long as Full Satisfaction has not occurred, the Loan Parties shall and shall cause each Subsidiary to (as applicable):

7.01 Financial Statements. Deliver to the Administrative Agent a number of copies for delivery to each Lender of the following, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing selected by the Borrower and reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity, and cash flows for such fiscal quarter ending (x) March 31, for the trailing three (3) month period ended on that date, (y) June 30, for the trailing six (6) month period ended on that date and (z) September 30, for the trailing nine (9) month period ended on that date, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the consolidated financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

7.02 Certificates; Other Information. Deliver to the Administrative Agent (which shall promptly deliver copies thereof to each Lender), in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) [reserved];

(b) concurrently with the delivery of the financial statements referred to in Section 7.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower and stating whether or not the financial statements have been filed with the Securities and Exchange Commission and are available on the EDGAR site at www.sec.gov;

(c) not more than the later of (x) one hundred twenty (120) days after the end of each fiscal year of the Borrower and (y) fifteen (15) Business Days after approval by the Borrower’s board of directors, the annual business plan and budget of the Borrower and its Subsidiaries containing, among other things, projected financial statements for each quarter of the next fiscal year, beginning with the fiscal year ending December 31, 2026;

(d) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Restricted Subsidiary, or any audit of any of them;

(e) promptly after the same are available, (i) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or to a holder of any Indebtedness owed by the Borrower or any Restricted Subsidiary in its capacity as such a holder and not otherwise required to be delivered to the Administrative Agent pursuant hereto, and (ii) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any other Governmental Authority responsible for environmental matters, the United States Occupational Health and Safety Administration, or other Governmental Authority responsible for health and safety matters, or any successor Governmental Authorities concerning environmental, health or safety matters;

(f) promptly, such additional information (including consolidating financial statements) regarding the business, financial or corporate affairs of the Borrower or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request;

(g) [reserved];

(h) [reserved]; and

(i) concurrently with the delivery of the financial statements referred to in Section 7.01(a) and (b), if (A) any new Cash Pooling Documents have been executed, or (B) any Cash Pooling Documents have been amended, modified or supplemented in any manner adverse in any material respect to the Lenders, or in any manner that reflects a change to the applicable Cash Pooling Agent or any Cash Pooling Customer party thereto, in each case under clauses (A) and (B), since the delivery of the financial statements referred to in Section 7.01(a) and (b) for the prior fiscal period, a copy of each such new Cash Pooling Document or of such amendments, modification or supplements to each such Cash Pooling Document, as applicable.

Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(e) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; (ii) on which such information is filed with the Securities and Exchange Commission and is available on the EDGAR site at www.sec.gov, or (iii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its Affiliates or their respective securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

7.03 Notices. Promptly after a Responsible Officer of the Borrower has obtained knowledge thereof notify the Administrative Agent of:

(a) the occurrence of any Default;

(b) any matter (including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any of its Restricted Subsidiaries, including pursuant to any applicable Environmental Laws) that has resulted or would reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; and

(d) any material change in accounting policies or financial reporting practices by the Borrower or any of its Restricted Subsidiaries.

Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity the events and circumstances giving rise to the applicable Default.

7.04 Payment of Material Taxes. Pay and discharge as the same shall become due and payable, all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, except to the extent (a) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP (or, in the case of Foreign Subsidiaries generally accepted accounting principles in effect from time to time in their respective jurisdictions of organization) are being maintained by the Borrower or such Restricted Subsidiary, or (b) the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.

7.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05.

(b) Preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05 and, with respect to Restricted Subsidiaries of the Borrower, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(c) Maintain all material rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(d) Preserve or renew all of its registered patents, trademarks, trade names and service marks that are necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(e) Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which such Person is organized and existing, in each case that are required for the execution, delivery, performance and enforceability of the Loan Documents, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.06 Maintenance of Properties. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and Involuntary Dispositions excepted, and make all necessary repairs thereto and renewals and replacements thereof, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.07 Maintenance of Insurance. Maintain insurance (subject to customary deductibles and retentions) with reputable insurance companies not Affiliates of the Borrower or maintain a self-insurance program, with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business operating in the same or similar jurisdictions, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

7.08 Compliance with Laws; Anti-Corruption Laws.

(a) Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or Property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(b) Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable similar anti-corruption Laws in other jurisdictions and applicable Sanctions, and maintain policies and procedures designed to achieve compliance with such laws.

7.09 Books and Records.

(a) Maintain proper books of record and account with entries that are full, true and correct in all material respects in conformity with GAAP (or, in the case of Foreign Subsidiaries that are Restricted Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of organization) consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be; and

(b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Restricted Subsidiary, as the case may be.

7.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties (provided that with respect to any leased property, such inspection shall not violate the terms of the applicable lease), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that (i) if no Event of Default exists, (x) the Borrower shall not be obligated to reimburse the expenses associated with more than one visit and inspection per calendar year, and (y) there shall be not more than one visit and inspection per fiscal year in the aggregate for the Administrative Agent and the Lenders; provided that in the case of this subclause (i), the Borrower may be present during any such visits, discussions and inspections; and (ii) when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

7.11 Use of Proceeds. Use the proceeds of the Credit Extensions (a) to finance working capital, capital expenditures and other general corporate purposes, (b) to repay, redeem or repurchase existing Indebtedness of the Borrower and its Restricted Subsidiaries (including Indebtedness under the Existing Credit Agreement), (c) to finance Acquisitions, and (d) at the Borrower’s sole discretion, to pay costs, premiums and expenses from the Transactions; provided that in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.

7.12 Additional Subsidiaries. Within thirty (30) days (or such longer period agreed to by the Administrative Agent in its sole discretion) after the Borrower’s delivery pursuant to Section 7.01(a) or (b), as applicable, of the financial statements for the fiscal period at the end of which (A) an acquisition or formation of any Wholly Owned Subsidiary that is a Domestic Subsidiary (including, without limitation, upon the formation of any Domestic Subsidiary that is a Delaware Divided LLC) occurs, (B) a Joint Venture becomes a Wholly Owned Subsidiary, (C) a Person otherwise ceases to be an Excluded Subsidiary, and (D) a designation in accordance with Section 7.17 of an Unrestricted Subsidiary as a Restricted Subsidiary occurs:

(a) notify the Administrative Agent thereof in writing, together with (i) jurisdiction of formation, (ii) number of shares of each class of Capital Stock outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and

(b) if such Subsidiary is a Domestic Subsidiary that is a Restricted Subsidiary (other than an Excluded Subsidiary), cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, and (ii) deliver to the Administrative Agent documents of the types referred to in Sections 5.01(e) and (f) and, if requested by the Administrative Agent, favorable customary opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i) of this clause (b)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

The Administrative Agent and the Lenders acknowledge and agree that FTI Capital Advisors, LLC, a Subsidiary of the Borrower, shall not be subject to the requirements of clause (b) above.

7.13 Employee Benefits. Except where the failure to so comply would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and the regulations and published interpretations thereunder; (b) cause each Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 or Section 430 of the Internal Revenue Code.

7.14 [Reserved].

7.15 Designation as Senior Debt. Designate all Obligations as “designated senior debt” (or any similar designation) under any Subordinated Seller Indebtedness.

7.16 [Reserved].

7.17 Designation of Subsidiaries. The Borrower may at any time designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (1) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (2) immediately after giving effect to such designation, the Borrower shall be in compliance, on a Pro Forma Basis, with the Financial Covenant and (3) immediately after giving effect to such designation on a pro forma basis, the total assets of all Unrestricted Subsidiaries, in the aggregate, as of the end of the period of four fiscal quarters most recently ended for which the Borrower has either delivered financial statements pursuant to Section 7.01(a) or (b) or with respect to fiscal periods ending prior to the Restatement Effective Date, for which the Borrower has filed financial statements with the SEC, shall not exceed 30.0% of the Consolidated Total Assets of the Borrower and its consolidated Restricted Subsidiaries (which, for the avoidance of doubt, will not include any such Unrestricted Subsidiaries to be so designated as of such date) at such date. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

Article VIII

NEGATIVE COVENANTS

So long as Full Satisfaction has not occurred, no Loan Party shall, or permit any Restricted Subsidiary to, directly or indirectly:

8.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the Restatement Effective Date and listed on Schedule 8.01 and any renewals, replacements or extensions thereof; provided that the Property covered thereby is not increased and any renewal, replacement or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b);

(c) (i) Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of organization) and (ii) Liens pursuant to the terms and conditions of any contracts between the Borrower or any Restricted Subsidiary and any U.S. or foreign governmental agency or authority;

(d) statutory or common law Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other like Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business; provided that such Liens secure only amounts not overdue for more than ninety (90) days or, if overdue for more than ninety (90) days are (i) unfiled and no other action has been taken to enforce the same or (ii) are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of organization) have been established;

(e) Liens incurred or pledges or deposits in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security or employment legislation, laws or regulations, other than any Lien imposed by ERISA or (ii) securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary or otherwise supporting the payment of items set forth in the foregoing clause (i);

(f) deposits to secure the performance of bids, tenders, government contracts trade contracts, licenses and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), stay bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, zoning restrictions, rights-of-way, use restrictions, encroachments, protrusions, minor defects or irregularities in title, reservations (including reservations in any original grant from any government of any water or mineral rights or interests therein) and similar encumbrances effecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not in excess of the Threshold Amount, unless any such judgment remains undischarged for a period of more than thirty (30) consecutive days during which execution is not effectively stayed (except to the extent covered by independent third-party insurance as to which the insurer has acknowledged in writing its obligation to cover);

(i) Liens securing (x) Indebtedness permitted under Section 8.03(e); provided that (i) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, accessions thereto and the proceeds thereof, (ii) the Indebtedness secured thereby does not exceed the purchase price of the Property being acquired and (iii) such Liens attach to such Property concurrently with or within one-hundred eighty (180) days after the acquisition thereof and (y) any renewals, replacements or extensions thereof; provided that the Property covered thereby is not increased and the amount secured or benefitted thereby is not increased;

(j) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of any Loan Party;

(k) any interest of title of a lessor under, and Liens arising in respect of leases permitted by this Agreement;

(l) liens deemed to exist in connection with Investments in repurchase agreements;

(m) (i) Liens upon any Cash Pooling Account incurred to implement any Cash Pooling Arrangements and (ii) normal and customary rights of setoff, revocation rights, refund rights, chargeback rights, bankers’ liens, netting arrangements or similar rights and/or arrangements upon deposits of cash in favor of banks or other depository institutions (including any such Liens created by (A) any Cash Pooling Arrangements and (B) any other cash pooling arrangements, in the case of this clause (B), (x) among the Borrower and/or one or more of its Domestic Subsidiaries that are Restricted Subsidiaries, or (y) among multiple Foreign Subsidiaries that are Restricted Subsidiaries) and similar Liens in favor of banks, securities brokers and securities intermediaries;

(n) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code (or similar provisions of applicable Law) on items in the course of collection;

(o) Liens of sellers of goods to the Borrower and any of its Restricted Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(p) Liens (i) on fixed assets or software securing Indebtedness permitted by Section 8.03(e) or (ii) securing Indebtedness permitted by Section 8.03(h);

(q) Liens granted by a Foreign Subsidiary (x) to the Borrower or any other Restricted Subsidiary to secure Indebtedness owed by such Foreign Subsidiary to the Borrower or such other Restricted Subsidiary, and (y) in respect of Indebtedness that was incurred in connection with the acquisition of such Foreign Subsidiary pursuant to an Acquisition in an aggregate principal amount not to exceed the greater of (i) $70,000,000, and (ii) 2.0% of Consolidated Total Assets (determined on the date such Indebtedness was incurred) at any one time outstanding, and renewals, refinancings and extensions thereof;

(r) Liens on any Permitted Receivables Facility Assets securing any Permitted Receivables Facility in an aggregate amount not to exceed the greater of $525,000,000 and 15% of Consolidated Total Assets;

(s) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

(t) precautionary Uniform Commercial Code financing statements (or the equivalent filings in any other applicable jurisdiction) in connection with operating leases permitted hereunder;

(u) Liens (x) existing on Property of any Person at the time such Person becomes a Restricted Subsidiary or such Property is acquired, but only, in any such case, (i) if such Lien was not created in contemplation of such Person becoming a Restricted Subsidiary or such Property being acquired, and (ii) so long as such Lien does not encumber any Property other than the Property subject to such Lien at the time such Person becomes a Restricted Subsidiary or such Property is acquired, and (y) any renewals, replacements or extensions thereof; provided that the Property covered thereby is not increased and the amount secured or benefitted thereby is not increased;

(v) customary put and call arrangements, rights of first refusal and similar rights entered into in the ordinary course of business between the joint venture parties and set forth in joint venture agreements, shareholders’ agreements or similar agreements or any other constitutional or organizational documents with respect to Capital Stock acquired or created in connection with Joint Ventures;

(w) Liens securing any secured Incremental Equivalent Debt; provided that the requirements of Section 8.03(s) shall be satisfied;

(x) deposits in the ordinary course of business to secure liability to insurance carriers;

(y) non-exclusive licenses of intellectual property granted in the ordinary course of business;

(z) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory or proceeds thereof;

(aa) Liens on cash, Cash Equivalents or Permitted Liquid Investments used to defease or to satisfy and discharge Indebtedness, provided that such defeasance or satisfaction and discharge is not prohibited under this Agreement;

(bb) Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with an Investment not prohibited by this Agreement;

(cc) Liens in favor of a Loan Party; and

(dd) other Liens securing Indebtedness or other obligations of the Borrower or any Restricted Subsidiary in an aggregate principal amount, or, if applicable, having a Swap Termination Value, not to exceed, when taken together with the aggregate amount of Indebtedness (including guarantees of Indebtedness) incurred by the Restricted Subsidiaries that are not Loan Parties in reliance on Section 8.03(z), the greater of (i) $612,500,000 and (ii) 17.5% of Consolidated Total Assets at any time outstanding (the “Senior Debt Cap”).

For purposes of determining compliance with this Section 8.01, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) described in Sections 8.01(a) through (dd) but may be permitted in part under any combination thereof, and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens (or any portion thereof) described in Sections 8.01(a) through (dd), the Borrower may, in its sole discretion, classify or divide such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 8.01 and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the above clauses and such Lien securing such item of Indebtedness (or portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof).

8.02 [Reserved]

8.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) (i) Indebtedness under the Loan Documents, and (ii) any Refinancing Notes incurred to refinance such Indebtedness;

(b) Indebtedness of the Borrower and its Restricted Subsidiaries set forth in Schedule 8.03(b) (and renewals, refinancings and extensions thereof on terms and conditions not materially less favorable to the applicable debtor(s));

(c) intercompany Indebtedness that constitutes an Investment, so long as, from and after the date of the Affiliate Subordination Agreement, any such Indebtedness constituting an obligation of a Loan Party is subordinated to the Obligations pursuant to, and to the extent required by, an Affiliate Subordination Agreement;

(d) obligations (contingent or otherwise) of the Borrower or any Restricted Subsidiary existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, or changes in currency rates or interest rates, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Lease Obligations) incurred by the Borrower or any of its Restricted Subsidiaries to finance the purchase of fixed assets or software, and renewals, refinancings and extensions thereof; provided that (i) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(f) (i) Guarantees of stock-based acquisition consideration incurred in connection with an Acquisition; provided that no cash payments may be made in respect of any such Guarantee unless, at the time of such cash payment, the Borrower would be permitted to make a Restricted Payment in such amount under Section 8.06(e); provided, however, that the Borrower shall not be required to comply with Section 8.06(e)(ii) in order to make cash payments in respect of the Guarantees of stock-based acquisition consideration in effect on the Restatement Effective Date and listed on Schedule 8.03(f) (without giving effect to any amendment, amendment and restatement, supplement, refinancing, replacement or other modification thereto on or after the Restatement Effective Date that has the effect of increasing the amount of any such payments or accelerating the date therefor);

(g) unsecured Indebtedness assumed in Acquisitions (and not incurred in contemplation thereof) and renewals, refinancings and extensions thereof on terms and conditions not materially less favorable to the applicable debtor(s);

(h) secured Indebtedness assumed in Acquisitions (and not incurred in contemplation thereof) in an aggregate principal amount not to exceed $125,000,000 at any one time outstanding, and renewals, refinancings and extensions thereof;

(i) Indebtedness of a Loan Party incurred in connection with an Acquisition so long as, (i) both immediately before and after giving effect to the incurrence thereof, no Default or Event of Default exists, (ii) the stated maturity date of such Indebtedness is no earlier than the Latest Maturity Date, and the weighted average life of such Indebtedness is not shorter than that of the Commitments in effect at the time of incurrence (subject to an exception to this clause (ii) for any such outstanding Indebtedness in an aggregate principal amount not to exceed $150,000,000 at any time outstanding), (iii) upon giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, the Loan Parties would be in compliance with the Financial Covenant as of the end of the period of four fiscal quarters most recently ended for which the Borrower has either delivered financial statements pursuant to Section 7.01(a) or (b), or with respect to fiscal periods ending prior to the Restatement Effective Date, for which the Borrower has filed financial statements with the SEC, and (iv) the Borrower shall, concurrently with the delivery of the Compliance Certificate pursuant to Section 7.02(b) for the fiscal year and/or fiscal quarter, as applicable, first occurring after such incurrence of such Indebtedness, deliver to the Administrative Agent a Pro Forma Compliance Certificate demonstrating the matters referred to in clause (iii) above;

(j) [reserved];

(k) any issuance from time to time of Capital Stock of any Restricted Subsidiary to any Employee or in respect of any Employee pursuant to a Subsidiary Employee Plan; provided that (i) after giving effect to such issuance such Restricted Subsidiary remains a Subsidiary of the Borrower, (ii) such Capital Stock issued to Employees or in respect of Employees does not materially reduce the Borrower’s Control of such Restricted Subsidiary, and (iii) the Capital Stock issued to such Employees or in respect of such Employees does not materially reduce the economic interests of the Borrower in such Restricted Subsidiary;

(l) [reserved];

(m) Indebtedness of Foreign Subsidiaries (and renewals, refinancings and extensions thereof) in an aggregate principal amount at any time outstanding for all such Persons taken together not exceeding (when created, incurred or assumed) $200,000,000;

(n) Guarantees with respect to Indebtedness permitted by this Section 8.03; provided that only a Guarantor may guaranty Indebtedness under clause (a)(ii), (i), (j), (p), (r), or (s) of this Section 8.03;

(o) Indebtedness arising under any Cash Pooling Arrangements (including any Guarantees in respect thereof (if applicable));

(p) Indebtedness arising under unsecured seller notes issued in connection with an Acquisition; provided that (i) the aggregate outstanding principal amount of all such Indebtedness shall not exceed at any time the greater of (x) $140,000,000, and (y) 4% of Consolidated Total Assets at the time of the incurrence of such Indebtedness, and (ii) such Indebtedness shall be subordinated to the Obligations in a manner and to an extent satisfactory to the Administrative Agent (the “Subordinated Seller Indebtedness”);

(q) Indebtedness of any Restricted Subsidiary evidenced by promissory notes issued to Employees (or their respective spouses) of such Restricted Subsidiary or any of its Subsidiaries in lieu of cash payments for Capital Stock being repurchased from such Restricted Subsidiary in connection with a Subsidiary Employee Plan;

(r) [reserved];

(s) any equal or junior priority secured or unsecured loans or notes issued by the Borrower in lieu of the Additional Revolving Commitments and Incremental Term Facilities (such loans and notes, “Incremental Equivalent Debt”); provided that (i) the incurrence of such Indebtedness shall result in a dollar for dollar reduction in the amount of Indebtedness that the Borrower may incur in respect of the Additional Revolving Commitments and the Incremental Term Facilities and (ii) such Incremental Equivalent Debt otherwise satisfies the requirements with respect to Incremental Term Facilities (but, for the avoidance of doubt, not Additional Revolving Commitments or Additional Revolving Loans) set forth Sections 2.17(a), (e)(1)(B), (e)(2) and (g); provided, that, if the terms of such Indebtedness are less restrictive to the Borrower and its Restricted Subsidiaries than required pursuant to Section 2.17(g), the requirements set forth in Section 2.17(g) shall be deemed to have been satisfied;

(t) Indebtedness (i) incurred in respect of workers’ compensation claims and self-insurance obligations, and, for the avoidance of doubt, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, standby letters of credit, letters of credit for operating purposes and completion guarantees provided or incurred or provided (including Guarantees thereof) by the Borrower or a Restricted Subsidiary in the ordinary course of business, and (ii) consisting of performance guarantees, comfort letters, or like instruments entered into by the Borrower for the purpose of enhancing the credit or commercial standing of a Restricted Subsidiary of the Borrower, in each case in the ordinary course of business or consistent with past practice;

(u) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, or otherwise in connection with any Cash Pooling Arrangement, in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten (10) Business Days of incurrence or, in the case of Cash Pooling Arrangements, such longer time period permitted by the relevant Cash Pooling Agreement;

(v) Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary otherwise permitted under this Agreement;

(w) Indebtedness and other obligations in respect of netting services, overdraft protections and similar arrangements, in each case in connection with any Cash Pooling Arrangements, cash management agreements or deposit accounts incurred in the ordinary course of business and repaid within ten (10) Business Days of incurrence or, in the case of Cash Pooling Arrangements, such longer time period permitted by the relevant Cash Pooling Agreement;

(x) Indebtedness arising from Capital Leases in an aggregate principal amount not to exceed $125,000,000 at any time outstanding; and

(y) Indebtedness under any Permitted Receivables Facility, in an aggregate outstanding principal amount not to exceed the greater of $525,000,000 and 15% of Consolidated Total Assets; and

(z) additional Indebtedness; provided that after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis (i) no Default or Event of Default shall exist or result therefrom, and (ii) the Loan Parties would be in compliance with the Financial Covenant as of the end of the period of four fiscal quarters most recently ended for which the Borrower has either delivered financial statements pursuant to Section 7.01(a) or (b) or, with respect to fiscal periods ending prior to the Restatement Effective Date, for which the Borrower has filed financial statements with the SEC; provided further that, the aggregate amount of unsecured Indebtedness (including guarantees of Indebtedness) of the Restricted Subsidiaries that are not Loan Parties that may be at any time outstanding under this clause (z), when taken together with the aggregate amount of Indebtedness of the Borrower and the Restricted Subsidiaries incurred after the Restatement Effective Date (including guarantees of Indebtedness) that is secured by Liens on the assets of the Borrower or its Subsidiaries at any time outstanding in reliance on Section 8.01(dd), shall not exceed the Senior Debt Cap.

For purposes of determining compliance with this Section 8.03, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clauses (a) through (z) above, the Borrower shall be permitted to classify or divide such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 8.03 and will only be required to include the amount and type of such Indebtedness in one or more of the categories described above. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on any Capital Stock referred to in clause (g) of the definition of “Funded Indebtedness” in the form of additional shares of the same class of such Capital Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of any such Capital Stock for purposes of this Section 8.03. Notwithstanding any other provision of this Section 8.03, the maximum amount of Indebtedness that the Borrower or any Restricted Subsidiary may incur pursuant to this Section 8.03 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

8.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate or amalgamate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Delaware LLC Division); provided that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of the Additional Guarantor Provisions, (a) the Borrower may merge or consolidate with any of its Restricted Subsidiaries; provided that the Borrower shall be the continuing or surviving Person, (b) the Borrower may merge or consolidate with any other Person; provided that (i) such Person will have the same or better public Debt Ratings from each of Moody’s, S&P and Fitch, as applicable, as the Borrower’s public Debt Ratings immediately prior to the consummation of such merger or consolidation and (ii) such surviving Person assumes in writing all of the

Borrower’s obligations under the Loan Documents (c) any Loan Party other than the Borrower may merge or consolidate with any other Loan Party other than the Borrower, (d) any Foreign Subsidiary that is a Restricted Subsidiary which is not a corporation incorporated under the Laws of Canada or a province or territory thereof may be merged or consolidated with or into any Loan Party provided that such Loan Party shall be the continuing or surviving Person, (e) any Foreign Subsidiary that is a Restricted Subsidiary which is not a corporation incorporated under the Laws of Canada or a province or territory thereof may be merged or consolidated with or into any other Foreign Subsidiary that is a Restricted Subsidiary, (f) any Restricted Subsidiary of the Borrower may merge with any Person that is not a Loan Party in connection with a Disposition permitted under Section 8.05 or an Acquisition, (g) any Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect, (h) any Foreign Subsidiary that is a Restricted Subsidiary which is a corporation incorporated under the Laws of Canada or a province or territory thereof may amalgamate with another Loan Party; provided that the corporation resulting from such amalgamation assumes by operation of law all obligations of such Loan Party and provides confirmation of such assumption of obligations as is reasonably required by the Administrative Agent, and (i) any Foreign Subsidiary that is a Restricted Subsidiary which is a corporation incorporated under the Laws of Canada or a province or territory thereof may amalgamate with another Foreign Subsidiary that is a Restricted Subsidiary. Notwithstanding the foregoing, the Borrower and/or any Restricted Subsidiary may effect transactions not otherwise permitted under this Section 8.04 as part of a Permitted Restructuring.

8.05 Dispositions. (a) Make any Disposition unless after giving effect to the consummation of such Disposition on a Pro Forma Basis, (i) no Default or Event of Default shall exist, and (ii) the Borrower is in pro forma compliance with the Financial Covenant as of the end of the period of four fiscal quarters most recently ended for which the Borrower has either delivered financial statements pursuant to Section 7.01(a) or (b) or, with respect to fiscal periods ending prior to the Restatement Effective Date, for which the Borrower has filed financial statements with the SEC; provided that, at any time prior to the Ratings Guarantee Release Date the fair market value of the assets of the Borrower and its Restricted Subsidiaries that may be Disposed of pursuant to this clause (a) shall not exceed an aggregate amount equal to the greater of (x) $875,000,000 and (y) 25.0% of Consolidated Total Assets (the “Dispositions Cap”); provided, further, for the avoidance of doubt, from and after the Ratings Guarantee Release Date, the Dispositions Cap shall automatically and permanently no longer have any force or effect.

(b) The foregoing restrictions under clause (a) shall not apply to:

(i) Dispositions of any Permitted Receivables Facility Assets pursuant to any Permitted Receivables Facility;

(ii) [reserved];

(iii) [reserved];

(iv) the sale, lease, license, transfer or other disposition of machinery, equipment, software and IP Rights or other physical property that is obsolete, worn out, surplus, no longer used or useful in the conduct of business of the Company or its Subsidiaries;

(v) a sale, lease, license, transfer or other disposition of Property by the Company or any Subsidiary to any Loan Party;

(vi) an Involuntary Disposition by the Company or any Subsidiary;

(vii) [reserved];

(viii) a sale, lease, license, transfer or other disposition of Property by any Foreign Subsidiary to another Foreign Subsidiary;

(ix) the sale, transfer or other disposition of (A) Capital Stock of any Foreign Subsidiary by the Company, any Domestic Subsidiary or any Foreign Subsidiary to another Foreign Subsidiary, (B) Capital Stock of any Excluded Subsidiary by any Restricted Subsidiary that is not a non-Loan Party or any other Excluded Subsidiary to another Excluded Subsidiary and (C) Capital Stock of any Unrestricted Subsidiary by any Restricted Subsidiary that is not a non-Loan Party or any other Unrestricted Subsidiary to another Unrestricted Subsidiary;

(x) the sale of delinquent receivables in the ordinary course of business in connection with the collection or compromise thereof;

(xi) the sale or issuance of Capital Stock of Foreign Subsidiaries in the nature of directors’ qualifying shares and shares sold or issued to foreign nationals or other third parties to the extent required pursuant to applicable law;

(xii) the forgiveness or compromise of any Employee Loan;

(xiii) [reserved];

(xiv) the disposition of equity interests in (i) a Joint Venture to a current or proposed Joint Venture counterparty or (ii) a Wholly Owned Subsidiary to a bona fide third party for purposes of forming a Joint Venture;

(xv) [reserved];

(xvi) dispositions of Capital Stock acquired or created in connection with Joint Ventures to the extent required by, or made pursuant to, customary put and call arrangements entered into in the ordinary course of business between the joint venture parties and set forth in joint venture agreements, shareholders’ agreements or similar agreements or any other constitutional or organizational documents;

(xvii) any transaction permitted under Section 8.04;

(xviii) [reserved];

(xix) dispositions in connection with a Permitted Restructuring;

(xx) dispositions of property (other than Capital Stock of Subsidiaries) of (A) any Loan Party to any other Loan Party or (B) any Restricted Subsidiary that is a non-Loan Party to any other Restricted Subsidiary that is a non-Loan Party; and

(xxi) dispositions in connection with the foreclosure on assets of the Company or any Subsidiary to the extent such foreclosure would not otherwise result in a Default or Event of Default.

8.06 Restricted Payments. At any time prior to the Ratings Guarantee Release Date make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a) each Restricted Subsidiary may make Restricted Payments to Persons that own Capital Stock in such Subsidiary ratably according to their respective holdings of the type of Capital Stock in respect of which such Restricted Payment is being made;

(b) the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions (i) payable solely in the Capital Stock of such Person, and/or (ii) payable in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Capital Stock of any such Person;

(c) from time to time any Restricted Subsidiary may (i) make any payment to any Employee or in respect of any Employee pursuant to any Subsidiary Employee Plan which payment is (A) in the nature of, or in lieu of, compensation payable to Employees or in respect of Employees or (B) constitutes a redemption or repurchase of Capital Stock in a Restricted Subsidiary held by an Employee or in respect of an Employee, and (ii) enter into any Subsidiary Employee Plan with any Employee or in respect of any Employee;

(d) the Borrower may make Restricted Payments with respect to the vesting of restricted Capital Stock in amounts and in a manner consistent with past practices;

(e) in addition to clauses (a) through (d), inclusive, the Borrower may make Restricted Payments so long as, (i) both immediately before and after giving effect to the making thereof, no Event of Default exists, (ii) upon giving effect to the making of such Restricted Payment on a Pro Forma Basis, the Consolidated Total Net Leverage Ratio shall not exceed 4.00 to 1.00 as of the end of the period of four fiscal quarters most recently ended for which the Borrower has either delivered financial statements pursuant to Section 7.01(a) or (b) or with respect to fiscal periods ending prior to the Restatement Effective Date, for which the Borrower has filed financial statements with the SEC, and (iii) if, after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments made under this Section 8.06(e) in the fiscal quarter in which such Restricted Payment is made would exceed $80,000,000, the Borrower shall, concurrently with the delivery of the Compliance Certificate pursuant to Section 7.02(b) for the fiscal year and/or fiscal quarter, as applicable, first occurring after such Restricted Payment, deliver to the Administrative Agent a Pro Forma Compliance Certificate demonstrating the matters referred to in clause (ii) above;

(f) Restricted Payments in an amount equal to the Available Amount; provided that (i) both immediately before and after giving effect to the making thereof, no Event of Default (or, if used to consummate a Limited Condition Acquisition, no Event of Default under Section 9.01(a), (f) or (g)) exists, (ii) upon giving effect to such Restricted Payment on a Pro Forma Basis, the Borrower and its Restricted Subsidiaries shall have a Consolidated Total Net Leverage Ratio no greater than 4.00 to 1.00 as of the end of the period of four fiscal quarters most recently ended for which the Borrower has either delivered financial statements pursuant to Section 7.01(a) or (b) or, with respect to fiscal periods ending prior to the Restatement Effective Date, for which the Borrower has filed financial statements with the SEC, and (iii) if, after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments made under this Section 8.06(f) in the fiscal quarter in which such Restricted Payment is made would exceed

$160,000,000, the Borrower shall, concurrently with the delivery of the Compliance Certificate pursuant to Section 7.02(b) for the fiscal year and/or fiscal quarter, as applicable, first occurring after such Restricted Payment, deliver to the Administrative Agent a Pro Forma Compliance Certificate demonstrating the matters referred to in clause (ii) above;

(g) from time to time any Restricted Subsidiary may enter into or make any payment to (or in respect of) any Employee or consultants of such Subsidiary pursuant to a Subsidiary Employee Plan, which payment is (A) in the nature of, or in lieu of, compensation payable to Employees or in respect of Employees or (B) constitutes a redemption or repurchase of Capital Stock in a Subsidiary held by an Employee or in respect of an Employee;

(h) any Subsidiary may make Restricted Payments to the Borrower or any other Loan Party; and

(i) other Restricted Payments in an aggregate amount, not to exceed $50,000,000 at any time outstanding.

Notwithstanding anything herein to the contrary, the foregoing provisions of Section 8.06 will not prohibit the payment of any Restricted Payment or the consummation of any redemption, purchase, defeasance or other payment within 60 days after the date of declaration thereof or the giving of notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Section 8.06 (it being understood that such Restricted Payment shall be deemed to have been made on the date of declaration or notice for purposes of such provision).

Notwithstanding any provision to the contrary contained herein or in any other Loan Document, from and after the Ratings Guarantee Release Date, this Section 8.06 shall automatically and permanently no longer have any force or effect and, for the avoidance of doubt, Restricted Payments shall not be restricted under this Agreement or any of the other Loan Documents.

8.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Restricted Subsidiaries on the Restatement Effective Date or any business substantially related, complementary or incidental thereto.

8.08 [Reserved].

8.09 [Reserved].

8.10 Use of Proceeds.

(a) Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) in any manner that would result in a violation of Regulation U.

(b) Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Person that is the subject of Sanctions, or in any Designated Jurisdiction, except to the extent permitted for a Person required to comply with Sanctions, or in any manner that would result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Joint Lead Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of any Sanctions applicable to any such party.

(c) Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and any other similar anti-corruption Law in any other jurisdiction that is applicable to such Loan Party or Restricted Subsidiary.

8.11 Financial Covenant. Consolidated Total Net Leverage Ratio. Permit the Consolidated Total Net Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 4.00 to 1.00; provided that if the Borrower consummates an Acquisition with a fair market value which exceeds 15% of Consolidated Total Assets of the Borrower (with Consolidated Total Assets calculated before giving effect to such Acquisition) (such Acquisition, a “Specified Acquisition”) as certified by a Responsible Officer of the Borrower in a certificate delivered to the Administrative Agent setting forth the basis of such valuation in reasonable detail, the Consolidated Total Net Leverage Ratio as of the end of any fiscal quarter of the Borrower shall be no greater than 4.50 to 1.00 for a period of four consecutive fiscal quarters commencing with the quarter in which such Specified Acquisition occurs; provided that such increase shall be effective for no more than two Specified Acquisitions in the aggregate prior to the Revolving Credit Facility Maturity Date.

8.12 [Reserved].

8.13 Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity; Accounting and Financial Reporting. Except as permitted under Section 8.04:

(a) Amend, modify or change its Organization Documents in a manner adverse to the Lenders, except any amendment, modification or change to the Organization Documents (i) of any Subsidiary that is not a Loan Party to the extent necessary to permit such Subsidiary to become a Joint Venture that is permitted hereunder, or (ii) of any Restricted Subsidiary to the extent necessary to give effect to any Subsidiary Employee Plan.

(b) Change its fiscal year (other than to make the fiscal year of any Person that becomes a Subsidiary after the date hereof consistent with the Borrower’s current fiscal year).

Article IX

EVENTS OF DEFAULT AND REMEDIES

9.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within three (3) days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment fee or other fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement (i) contained in any of Section 7.01 or 7.02 and such failure continues for five (5) days; (ii) contained in any of Section 7.03(b), (c), or (d) and such failure continues for fifteen (15) days; or (iii) contained in any of Section 7.03(a), 7.05(a), 7.10, 7.11, 7.16 or 7.17 or Article VIII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any covenant or agreement (not specified in clause (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (i) the date on which a Responsible Officer of a Loan Party becomes aware of such failure, and (ii) the date on which written notice of such failure shall have been given to the Borrower by the Administrative Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) The Borrower or any Restricted Subsidiary fails to make any payment when due after giving effect to any applicable notice and cure periods (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee of Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate outstanding principal amount of more than the Threshold Amount; (ii) the Borrower or any Restricted Subsidiary fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event (other than an Involuntary Disposition that is covered by independent third party insurance as to which the insurer does not dispute coverage and which does not constitute a default) occurs, in each case after giving effect to any applicable grace, cure or notice period with respect thereto, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded, or (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (a) any event of default under such Swap Contract as to which the Borrower or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract), or (b) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Restricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its Property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h) Judgments. There is entered against the Borrower or any Restricted Subsidiary one or more final and non-appealable judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), and, such judgment or order remains unvacated and unpaid and either (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Subordinated Seller Indebtedness. The subordination provisions of any Subordinated Seller Indebtedness having an aggregate outstanding principal amount of more than the Threshold Amount shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of such Subordinated Seller Indebtedness, other than upon the repayment in full thereof in accordance with this Agreement; or any Loan Party contests in writing the validity or enforceability of such subordination provisions; or any Loan Party denies in writing that it has any or further liability or obligation under such subordination provisions, or purports to revoke, terminate or rescind any such subordination provision.

9.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and the other Loan Parties;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

9.03 Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02),

(a) any amounts received from the Loan Parties shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs of the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees and amounts specifically referred to in clauses Third and Fourth below) payable to the Lenders and the L/C Issuers (including Attorney Costs of the Lenders and the L/C Issuers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Swap Bank, ratably among the Lenders (and, in the case of such Swap Contracts, Swap Banks) and the L/C Issuers in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Swap Bank, (c) payments of amounts due under any Treasury Management Agreement between any Loan Party and any Treasury Management Bank, and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders (and, in the case of such (x) Swap Contracts, Swap Banks and (y) Treasury Management Agreements, Treasury Management Banks) and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, after all Obligations have been paid in full, to the payment of all remaining Obligations in the manner provided in Section 9.03(b); and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the applicable Loan Party or as otherwise required by Law; provided that subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

Subject to Section 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth of clauses (a) and (b) above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Article X

ADMINISTRATIVE AGENT

10.01 Appointment and Authorization of Administrative Agent.

(a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto. Except as otherwise expressly provided herein, the provisions of this Article X are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a direct or third party beneficiary of any of such provisions. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article X and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

10.02 Delegation of Duties. The Administrative Agent may execute any of its duties and exercise its rights and powers under this Agreement or any other Loan Document by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent and any such agent, sub-agent, employee or attorney-in-fact may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article X shall apply to any such agent, sub-agent, employee or attorney-in-fact and to the Related Parties of the Administrative Agent and any such agent, sub-agent, employee or attorney-in-fact, and shall apply to their respective activities in connection with the syndication of the Commitments as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in selecting such person.

10.03 Liability of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or an L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04 Reliance by Administrative Agent.

(a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, request, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and correct and to have been signed, sent or made or otherwise authenticated by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Effective Date specifying its objection thereto.

10.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article IX; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

10.06 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender and the applicable L/C Issuer acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender or such L/C Issuer as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender and the applicable L/C Issuer represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Restricted Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender and the applicable

L/C Issuer also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders or the applicable L/C Issuer by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender or such L/C Issuer with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

10.07 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 10.07. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 10.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and/or the resignation of the Administrative Agent.

10.08 Administrative Agent in its Individual Capacity. Bank of America and its Affiliates (and any other Person serving as Administrative Agent hereunder) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America (or such other Person serving as Administrative Agent hereunder) were not the Administrative Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates (or such other Person serving as Administrative Agent hereunder) may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America (or such other Person serving as Administrative Agent hereunder) shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include Bank of America (or such other Person serving as Administrative Agent hereunder) in its individual capacity.

10.09 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon thirty (30) days’ notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as an L/C Issuer and as the Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the

Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders, a successor administrative agent from among the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer and Swing Line Lender and the respective terms “Administrative Agent”, “L/C Issuer” and “Swing Line Lender” shall mean such successor administrative agent, Letter of Credit issuer and swing line lender, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer’s and Swing Line Lender’s rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

10.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

10.11 Guaranty Matters.

The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion to release any Guarantor from its obligations under the Guaranty if (a) such Person becomes an Excluded Subsidiary, (b) ceases to be a Restricted Subsidiary that is a Wholly Owned Subsidiary as a result of a transaction not prohibited hereunder or (c) upon the Ratings Guarantee Release Date.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.11.

10.12 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page of this Agreement as a “syndication agent,” “documentation agent,” “co-documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger”, “joint lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

10.13 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.14 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

10.15 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to, but excluding, the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party, as the case may be, comprised, in whole or in part, a Rescindable Amount.

Article XI

MISCELLANEOUS

11.01 Amendments, Etc. Subject to Section 3.03(c), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or Event of Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders and the Borrower shall be necessary to (i) amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate, or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(d) except to the extent expressly set forth herein, change Section 2.13 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(e) change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

(f) [reserved];

(g) (x) release the Borrower or (y) except in connection with a merger or consolidation permitted under Section 8.04 or a Disposition permitted under Section 8.05, all or substantially all of the Guarantors, from its or their obligations under the Loan Documents; or

(h) amend Section 1.09, the definition of “Alternative Currency” without the consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each affected L/C Issuer in addition to the Lenders required above, affect the rights or duties of any L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Engagement Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein, and (y) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

Notwithstanding anything to the contrary set forth herein, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Borrower and the other Loan Parties (i) to add one or more additional revolving credit or term loan facilities to this Agreement, to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities and to any of the other facilities then existing hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the facilities hereunder and to include appropriately the Lenders holding such revolving credit or term loan facilities in any determination of the Required Lenders and any other number, percentage or class of Lenders hereunder, and (ii) to change, modify or alter Section 2.13 or 9.03 or any other provision hereof relating to pro‑rata sharing of payments among the Lenders to the extent necessary to allow the Lenders holding such additional revolving credit or term loan facilities to share ratably with the existing Lenders in payments made in respect of the Loans and/or to allow Lenders with commitments having an earlier maturity date to be paid in full (and have their Commitments terminated) at maturity on a non-pro rata basis.

Notwithstanding anything to the contrary set forth herein, in order to implement any Incremental Commitments or any Extended Commitments in accordance with Section 2.17 or Section 2.18, this Agreement may be amended for such purpose (but solely to the extent deemed necessary or appropriate by the Administrative Agent to implement such Incremental Commitments or such Extended Commitments in accordance with such applicable Section) by the Borrower, the other Loan Parties, the Administrative Agent and the relevant Additional Lenders providing such Incremental Commitments or the relevant Extending Lenders providing such Extended Commitments, as the case may be, including any amendments to (x) change, modify or alter Section 2.13 or 9.03 or any other provision hereof relating to pro rata sharing of payments among the Lenders to the extent necessary to allow the Additional Lenders or the Extending Lenders, as applicable, to share ratably with the existing Lenders in payments made in respect of the Loans and/or to allow Lenders with commitments having an earlier maturity date to be paid in full (and have their Commitments terminated) at maturity on a non-pro rata basis, (y) to permit the extensions of credit from time to time outstanding under the Incremental Commitments or the Extended Commitments, as applicable, and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, and (z) to provide that all Borrowings of Revolving Loans will be made pro-rata among the Revolving Commitments and any Incremental Commitments that becomes effective in connection with an Incremental Amendment and any Extended Commitment that becomes effective in connection with an Extension.

Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 11.04 and 11.05), such Lender shall have no other commitment or other obligation hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

Notwithstanding anything to the contrary set forth herein, in connection with the designation of any additional Alternative Currencies in accordance with Section 1.09, the Administrative Agent and the Loan Parties may, without the consent of the Required Lenders, enter into such amendments and modifications to this Agreement and the other Loan Documents (and enter into additional Loan Documents), in each case, deemed necessary or appropriate by the Administrative Agent in connection therewith, including without limitation, the addition of provisions relating to (or the modification of any provision relating to) (i) the reference source for the determination of the Alternative Currency Term Rate as applicable to Loans made in any additional Alternative Currency, (ii) the notice periods for borrowing requests with respect to Loans made in any additional Alternative Currency, (iii) the minimum borrowing or prepayments amounts applicable to any additional Alternative Currency, (iv) the timing and manner of delivery of funds in any additional Alternative Currency, (v) gross-up and/or indemnity with respect to withholding tax matters, and (vi) other applicable local law provisions.

Notwithstanding anything to the contrary set forth herein, if the Administrative Agent and the Borrower shall have jointly identified an obvious error, or any error or omission of a technical nature, in the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision without further action or consent of any other party hereto if the same is not objected to in writing by the Required Lenders to the Administrative Agent within five (5) Business Days following receipt of notice thereof.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such Non-Consenting Lender in accordance with Section 11.16; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

11.02 Notices and Other Communications; Facsimile Copies.

(a) General. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile (or other electronic image scan transmission) as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, the L/C Issuers or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower); and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile (or other electronic image scan transmission) shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lenders, the L/C Issuers or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor); provided that, in each case, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Platform, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, electronic mail address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, electronic mail address or facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent, and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, reasonable costs and expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower, except to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Person. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies. No failure by any Lender, the applicable L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.09 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02, and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04 Attorney Costs, Expenses and Taxes.

(a) The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable, documented, out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable, documented out-of-pocket Attorney Costs, settlement costs and reasonable costs and expenses in connection with the use of IntraLinks, Inc., or other similar information transmission systems in connection with this Agreement, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement after the occurrence of an Event of Default, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such reasonable costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all reasonable search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other reasonable out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender.

(b) To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) of this Section 11.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s applicable percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this clause (b) are subject to the provisions of Section 2.12(d).

(c) All amounts due under this Section 11.04 shall be payable within ten (10) Business Days after demand therefor.

(d) The agreements in this Section 11.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

11.05 Indemnification by the Loan Parties. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, and reasonable costs, expenses and disbursements (including reasonable Attorney Costs (it being understood that, in the case of an actual or potential conflict of interest, the Loan Parties shall be responsible for such fees, expenses and disbursements of additional law firm(s) for such Indemnitees as necessary or advisable to alleviate such actual or potential conflict)) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any Property currently or formerly owned, leased or operated by the Borrower, any of its Subsidiaries or any other Loan Party or its Subsidiaries, or any Environmental Liability related in any way to the Borrower, any of its Subsidiaries or any other Loan Party or its Subsidiaries, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect, special, consequential or punitive damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Restatement Effective Date). All amounts due under this Section 11.05 shall be payable within ten (10) Business Days after demand therefor. The agreements in this Section 11.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 11.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

11.06 Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.07 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of clause (b) of this Section 11.07, (ii) by way of participation in accordance with the provisions of clause (d) of this Section 11.07 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section 11.07 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section 11.07 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Revolving Commitment, Incremental Commitment, Term Commitment and the Loans (including for purposes of this clause (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment, Incremental Commitment, Term Commitment and the related Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in clause (b)(i)(A) of this Section 11.07, the aggregate amount of the Revolving Commitment (which for this purpose includes Loans outstanding thereunder), Incremental

Commitment or Term Commitment or, if the Revolving Commitment, Incremental Commitment or Term Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment of Term Commitments and/or Term Loans (including any Incremental Term Commitment and Incremental Term Loans made thereunder) shall be made as an assignment of the proportionate part of the assigning Lender’s Term Commitments and/or Term Loans and rights and obligations with respect thereto, assigned, and each partial assignment of Revolving Commitments and/or Revolving Loans (including any Additional Revolving Commitments and Additional Revolving Loans made thereunder) shall be made as an assignment of a proportionate part of all the assigning Lender’s Revolving Commitments and/or Revolving Loans and rights and obligations with respect thereto, assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 11.07 and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed), which consent will be deemed to have been given if the Borrower has not responded within fifteen (15) days after the delivery of any request for such consent, shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund with a Commitment in respect of the applicable facility;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Revolving Commitment, Incremental Commitment or Term Commitment if such assignment is to a Person that is not a Lender with a Revolving Commitment, Incremental Commitment or Term Commitment in respect of the Revolving Commitment, Incremental Commitment or Term Commitment subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender, in each case under the applicable facility;

(C) the consent of the L/C Issuers (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of Revolving Loans and Revolving Commitments; and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of Revolving Loans and Revolving Commitments.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee is not payable by the Borrower). The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii) No Assignment resulting in Additional Indemnified Taxes. No such assignment shall be made to any Person that, through its Lending Offices, is not capable of lending the applicable Alternative Currencies to the relevant Borrower without the imposition of any additional Indemnified Taxes.

(viii) No Assignment to Defaulting Lenders. No such assignment shall be made to any person that constitutes (or would constitute after giving effect to such assignment) a Defaulting Lender or any of its Subsidiaries.

(ix) No Assignment to Competitors. No such assignment shall be made to a Competitor unless the Borrower has consented to such assignment to such entity, in which case such entity will not be considered a Competitor for the purpose of such assignment.

(x) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the applicable L/C Issuer or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this clause (x), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 11.07, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 3.01, (subject to the requirements and limitations therein, including the requirements of Sections 3.01(e)), 3.04, 3.05, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 11.07. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to the list of Competitors. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Competitor, or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Competitor.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments, Incremental Commitments and Term Commitments of, and principal amounts (and stated interest thereon) of the Loans and L/C Obligations owing to, each Lender, and any assignments thereof, pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a

Defaulting Lender, a Competitor or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment, its Incremental Commitment, its Term Commitments, if any, and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the other Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(b) without regard to the existence of any participation. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso of Section 11.01 that directly affects such Participant. Subject to clause (e) of this Section 11.07, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations thereof, including requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.07. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest thereon) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to the Borrower or any other Person (including the identity of any Participant or any Participant’s interest in any Commitment, Loan, Letter of Credit or other obligation under any Loan Document) except to the extent that such disclosure is necessary to establish that any such obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e) Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 11.15 as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Resignation as an L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any L/C Issuer or the Swing Line Lender assigns all of its Revolving Commitment and Loans pursuant to clause (b) above, such L/C Issuer may, (i) upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as Swing Line Lender, as the case may be. In the event of any such resignation as an L/C Issuer or as the Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of such Person as an L/C Issuer or as the Swing Line Lender, as the case may be. If any L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (2) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of such L/C Issuer, with respect to such Letters of Credit.

11.08 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 11.08, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.08, or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 11.08, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by any Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section 11.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and each L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information, and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

11.09 Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers, the Swing Line Lender and the other Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. No amounts set off from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

11.10 Interest Rate Limitation.

(a) Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

(b) Notwithstanding any other provision of this Agreement or any other Loan Document, in no event shall any Loan Document require the payment or permit the collection of interest or other amounts in an amount or at a rate in excess of the amount or rate that is permitted by applicable Laws.

11.11 Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

11.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

11.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby, and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the applicable L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.15 Booking of Loans; Mitigation Obligations.

(a) Any Lender may fund, book, carry or transfer Loans at, to, or for the account of any of its branch offices or any of its Affiliates.

(b) If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.04 or Section 3.01, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

11.16 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.07(b)(iv);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.17 Release of Guarantees. The Administrative Agent hereby agrees with the Borrower that the Administrative Agent shall (and the Lenders hereby direct the Administrative Agent to), upon the request of the Borrower, release any Guarantor from its obligations under the Guaranty (a) if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary, in each case, as a result of a transaction permitted hereunder or (b) upon the Ratings Guarantee Release Date.

11.18 Governing Law.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OR ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(b) EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 11.18. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS.

(i) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(ii) each LOAN Party hereby irrevocably appoints the Borrower, as its agent (the “Process Agent”) to receive on behalf of itself and its property, service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by delivering a copy of such process to the applicable LOAN Party in care of the Process Agent at the address provided by the Borrower for notices in SECTION 11.02, and each LOAN Party hereby authorizes and directs the Process Agent to accept such service on its behalf.

11.19 Waiver of Right to Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY

HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.19.

11.20 USA Patriot Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Beneficial Ownership Regulation, it is required to (a) obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act, and (b) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, obtain a Beneficial Ownership Certification of the Borrower. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under (i) applicable “know your customer” an anti-money laundering rules and regulations, including the Patriot Act, and (ii) the Beneficial Ownership Regulation.

11.21 Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

11.22 No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Joint Lead Arrangers, are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Joint Lead Arrangers, on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent they has deemed appropriate, and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) each of the Administrative Agent, the Joint Lead Arrangers and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates or any other Person, and (ii) none of the Administrative Agent, any Joint Lead Arranger or any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Joint Lead Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Joint Lead Arranger has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent or any Joint Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.23 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

11.24 Appointment of the Borrower. Each of the Guarantors hereby appoints the Borrower to act as its agent for all purposes under this Agreement and agrees that (a) the Borrower may execute such documents on behalf of such Guarantor as the Borrower deems appropriate in its sole discretion, and each Guarantor shall be obligated by all of the terms of any such document executed on its behalf, (b) any notice or communication delivered by the Administrative Agent or a Lender to the Borrower shall be deemed delivered to each Guarantor, and (c) the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by the Borrower on behalf of each Guarantor.

11.25 [Reserved].

11.26 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

The provisions of this Section 11.26 are intended to comply with, and shall be interpreted in light of, Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union.

11.27 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 11.27, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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